APRIL 29, 2011
MFS® REGATTA CHOICE PROSPECTUS

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F offer the flexible payment deferred annuity contracts and certificates described in this Prospectus to groups and individuals. The contracts and certificates described in this Prospectus are no longer available for sale.

You may choose among a number of variable investment options and, when available, fixed interest options. Currently no fixed interest options are available other than those included in our dollar-cost averaging program. (See “Other Programs.”) The variable options are Sub-Accounts in the Variable Account, each of which invests in one of the following fund options of the MFS® Variable Insurance Trust II (the “Funds”):

Large-Cap Equity Funds	Specialty/Sector Equity Funds
MFS® Blended Research® Core Equity Portfolio, Service Class	MFS® Technology Portfolio, Service Class
MFS® Core Equity Portfolio, Service Class	MFS® Utilities Portfolio, Service Class
MFS® Growth Portfolio, Service Class	Asset Allocation Fund
MFS® Massachusetts Investors Growth Stock	MFS® Total Return Portfolio, Service Class
Portfolio, Service Class	Global Asset Allocation Fund
MFS® Value Portfolio, Service Class	MFS® Global Tactical Allocation Portfolio - Service Class
Mid-Cap Equity Fund	Money Market Fund
MFS® Mid Cap Growth Portfolio, Service Class	MFS® Money Market Portfolio, Service Class
Small-Cap Equity Fund	Intermediate-Term Bond Funds
MFS® New Discovery Portfolio, Service Class	MFS® Bond Portfolio, Service Class
International/Global Equity Funds	MFS® Government Securities Portfolio, Service Class
MFS® Global Growth Portfolio, Service Class	Multi-Sector Bond Fund
MFS® Global Research Portfolio, Service Class	MFS® Strategic Income Portfolio, Service Class
MFS® International Growth Portfolio, Service Class	High Yield Bond Fund
MFS® International Value Portfolio, Service Class	MFS® High Yield Portfolio, Service Class
MFS® Research International Portfolio, Service Class	World Bond Fund
Emerging Markets Equity Fund	MFS® Global Governments Portfolio, Service Class
MFS® Emerging Markets Equity Portfolio, Service Class

Massachusetts Financial Services Company serves as investment adviser to all of the Funds in the MFS® Variable Insurance Trust II.

We have filed a Statement of Additional Information dated April 29, 2011 (the “SAI”) with the Securities and Exchange Commission (the “SEC”), which is incorporated by reference in this Prospectus. The table of contents for the SAI is on page 46 of this Prospectus. You may obtain a copy without charge by writing to us at the address shown below or by telephoning (800) 752-7216. In addition, you can inspect and copy all of our filings at the SEC's public reference facilities at: 100 F Street, N.E., Washington, D.C. 20549-0102, telephone (202) 551-8090. The SEC will provide copies by mail for a fee. The SEC also has a website (www.sec.gov) that contains the SAI, material incorporated by reference, and other information regarding companies that file with the SEC.

The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency. The SEC has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. Please read this Prospectus and the Trust prospectus carefully before investing and keep them for future reference. They contain important information about the Contracts and the Funds.

Any reference in this Prospectus to receipt by us means receipt at the following address: SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), P.O. Box 9133, Wellesley Hills, Massachusetts 02481.

TABLE OF CONTENTS

SPECIAL TERMS [INSERT PAGE NUMBER]
PRODUCT HIGHLIGHTS [INSERT PAGE NUMBER]
FEES AND EXPENSES [INSERT PAGE NUMBER]
EXAMPLE [INSERT PAGE NUMBER]
CONDENSED FINANCIAL INFORMATION [INSERT PAGE NUMBER]
THE ANNUITY CONTRACT [INSERT PAGE NUMBER]
COMMUNICATING TO US ABOUT YOUR CONTRACT [INSERT PAGE NUMBER]
Electronic Account Information [INSERT PAGE NUMBER]
SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.) [INSERT PAGE NUMBER]
THE VARIABLE ACCOUNT [INSERT PAGE NUMBER]
VARIABLE ACCOUNT OPTIONS: THE MFS® VARIABLE INSURANCE TRUST II [INSERT PAGE NUMBER]
THE FIXED ACCOUNT [INSERT PAGE NUMBER]
THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS [INSERT PAGE NUMBER]
Guarantee Periods [INSERT PAGE NUMBER]
Guaranteed Interest Rates [INSERT PAGE NUMBER]
Early Withdrawals [INSERT PAGE NUMBER]
THE ACCUMULATION PHASE [INSERT PAGE NUMBER]
Issuing Your Contract [INSERT PAGE NUMBER]
Amount and Frequency of Purchase Payments [INSERT PAGE NUMBER]
Allocation of Net Purchase Payments [INSERT PAGE NUMBER]
Your Account [INSERT PAGE NUMBER]
Your Account Value [INSERT PAGE NUMBER]
Variable Account Value [INSERT PAGE NUMBER]
Fixed Account Value [INSERT PAGE NUMBER]
Transfer Privilege [INSERT PAGE NUMBER]
Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates [INSERT PAGE NUMBER]
Other Programs [INSERT PAGE NUMBER]
WITHDRAWALS, WITHDRAWAL CHARGES, AND MARKET VALUE ADJUSTMENT [INSERT PAGE NUMBER]
Cash Withdrawals [INSERT PAGE NUMBER]
Withdrawal Charge [INSERT PAGE NUMBER]
Types of Withdrawals Not Subject to Withdrawal Charge [INSERT PAGE NUMBER]
Market Value Adjustment [INSERT PAGE NUMBER]
CONTRACT CHARGES [INSERT PAGE NUMBER]
Account Fee [INSERT PAGE NUMBER]
Administrative Expense Charge [INSERT PAGE NUMBER]
Mortality and Expense Risk Charge [INSERT PAGE NUMBER]
Charges for Optional Death Benefits [INSERT PAGE NUMBER]
Premium Taxes [INSERT PAGE NUMBER]
Fund Expenses [INSERT PAGE NUMBER]
Modification in the Case of Group Contracts [INSERT PAGE NUMBER]
DEATH BENEFIT [INSERT PAGE NUMBER]
Amount of Death Benefit [INSERT PAGE NUMBER]
The Basic Death Benefit [INSERT PAGE NUMBER]
Optional Death Benefits [INSERT PAGE NUMBER]
Spousal Continuance [INSERT PAGE NUMBER]
Calculating the Death Benefit [INSERT PAGE NUMBER]
Method of Paying Death Benefit [INSERT PAGE NUMBER]
Non-Qualified Contracts [INSERT PAGE NUMBER]
Selection and Change of Beneficiary [INSERT PAGE NUMBER]
Payment of Death Benefit [INSERT PAGE NUMBER]
Due Proof of Death [INSERT PAGE NUMBER]
THE INCOME PHASE - ANNUITY PROVISIONS [INSERT PAGE NUMBER]
Selection of the Annuitant or Co-Annuitant [INSERT PAGE NUMBER]
Selection of the Annuity Commencement Date [INSERT PAGE NUMBER]
Annuity Options [INSERT PAGE NUMBER]
Selection of Annuity Option [INSERT PAGE NUMBER]
Amount of Annuity Payments [INSERT PAGE NUMBER]
Transfer of Variable Annuity Units [INSERT PAGE NUMBER]
Account Fee [INSERT PAGE NUMBER]
Annuity Payment Rates [INSERT PAGE NUMBER]
Annuity Options as Method of Payment for Death Benefit [INSERT PAGE NUMBER]
OTHER CONTRACT PROVISIONS [INSERT PAGE NUMBER]
Exercise of Contract Rights [INSERT PAGE NUMBER]
Change of Ownership [INSERT PAGE NUMBER]
Voting of Fund Shares [INSERT PAGE NUMBER]
Reports to Owners [INSERT PAGE NUMBER]
Substitution of Securities [INSERT PAGE NUMBER]
Change in Operation of Variable Account [INSERT PAGE NUMBER]
Splitting Units [INSERT PAGE NUMBER]
Modification [INSERT PAGE NUMBER]
Discontinuance of New Participants [INSERT PAGE NUMBER]
Reservation of Rights [INSERT PAGE NUMBER]
Right to Return [INSERT PAGE NUMBER]
TAX CONSIDERATIONS [INSERT PAGE NUMBER]
U.S. Federal Income Tax Considerations [INSERT PAGE NUMBER]
Puerto Rico Tax Provisions [INSERT PAGE NUMBER]
ADMINISTRATION OF THE CONTRACT [INSERT PAGE NUMBER]
DISTRIBUTION OF THE CONTRACT [INSERT PAGE NUMBER]
AVAILABLE INFORMATION [INSERT PAGE NUMBER]
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE [INSERT PAGE NUMBER]
STATE REGULATION [INSERT PAGE NUMBER]
LEGAL PROCEEDINGS [INSERT PAGE NUMBER]
FINANCIAL STATEMENTS [INSERT PAGE NUMBER]
TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION [INSERT PAGE NUMBER]
APPENDIX A - GLOSSARY [INSERT PAGE NUMBER]
APPENDIX B - WITHDRAWALS, WITHDRAWAL CHARGES, AND THE MARKET VALUE ADJUSTMENT [INSERT PAGE NUMBER]
APPENDIX C - CALCULATION OF BASIC DEATH BENEFIT [INSERT PAGE NUMBER]
APPENDIX D - OPTIONAL DEATH BENEFIT EXAMPLES [INSERT PAGE NUMBER]
APPENDIX E - PREVIOUSLY AVAILABLE INVESTMENT OPTIONS [INSERT PAGE NUMBER]
APPENDIX F - CONDENSED FINANCIAL INFORMATION [INSERT PAGE NUMBER]

SPECIAL TERMS

Your Contract is a legal document that uses a number of specially defined terms. We explain most of the capitalized terms that we use in this Prospectus in the context where they arise, and some are self-explanatory. In addition, for convenient reference, we have compiled a list of these capitalized terms in the Glossary included at the back of this Prospectus as Appendix A. If, while you are reading this Prospectus, you come across a capitalized term that you do not understand, please refer to the Glossary for an explanation.

PRODUCT HIGHLIGHTS

The headings in this section correspond to headings in the Prospectus under which we discuss these topics in more detail.

The Annuity Contract

MFS Regatta Choice provides a number of important benefits for your retirement planning.  During the Accumulation Phase, you make Payments under the Contract and allocate them to one or more of the Variable Account options or, if available, the Fixed Account options. During the Income Phase, we make annuity payments to you or someone else based on the amount you have accumulated. The Contract provides tax-deferral so that you do not pay taxes on your earnings until you withdraw them. When purchased in connection with a tax-qualified plan, the Contract provides no additional tax-deferral benefits because tax-qualified plans confer their own tax-deferral. The Contract also provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by purchasing one or more of the optional death benefit riders.

The Accumulation Phase

Under most circumstances, you can buy the Contract with an initial Purchase Payment of $10,000 or more, and you can make additional Purchase Payments at any time during the Accumulation Phase.  Currently, there is no minimum amount required for additional Purchase Payments.  However, we reserve the right to limit additional Purchase Payments to at least $1,000.  We will not normally accept a Purchase Payment if your Account Value is over $2 million or, if the Purchase Payment would cause your Account Value to exceed $2 million.

Variable Account Options: The Funds

You can allocate your Purchase Payments among Sub-Accounts, each of which invests in a separate securities portfolio of the MFS® Variable Insurance Trust II, an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company (“MFS®”), serves as the investment adviser to the Trust. The investment returns on the Funds are not guaranteed. You can make or lose money. You may also transfer among the Funds and, if available, the Fixed Account Options.

The Fixed Account Options: The Guarantee Periods

From time to time, we make Fixed Account options available. When we do, you can allocate your Purchase Payments to the Fixed Account and elect to invest in one or more of the available Guarantee Periods. Each Guarantee Period earns interest at a Guaranteed Interest Rate that we publish. We may change the Guaranteed Interest Rate from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by law. Once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period. We may offer Guarantee Periods of different durations or stop offering some Guarantee Periods. Once we stop offering a Guarantee Period of a particular duration, future allocations or transfers into that Guarantee Period will not be permitted. On January 31, 2011, we stopped accepting any new investments (Purchase Payments and transfers) into any Guarantee Periods, other than in connection with our dollar-cost averaging program.

Fees and Expenses

The Contract has insurance features and investment features, and there are costs related to each.

Each year for the first five Account Years, if your Account Value is less than $75,000 on your Account Anniversary, we deduct a $35 Annual Account Fee. After the fifth Account Year, we may increase the fee, but it will never exceed $50. We will waive the Account Fee if your Contract was fully invested in the Fixed Account during the entire Account Year.

During the Accumulation Phase, we deduct a mortality and expense risk charge at an annual rate of 1.00% of the average daily value of the Contract invested in the Variable Account, if your initial Purchase Payment was less than $1,000,000, or 0.85% if your initial Purchase Payment was $1,000,000 or more. We also deduct an administrative charge at an annual rate of 0.15% of the average daily value of the Contract invested in the Variable Account. If you annuitize before your eighth Account Anniversary, we will deduct, during the Income Phase, an additional charge equal to an annual rate of 0.25% of your daily Annuity Unit value.

If you take more than a specified amount of money out of your Contract, we assess a withdrawal charge against each Purchase Payment withdrawn. For each Purchase Payment, the withdrawal charge (also known as a “contingent deferred sales charge”) starts at 7% and declines to 0% after the Purchase Payment has been in the Contract for seven years.

Currently, you can make 12 free transfers each year. However, we reserve the right to impose a charge of up to $15 per transfer.

If you elect one or more of the optional death benefits, we will deduct, during the Accumulation Phase, an additional charge from the assets of the Variable Account ranging from an annual rate of 0.15% to 0.40% of the average daily value of your Contract depending upon which optional death benefit(s) you elect.

In addition to the charges we impose under the Contract, there are also charges (which include management fees and operating expenses) imposed by the Funds. The charges vary depending upon which Fund(s) you have selected.

The Income Phase: Annuity Provisions

If you want to receive regular income from your annuity after the Annuity Commencement Date, you can select one of several Annuity Options. You can choose to receive annuity payments from either the Fixed Account or from the available Variable Account options. If you choose to have any part of your annuity payments come from the Variable Account, the dollar amount of the payments may fluctuate with the performance of the Funds. Subject to the maximum Annuity Commencement Date, you decide when your Income Phase will begin but, once it begins, you cannot change your choice of annuity payment options.

During the Income Phase, the total insurance charges are deducted on a daily basis at an annual rate of 1.15% of your Account Value invested in the Variable Account (1.00% if your initial Purchase Payment was $1,000,000 or more). If your Annuity Commencement Date is within seven years of the Contract Date, the annual insurance charges will be increased by 0.25%.

Death Benefit

If you die before the Contract reaches the Income Phase, the beneficiary will receive a death benefit. The amount of the death benefit depends upon your age on the Contract Date and whether you choose the basic death benefit or, for a fee, you enhance the death benefit by electing one or more of the optional death benefits available in your state. If you are 85 or younger on your Contract Date, the basic death benefit pays the greatest of your Account Value, your total Purchase Payments (adjusted for withdrawals), or your Surrender Value, all calculated as of your Death Benefit Date. If you are 86 or older on your Contract Date, the basic death benefit is equal to the Surrender Value. You must make your election before the date on which your Contract becomes effective. The optional death benefits are only available if you are younger than 80 on the Contract Date. Any optional death benefit election may not be changed after your Contract is issued.

Withdrawals, Withdrawal Charges and Market Value Adjustment

You can withdraw money from your Contract during the Accumulation Phase. You may withdraw a portion of your Account Value each year without the imposition of a withdrawal charge. This “free withdrawal amount” equals 15% of the amount of all Purchase Payments you have made in the first Account Year. For all other Account Years, the “free withdrawal amount” equals the amount of all Purchase Payments made and not withdrawn prior to the last seven Account Years plus the greater of (1) your Contract’s earnings, minus any free withdrawals taken during the life of your Contract or (2) 15% of the amount of all Purchase Payments made during the last seven Account Years (including the current year) minus any free withdrawals taken during the current Account Year. Withdrawals made from the Fixed Account may also be subject to a Market Value Adjustment (see prospectus under “Market Value Adjustment”). You may also have to pay income taxes and tax penalties on money you withdraw.

Right to Return

Your Contract contains a “free look” provision. If you cancel your Contract within 10 days after receiving it (or later if required by your state), we will send you, depending upon the laws of your state, either the full amount of all of your Purchase Payments or your Account Value as of the day we receive your cancellation request in good order. (This amount may be more or less than the original Purchase Payment). We will not deduct a withdrawal charge or a Market Value Adjustment.

Tax Considerations

Your earnings are not taxed until you take them out. If you withdraw money during the Accumulation Phase, earnings come out first and are taxed as income. If you are younger than 59½ when you take money out, you may be charged a 10% federal tax penalty on taxable amounts.

NOTE ABOUT OTHER ANNUITY CONTRACTS THAT WE OFFER: In addition to the Contract, we currently offer many other forms of annuity contracts with a wide variety of features, benefits and charges. Depending on your circumstances and needs, some of these other contracts may be at lower cost to you. Not all of the annuity contracts that we offer are available in all jurisdictions or through all of the selling agents who offer the contracts. You should consider with your selling agent what annuity contract or financial product is most consistent with your needs and preferences.

If you have any questions about your Contract or need more information, please contact us at:

Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley Hills, MA 02481
Toll Free (800) 752-7216
www.sunlife.com/us

FEES AND EXPENSES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The table below describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer cash value between investment options.

Contract Owner Transaction Expenses

Maximum Withdrawal Charge (as a percentage of Purchase Payments withdrawn):	7%[1]

Number of Complete Account Years Since Purchase Payment has been in the Account	0-1	1-2	2-3	3-4	4-5	5-6	6-7	7 or more

Withdrawal Charge	7%	7%	6%	6%	5%	4%	3%	0%

Maximum Fee Per Transfer (currently $0):	$15[2]

Premium Taxes (as a percentage of Account Value or total Purchase Payments):	0% - 3.5%[3]

The tables below describe the fees and expenses that you will pay periodically during the time that you own the Contract, not including Fund fees and expenses.

Annual Account Fee	$ 50[4]

Variable Account Annual Expenses
(as a percentage of average daily net Variable Account assets)

Mortality and Expense Risk Charge:	1.00%[5]
Administrative Expense Charge:	0.15%

Total Variable Account Annual Expenses (without optional benefits):	1.15%

Charges for Optional Death Benefits

Death Benefits Currently Available[6]	Fee as a % of Variable Account Value
Earnings Enhancement Benefit (“EEB”)	0.15%
Maximum Anniversary Account Value (“MAV”)	0.15%
5% Premium Roll-Up (“5% Roll-Up”)	0.15%
Earnings Enhancement Benefit Plus (“EEB Plus”)	0.25%
MAV combined with EEB (“MAV” and “EEB”)	0.25%
EEB combined with 5% Roll-Up (“EEB” and “5% Roll-Up”)	0.25%
MAV combined with 5% Roll-Up (“MAV” and “5% Roll-Up”)	0.25%
Earnings Enhancement Benefit Plus with MAV (“EEB Plus MAV”)	0.40%
Earnings Enhancement Benefit Plus with 5% Roll-Up (“EEB Plus 5% Roll-Up”)	0.40%
MAV combined with 5% Roll-Up and EEB (“MAV” and “EEB” and “5% Roll-Up”)	0.40%

Maximum Annual Charge for an Optional Death Benefit (as a percentage of Variable Account Value):	0.40%

Total Variable Account Annual Expenses (1.15%) with Maximum Charges for an Optional Death Benefit (0.40%):	1.55%

The table below shows the minimum and maximum total operating expenses charged by the Funds that you may pay periodically during the time that you own the Contract.

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	0.84%	1.80%

The expenses shown, which include any acquired fund fees and expenses, are those incurred for the year ended December 31, 2010, and were provided by the Funds. We have not independently verified the accuracy of the Fund expense information. Current or future expenses may be greater or less than those shown. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the Fund prospectuses.

[1]
A portion of your Account may be withdrawn each year without imposition of any withdrawal charge and, after a Purchase Payment has been in your Account for seven Account Years, it may be withdrawn free of the withdrawal charge. (See “Withdrawal Charge.”)

[2]
Currently, we impose no fee upon transfers; however, we reserve the right to impose a fee of up to $15 per transfer. We do impose certain restrictions upon the number and frequency of transfers. (See “Transfer Privilege.”)

[3]
The premium tax rate and base vary by your state of residence and the type of Contract you own. Currently, we may deduct premium taxes from Account Value upon full surrender (including surrender for the death benefit) or annuitization. (See “Premium Taxes.”)

[4]
The Annual Account Fee is currently $35. After the fifth Account Year, the fee may be changed, but it will never be greater than $50. The fee is waived if 100% of your Account Value has been allocated only to the Fixed Account during the entire Account Year or if your Account Value is $75,000 or more on your Account Anniversary. (See “Account Fee.”)

[5]
If your initial Purchase Payment is $1,000,000 or more, the mortality and expense risk charge will be 0.85% of average daily net Variable Account assets. After annuitization, the sum of the mortality and expense risk charge and the administrative expenses charge will never be greater than 1.15% of average daily net Variable Account assets, regardless of the amount of your initial Purchase Payment. If you annuitize prior to your eighth Account Anniversary, however, we will deduct an additional charge equal to 0.25% of your daily Account Value. (See “Mortality and Expense Risk Charge.”)

[6]	The optional death benefits are defined under “Death Benefit.” The charge varies depending upon the optional death benefit(s) selected.

EXAMPLE

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Contract Owner transaction expenses, contract fees, variable account annual expenses, and Fund fees and expenses.

The Example assumes that you invest $10,000 in the Contract for the time periods indicated and that your Contract includes the maximum charges for an optional death benefit (EEB and MAV and 5% Roll-Up, EEB Plus MAV, or EEB Plus with 5% Roll-Up). If these optional benefits were not elected or fewer options were elected, the expense figures shown below would be lower. The Example also assumes that your investment has a 5% return each year and assumes the maximum fees and expenses of any of the Funds. For purposes of converting the annual contract fee to a percentage, the Example assumes an average Contract size of $35,000. In addition, this Example assumes no transfers were made and no premium taxes were deducted. If these arrangements were considered, the expenses shown would be higher.

Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$954	$1,598	$2,258	$3,752

(2)	If you annuitize your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$348	$1,059	$1,793	$3,752

(3)	If you do not surrender your Contract:

1 year	3 years	5 years	10 years

$348	$1,059	$1,793	$3,752

The fee table and Example should not be considered a representation of past or future expenses and charges of the Sub-Accounts. Your actual expenses may be greater or less than those shown. The Example does not include the deduction of state premium taxes, which may be assessed upon full surrender, death or annuitization, or any taxes and penalties you may be required to pay if you surrender the Contract. This Example also does not take into consideration any fee waiver or expense reimbursement arrangement of the Funds. If these arrangements were taken into consideration, the expenses shown would be lower. Similarly, the 5% annual rate of return assumed in the Example is not intended to be representative of past or future investment performance. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the prospectuses for the Funds.

For information concerning compensation paid for the sale of the Contracts, see “Distribution of the Contract.”

CONDENSED FINANCIAL INFORMATION

Historical information about the value of the units we use to measure the variable portion of your Contract (“Variable Accumulation Units”) is included in the back of this Prospectus as Appendix F.

THE ANNUITY CONTRACT

Sun Life Assurance Company of Canada (U.S.) and Sun Life of Canada (U.S.) Variable Account F (the “Variable Account”) offer the Contract to groups and individuals for use in connection with their retirement plans. The Contract is available on a group basis and, in certain states, may be available on an individual basis. We issue an Individual Contract directly to the individual Participant of the Contract. We issue a Group Contract to the Owner, covering all individuals participating under the Group Contract; each individual receives a Certificate that evidences his or her participation under the Group Contract.

In this Prospectus, unless we state otherwise, we refer to both the owners of Individual Contracts and participating individuals under Group Contracts as “Participants” and we address all Participants as “you”; we use the term “Contracts” to include Individual Contracts, Group Contracts, and Certificates issued under Group Contracts. For the purpose of determining benefits under both Individual Contracts and Group Contracts, we establish an Account for each Participant, which we will refer to as “your” Account or a “Participant Account.”

Your Contract provides a number of important benefits for your retirement planning.

•
It has an Accumulation Phase and an Income Phase. During  the Accumulation Phase, you make Purchase Payments under the Contract and allocate them to one or more of the Variable Account options or, if available, the Fixed Account options. During the Income Phase, we make annuity payments based on the amount you have accumulated. Annuity payments can be fixed or variable. When you choose variable options, you assume the investment risk. When you choose fixed options, we assume the investment risk.

•
It also has tax deferral, so that you do not pay taxes on your earnings under your Contract until you withdraw them. However, if you purchase your Contract in connection with a tax-qualified plan, your purchase should be made for reasons other than tax-deferral. Tax-qualified plans provide tax deferral without the need for purchasing an annuity contract.

•
It provides a basic death benefit if you die during the Accumulation Phase. You may enhance the basic death benefit by electing one or more optional death benefits and paying an additional charge for each optional death benefit you elect.

•	If you so elect, during the Income Phase, it provides annuity payments to you or someone else for life or for another period that you choose.

The Contract is designed for use in connection with personal retirement and deferred compensation plans, some of which qualify for favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code. The Contract is also designed so that it may be used in connection with certain non-tax-qualified retirement plans, such as payroll savings plans and such other groups (trusteed or non-trusteed) as may be eligible under applicable law. We refer to Contracts used with plans that receive favorable tax treatment as “Qualified Contracts,” and all other Contracts as “Non-Qualified Contracts.” A qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. A decision to purchase an annuity contract should not be based on the assumption that the purchase of an annuity contract is necessary to obtain tax-deferral benefits under a qualified retirement plan.

COMMUNICATING TO US ABOUT YOUR CONTRACT

You may submit transaction requests or otherwise communicate with us in writing or by telephone. All materials sent to us, including Purchase Payments, must be sent to our mailing address as set forth on the first page of this Prospectus. For all telephone communications, you must call (800) 752-7216. In addition, the authorized registered representative of the broker-dealer of record may submit transfer requests on your behalf in writing, by telephone, or over the Internet on our broker website. To use the broker website, the registered representative must first consent to our online terms of use. (See “Requests for Transfers” under “Transfer Privilege.”)

Unless this Prospectus states differently, we will consider all materials sent to us and all telephone communications to be received on the date we actually receive them at our mailing address or at (800) 752-7216. However, we will consider all financial transactions, including Purchase Payments, withdrawal requests and transfer instructions, to be received on the next Business Day if we receive them (1) on a day that is not a Business Day or (2) after 4:00 p.m., Eastern Time. In some cases, receipt of financial transactions by the broker-dealer of record will be deemed to be constructive receipt by us. This would include only cases where we have a specific agreement with the broker-dealer that provides for this treatment and the broker-dealer electronically forwards to us the request promptly after the end of the Business Day on which it receives the request in good order. In such cases, financial transactions received by us in good order will be priced that Business Day, provided the broker-dealer received the request before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. For information about whether we have this type of arrangement with your broker-dealer, you may call us at the above number.

Certain methods of contacting us, such as by telephone or over the Internet, may be unavailable or delayed. Any computer or telephone system (including yours, ours, and your registered representative’s) can experience delays or outages that may delay or prevent us from processing your request. While we have taken reasonable precautions to allow our systems to accommodate heavy usage, we do not guarantee access or reliability under all circumstances. If you experience delays or an outage, you may submit your request to us in writing to our mailing address, as set forth at the beginning of this Prospectus.

When we specify that notice to us must be in writing, we reserve the right, at our sole discretion, to accept notice in another form.

Electronic Account Information

Contract Owners may elect to receive prospectuses, transaction confirmations, reports and other communications in electronic format, instead of receiving paper copies of these documents. To enroll in this optional electronic delivery service Contract Owners must register and log on to our Internet customer website at https://customerlink.sunlife-usa.com. First-time users of this website can enroll in this electronic delivery service by selecting “eDeliver Documents” when registering to use the website. If you are already a registered user of this website, you can enroll in the electronic delivery service by logging on to your account and selecting “eDeliver Documents” on the “Update Profile” page. The electronic delivery service is subject to various terms and conditions, including a requirement that you promptly notify us of any change in your e-mail address, in order to avoid any disruption of deliveries to you. You may obtain more information and assistance at the above-mentioned internet location or by writing us at our mailing address or by telephone at (800) 752-7216.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

We are a stock life insurance company incorporated under the laws of Delaware on January 12, 1970. We do business in 49 states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands, and we have an insurance company subsidiary that does business in New York. The address for our Executive Office is One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481.

We are ultimately controlled by Sun Life Financial Inc. (“Sun Life Financial”). Sun Life Financial, a corporation organized in Canada, is a reporting company under the Securities Exchange Act of 1934 with common shares listed on the Toronto, New York, and Philippine stock exchanges.

THE VARIABLE ACCOUNT

We established the Variable Account as a separate account on July 13, 1989, pursuant to a resolution of our Board of Directors. The Variable Account funds the Contract and various other variable annuity product contracts which we offer. These other products may have features, benefits and charges that are different from those under the Contract.

Under Delaware insurance law and the Contract, the income, gains or losses of the Variable Account are credited to or charged against the assets of the Variable Account without regard to the other income, gains, or losses of the Company. These assets are held in relation to the Contract described in this Prospectus and other variable annuity contracts that provide benefits that vary in accordance with the investment performance of the Variable Account. The assets maintained in the Variable Account will not be charged with any liabilities arising out of any other business we conduct. All obligations arising under a Contract, including the promise to make annuity payments, are general corporate obligations of the Company and, as such, are subject to the claims of the Company’s creditors.

The assets of the Variable Account are divided into Sub-Accounts. Each Sub-Account invests exclusively in shares of a specific Fund of the MFS® Variable Insurance Trust II (the “Trust”). All amounts allocated by you to a Sub-Account will be used to purchase Fund shares at their net asset value. Any and all distributions made by the Funds with respect to the shares held by the Variable Account will be reinvested to purchase additional Fund shares at their net asset value. Deductions will be made from the Variable Account for cash withdrawals, annuity payments, death benefits, Account Fees, Contract charges against the assets of the Variable Account for the assumption of mortality and expense risks, administrative expenses, optional benefits, and any applicable taxes will, in effect, be made by redeeming the number of Fund shares at their net asset value equal in total value to the amount to be deducted. The Variable Account will be fully invested in Fund shares at all times.

VARIABLE ACCOUNT OPTIONS: THE MFS® VARIABLE INSURANCE TRUST II

The MFS® Variable Insurance Trust II (the “Trust”) is an open-end management investment company registered under the Investment Company Act of 1940. Our affiliate, Massachusetts Financial Services Company (“MFS®”), serves as the investment adviser to the Series Fund.

The Trust is composed of a number of independent portfolios of securities, each of which has separate investment objectives and policies. Shares of the Trust are issued in a number of investment options (each, a “Fund”), each corresponding to one of the portfolios. Additional portfolios may be added to the Trust which may or may not be available for investment by the Variable Account.

Each Fund pays fees to MFS®, as its investment adviser, for services rendered pursuant to investment advisory agreements. MFS® also serves as investment adviser to each of the funds in the MFS Family of Funds®, and to certain other investment companies established by MFS® and/or us. MFS® Institutional Advisors, Inc., a wholly-owned subsidiary of MFS®, provides investment advice to substantial private clients. MFS® and its predecessor organizations have a history of money management dating from 1924. MFS® operates as an autonomous organization and the obligation of performance with respect to the investment advisory and underwriting agreements is solely that of MFS®. We undertake no obligation in this regard.

MFS® may serve as the investment adviser to other mutual funds which have similar investment goals and principal investment policies and risks as the Funds, and which may be managed by a Fund’s portfolio manager(s). While a Fund may have many similarities to these other funds, its investment performance will differ from their investment performance. This is due to a number of differences between the Fund and these similar products, including differences in sales charges, expense ratios and cash flows.

The Trust also offers its shares to other separate accounts established by the Company and our New York subsidiary in connection with variable annuity and variable life insurance contracts. Although we do not anticipate any disadvantages to this arrangement, there is a possibility that a material conflict may arise between the interests of the Variable Account and one or more of the other separate accounts investing in the Trust. A conflict may occur due to differences in tax laws affecting the operations of variable life and variable annuity separate accounts, or some other reason. We and the Trust’s Board of Trustees will monitor events for such conflicts, and, in the event of a conflict, we will take steps necessary to remedy the conflict, including withdrawal of the Variable Account from participation in the Fund which is involved in the conflict or substitution of shares of other Funds or other mutual funds.

More comprehensive information about the Trust and the management, investment objectives, policies, restrictions, expenses and potential risks of each Fund may be found in the current Trust prospectus. You should read the Trust prospectus carefully before investing. The statement of additional information of the Trust is available by calling us at (800) 752-7216.

THE FIXED ACCOUNT

The Fixed Account is made up of all the general assets of the Company other than those allocated to any separate account. Amounts you allocate to Guarantee Periods become part of the Fixed Account, and are available to fund the claims of all classes of our customers, including claims for benefits under the Contracts.

We will invest the assets of the Fixed Account in those assets we choose that are allowed by applicable state insurance laws. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. We intend to invest primarily in investment-grade fixed income securities (i.e., rated by a nationally recognized rating service within the 4 highest grades) or instruments we believe are of comparable quality.

We are not obligated to invest amounts allocated to the Fixed Account according to any particular strategy, except as may be required by applicable state insurance laws. You will not have a direct or indirect interest in the Fixed Account investments.

THE FIXED ACCOUNT OPTIONS: THE GUARANTEE PERIODS

Guarantee Periods

You may elect one or more Guarantee Period(s) from those we make available from time to time. When available, we may offer Guarantee Periods of different durations; however, we may stop offering some or all Guarantee Periods at any time. Once we stop offering a Guarantee Period of a particular duration, allocations or transfers into that Guarantee Period will not be permitted.

Effective January 31, 2011, we stopped accepting any additional amounts for allocation to certain Guarantee Periods, regardless of when the Contract was issued. Under this change, all Guarantee Periods were closed to new amounts from:

●	initial or subsequent Purchase Payments you may make, except for Purchase Payments that you allocate to our dollar-cost averaging program;

●	transfers of Account Value into a Guarantee Period from any other Guarantee Period or Sub-Account; and

●	any other new allocation of money.

Any of your Account Value held in a Guarantee Period on January 31, 2011, will not be affected by our closing the Guarantee Periods to new amounts. At the end of that Guarantee Period, unless you instruct us otherwise, we will automatically renew your Guarantee Period allocation into a new Guarantee Period of the same duration as the last Guarantee Period. (See “Renewals” under “Fixed Account Value.”) Although we have the discretion to once again make new Guarantee Periods available for new allocations, we do not have any current intention to do so.

Because we are not currently offering new Guarantee Periods in connection with our Secured Future Program, that program is no longer available to those who are not already participating in it. (See “Secured Future Program” under “Other Programs.”)

Guaranteed Interest Rates

We publish Guaranteed Interest Rates for each Guarantee Period offered. We may change the Guaranteed Interest Rates we offer from time to time, but no Guaranteed Interest Rate will ever be less than the minimum guaranteed rate permitted by state law. Also, once we have accepted your allocation to a particular Guarantee Period, we promise that the Guaranteed Interest Rate applicable to that allocation will not change for the duration of the Guarantee Period.

We determine Guaranteed Interest Rates at our discretion. We do not have a specific formula for establishing the rates for different Guarantee Periods. Our determination will be influenced by the interest rates on fixed income investments in which we may invest amounts allocated to the Guarantee Periods. We will also consider other factors in determining these rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates.

We may from time to time at our discretion offer special interest rates for new Purchase Payments that are higher than the rates we are then offering for renewals or transfers.

Early Withdrawals

Early withdrawals from your allocation to a Guarantee Period, including cash withdrawals, transfers and commencement of an annuity option, may be subject to a Market Value Adjustment, which could decrease or increase the value of your Account. See “Withdrawals, Withdrawal Charges, and Market Value Adjustment.”

THE ACCUMULATION PHASE

During the Accumulation Phase of your Contract, you make Purchase Payments into your Account, and your earnings accumulate on a tax-deferred basis. The Accumulation Phase begins with our acceptance of your first Purchase Payment and ends the Business Day before your Annuity Commencement Date. The Accumulation Phase will end sooner if you surrender your Contract or the “Covered Person” dies before the Annuity Commencement Date.

Issuing Your Contract

When you purchase a Contract, a completed Application and the initial Purchase Payment are sent to us for acceptance. When we accept an Individual Contract, we issue the Contract to you. When we accept a Group Contract, we issue the Contract to the Owner; we issue a Certificate to you as a Participant.

We will credit your initial Purchase Payment to your Account within two Business Days of receiving your completed Application, in good order. If your Application is not in good order, we will notify you. If we do not have the necessary information to complete the Application within five Business Days, we will send your money back to you or ask your permission to retain your Purchase Payment until the Application is in good order. Once the Application is in good order, we will then apply the Purchase Payment within two Business Days.

Amount and Frequency of Purchase Payments

The amount of Purchase Payments may vary; however, we will not accept an initial Purchase Payment of less than $10,000, and, although there is currently no minimum amount for additional Purchase Payments, we reserve the right to limit each additional Purchase Payment to at least $1,000. In addition, unless we have given our approval in advance, we will not accept a Purchase Payment if your Account Value is over $2 million, or if the Purchase Payment would cause your Account Value to exceed $2 million. Within these limits, you may make Purchase Payments at any time during the Accumulation Phase.

Allocation of Net Purchase Payments

You may allocate your Purchase Payments among the different Sub-Accounts and Guarantee Periods we offer, but we reserve the right to limit any allocation to a Guarantee Period to at least $1,000.

In your Application, you may specify the percentage of each Purchase Payment to be allocated to each Sub-Account or Guarantee Period. These percentages are called your allocation factors. Your allocation factors will remain in effect as long as your selected Sub-Accounts and Guarantee Periods continue to be available for investment. You may, however, change the allocation factors for future Purchase Payments by sending us notice of the change in a form acceptable to us. We will use your new allocation factors for Purchase Payments we receive with or after we have received notice of the change until we receive another change notice.

Although it is currently not our practice, we may deduct applicable premium taxes or similar taxes from your Purchase Payments (see “Premium Taxes”). In that case, we will credit your Net Purchase Payment, which is the Purchase Payment minus the amount of those taxes.

Your Account

When we accept your first Purchase Payment, we establish an Account for you, which we maintain throughout the Accumulation Phase of your Contract.

Your Account Value

Your Account Value is the sum of the value of the two components of your Contract: the Variable Account portion of your Contract (“Variable Account Value”) and the Fixed Account portion of your Contract (“Fixed Account Value”). These two components are calculated separately, as described below under “Variable Account Value” and “Fixed Account Value.”

Variable Account Value

Variable Accumulation Units

In order to calculate your Variable Account Value, we use a measure called a Variable Accumulation Unit for each Sub-Account. Your Variable Account Value is the sum of your Account Value in each Sub-Account, which is the number of your Variable Accumulation Units for that Sub-Account times the value of each Unit.

Variable Accumulation Unit Value

The value of each Variable Accumulation Unit in a Sub-Account reflects the net investment performance of that Sub-Account. We determine that value once on each day that the New York Stock Exchange is open for trading, at the close of trading, which is generally 4:00 p.m., Eastern Time. (The close of trading is determined by the New York Stock Exchange.) We also may determine the value of Variable Accumulation Units of a Sub-Account on days the Exchange is closed if there is enough trading in securities held by that Sub-Account to materially affect the value of the Variable Accumulation Units. Each day we make a valuation is called a “Business Day.” The period that begins at the time Variable Accumulation Units are valued on a Business Day and ends at that time on the next Business Day is called a Valuation Period. On days other than Business Days, the value of a Variable Accumulation Unit does not change.

To measure these values, we use a factor, which we call the Net Investment Factor, which represents the net return on the Sub-Account’s assets. At the end of any Valuation Period, the value of a Variable Accumulation Unit for a Sub-Account is equal to the value of that Sub-Account’s Variable Accumulation Units at the end of the previous Valuation Period, multiplied by the Net Investment Factor. We calculate the Net Investment Factor by dividing (1) the net asset value of a Fund share held in the Sub-Account at the end of that Valuation Period, plus the per share amount of any dividend or capital gains distribution made by that Fund during the Valuation Period, by (2) the net asset value per share of the Fund share at the end of the previous Valuation Period; then, for each day in the Valuation Period, we deduct a factor representing the asset-based insurance charges (the mortality and expense risk charges and the administrative expense charge) plus the applicable asset-based charge for certain optional benefit riders.

For a hypothetical example of how we calculate the value of a Variable Accumulation Unit, see the Statement of Additional Information.

Crediting and Canceling Variable Accumulation Units

When we receive an allocation to a Sub-Account either from a Net Purchase Payment or a transfer of Account Value, we credit that amount to your Account in Variable Accumulation Units. Similarly, we cancel Variable Accumulation Units when you transfer or withdraw amounts from a Sub-Account, or when we deduct certain charges under the Contract. We determine the number of Units credited or canceled by dividing the dollar amount by the Variable Accumulation Unit value for that Sub-Account at the end of the Valuation Period during which the transaction or charge is effective.

Fixed Account Value

Your Fixed Account value is the sum of all amounts allocated to Guarantee Periods, either from Net Purchase Payments, transfers or renewals, plus interest credited on those amounts, and minus withdrawals, transfers out of Guarantee Periods, and any deductions for charges under the Contract taken from your Fixed Account Value.

A Guarantee Period begins the day we apply your allocation and ends when all calendar years (or months if the Guarantee Period is less than one year) in the Guarantee Period (measured from the end of the calendar month in which the amount was allocated to the Guarantee Period) have elapsed. The last day of the Guarantee Period is its Renewal Date.

Each additional Purchase Payment, transfer or renewal credited to your Fixed Account Value will result in a new Guarantee Period with its own Renewal Date. Amounts allocated at different times to Guarantee Periods of the same duration may have different Renewal Dates. Guarantee Periods may not always be available for allocation. (See “Fixed Account Options: The Guarantee Periods.”)

Crediting Interest

We credit interest on amounts allocated to a Guarantee Period at the applicable Guaranteed Interest Rate for the duration of the Guarantee Period. During the Guarantee Period, we credit interest daily at a rate that yields the Guaranteed Interest Rate on an annual effective basis. You can find out about our current Guaranteed Interest Rates by calling us at (800) 752-7216.

Guarantee Amounts

Each separate allocation you make to a Guarantee Period, together with interest credited thereon, is called a Guarantee Amount. Each Guarantee Amount is treated separately for purposes of determining the Market Value Adjustment. We may restrict a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. Renewals into a Guarantee Period that extends beyond your maximum Annuity Commencement Date will result in an application of a Market Value Adjustment upon annuitization or withdrawals. We reserve the right to limit each new allocation to a Guarantee Period to at least $1,000.

Renewals

We will notify you in writing between 45 and 75 days before the Renewal Date for any Guarantee Amount. If you would like to change your Fixed Account option, we must receive from you prior to the Renewal Date:

●	written notice electing a different Guarantee Period from among those we then offer, or

●	written instructions to transfer the Guarantee Amount to one or more Sub-Accounts, in accordance with the transfer privilege provisions of the Contract. (See “Transfer Privilege.”)

If we receive no instructions from you prior to the Renewal Date, we will automatically renew your Fixed Account allocation into a new Guarantee Period of the same duration as the last Guarantee Period. A Guarantee Amount will not renew into a Guarantee Period that will extend beyond your maximum Annuity Commencement Date. In that case, unless you notify us otherwise, we will automatically transfer your Guarantee Amount into the next available Guarantee Period.

Early Withdrawals

If you withdraw, transfer, or annuitize an allocation from a Guarantee Period more than 30 days prior to its Renewal Date, we will apply a Market Value Adjustment to the transaction. This could result in an increase or a decrease of your Account Value, depending on interest rates at the time. You bear the risk that you will receive less than your principal if the Market Value Adjustment applies. (See “Withdrawals, Withdrawal Charges, and Market Value Adjustment.”)

Transfer Privilege

Permitted Transfers

During the Accumulation Phase, you may transfer all or part of your Account Value to one or more Sub-Accounts or Guarantee Periods then available, subject to the following restrictions:

●	you may not make more than 12 transfers in any Account Year;

●	the amount transferred from a Guarantee Period must be the entire Guarantee Amount, except for transfers of interest credited during the current Account Year;

●	at least 30 days must elapse between transfers to and from Guarantee Periods;

●	transfers to or from Sub-Accounts are subject to terms and conditions that may be imposed by the Funds; and

●	we impose additional restrictions on market timers, which are further described below. (See “Short-Term Trading.”)

These restrictions do not apply to transfers made under any optional program. (See “Other Programs.”)

We reserve the right to waive these restrictions and exceptions at any time, as discussed under “Short-Term Trading,” or to change them. Any change will be applied uniformly. We will notify you of any change prior to its effectiveness.

There is usually no charge imposed on transfers; however, we reserve the right to impose a transfer charge of $15 for each transfer. Transfers out of a Guarantee Period more than 30 days before its Renewal Date or any time after the Renewal Date will be subject to the Market Value Adjustment described under “Withdrawals, Withdrawal Charges, and Market Value Adjustment.” We will notify you of any change in writing prior to its effectiveness. Under current law, there is no tax liability for transfers.

Requests for Transfers

You, your authorized registered representative of the broker-dealer of record, or another authorized third party may request transfers in writing or by telephone. Registered representatives of broker-dealer firms that have entered into selling agreements with us may, on behalf of their clients, submit transfer requests electronically over the Internet on our broker website. To use this electronic transfer service, a registered representative must agree to our online terms of use. You can contact us by telephone at (800) 752-7216 to identify broker-dealers with registered representatives that use this service.

If a written, telephone, or electronic transfer request is received before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m., the transfer will be priced that day. The telephone transfer privilege is available automatically during regular business hours before 4:00 p.m. Eastern Time, and does not require your written election. We have established procedures reasonably designed to confirm that instructions communicated to us by telephone or electronically are genuine. These procedures may require any person requesting a transfer made by telephone or electronically to provide personal identifying information. We will not be liable for following instructions communicated by telephone that we reasonably believe are genuine.

We reserve the right to deny any and all transfer requests made by telephone or electronically and to require that certain transfer requests be submitted in writing. A transfer request may be denied if it is not in good order or if it does not comply with the terms of our short-term trading policy or the trading policy of a fund involved in the transfer. If an electronic or a telephone transfer request is denied, we will immediately notify you and your authorized registered representative.

We also reserve the right to suspend, modify, restrict, or terminate the telephone or electronic transfer privilege at any time. Your ability (or the ability of your authorized registered representative or another authorized third party) to request transfers by telephone and/or electronically may also be limited due to circumstances beyond our control, such as during system outages or periods of high volume.

A transfer request will be priced at the Variable Accumulation Unit value next determined at the close of the Business Day if we receive your transfer request, in good order, before the earlier of (a) 4:00 p.m. Eastern Time on a Business Day, or (b) the close of the New York Stock Exchange on days that the Stock Exchange closes before 4:00 p.m. Otherwise, your transfer request will be priced on the next Business Day.

No more than one transfer request of Account Values may be made on the same Business Day regardless of whether the request is made by you, your authorized registered representative, or another authorized third party, and regardless of whether the request is submitted in writing, by telephone, or electronically. The Company has established reasonable procedures for handling multiple transfer requests received on the same Business Day, including processing the first transfer request received in good order on a Business Day (unless otherwise cancelled in accordance with the cancellation procedures described in the next paragraph).

You, your authorized registered representative, or another authorized third party may cancel a transfer request by contacting us by telephone at (800) 752-7216 before the end of the Business Day during which the transfer request was submitted. We may also permit your authorized registered representative to request cancellation of a transfer request electronically over the Internet, provided we receive the electronic request before the end of the Business Day during which the transfer request was submitted.

Short-Term Trading

The Contracts are not designed for short-term trading. If you wish to employ such strategies, do not purchase a Contract. Transfer limits and other restrictions, described below, are subject to our ability to monitor transfer activity. Some Participants and their third party intermediaries engaging in short-term trading may employ a variety of strategies to avoid detection. Despite our efforts to prevent short-term trading, there is no assurance that we will be able to identify such Participants or intermediaries or curtail their trading. A failure to detect and curtail short-term trading could result in adverse consequences to the Participants. Short-term trading can increase costs for all Participants as a result of excessive portfolio transaction fees. In addition, short-term trading can adversely affect a Fund’s performance. If large amounts of money are suddenly transferred out of a Fund, the Fund’s investment adviser cannot effectively invest in accordance with the Fund’s investment objectives and policies.

The Company has policies and procedures to limit the number and frequency of transfers of Account Value. The Company also reserves the right to charge a fee for transfers to discourage frequent trading. In no event will the total charge assessed in connection with a transfer, that includes this fee as well as any charge that we may assess on a permitted transfer of Account Value among Sub-Accounts (see “Permitted Transfers”), exceed the maximum fee per transfer presented in the table of “Fees and Expenses” in this Prospectus.

Short-term trading activities whether by the Participant or a third party authorized to initiate transfer requests on behalf of Participant(s) may be subject to other restrictions as well. For example, we reserve the right to take actions against short-term trading which restrict your transfer privileges (including transfers to and from the Fixed Account) more narrowly than the policies described under “Permitted Transfers,” such as requiring transfer requests to be submitted in writing through regular first-class U.S mail (e.g., no overnight, priority or courier delivery allowed), and refusing any and all transfer instructions.

If we determine that a third party acting on your behalf is engaging (alone or in combination with transfers effected by you directly) in a pattern of short-term trading, we may refuse to process certain transfers requested by such a third party. We impose additional administrative restrictions on third parties that engage in transfers of Account Values on behalf of multiple Participants at one time. Specifically, we limit the form of such large group transfers to fax or mail delivery only, require the third party to provide us with advance notice of any possible large group transfer so that we can have additional staff ready to process the request, and require that the amount transferred out of a Sub-Account for each Participant be equal to 100% of that Participant’s value in the Sub-Account. In the last situation, we will not transfer any of the Sub-Account value. Instead, we will deem the request not in good order and immediately notify you.

We will provide you written notification of any restrictions imposed.

We reserve the right to waive short-term trading restrictions, where permitted by law and not adverse to the interests of the relevant underlying Fund and other shareholders, in the following instances:

●	when a new broker of record is designated for the Contract;

●	when the Participant changes;

●	when control of the Contract passes to the designated beneficiary upon the death of the Participant or Annuitant;

●	when necessary in our view to avoid hardship to a Participant; or

●	when underlying Funds are dissolved or merged or substituted.

If short-term trading results as a consequence of waiving the restrictions against short-term trading, it could expose Participants to certain risks. The short-term trading could increase costs for all Participants as a result of excessive portfolio transaction fees. In addition, the short-term trading could adversely affect a Fund’s performance. If large amounts of money are suddenly transferred out of a Fund, the Fund’s investment adviser cannot effectively invest in accordance with the Fund’s investment objectives and policies. We uniformly apply the short-term trading policy and the permitted waivers of that policy to all Contracts. If we did not do so, some Participants could experience a different application of the policy and therefore may be treated unfairly. Too much discretion on our part in allowing the waivers of short-term trading policy could result in an unequal treatment of short-term traders by permitting some short-term traders to engage in short-term trading while prohibiting others from doing the same.

Funds’ Shareholder Trading Policies

In addition to the restrictions that we impose (as described under “Permitted Transfers” and “Short-Term Trading”), most of the Funds have adopted restrictions or other policies about transfers or other purchases and sales of the Fund’s shares. These policies (the “Funds’ Shareholder Trading Policies”) are intended to protect the Fund from short-term trading or other trading practices that are potentially harmful to the Fund. The Funds’ Shareholder Trading Policies may be more restrictive in some respects than the restrictions that we otherwise would impose, and the Funds may modify their Shareholder Trading Policies from time to time.

We are legally obligated to provide (at the Funds’ request) information about each amount you cause to be deposited into a Fund (including by way of Purchase Payments and transfers under your Contract) or removed from the Fund (including by way of withdrawals and transfers under your Contract). If a Fund identifies you as having violated the Fund’s Shareholder Trading Policies, we are obligated, if the Fund requests, to restrict or prohibit any further deposits or exchanges by you (or a third party acting on your behalf) in respect of that Fund. Any such restriction or prohibition may remain in place indefinitely.

Accordingly, if you do not comply with any Fund’s Shareholder Trading Policies, you (or a third party acting on your behalf) may be prohibited from directing any additional amounts into that Fund or directing any transfers or other exchanges involving that Fund. You should review and comply with each Fund’s Shareholder Trading Policies, which are disclosed in the Funds’ current prospectuses.

Funds may differ significantly as to such matters as: (a) the amount, format, and frequency of information that the Funds request from us about transactions that our customers make; and (b) the extent and nature of any limits or restrictions that the Funds request us to impose upon such transactions. As a result of these differences, the costs borne by us and (directly or indirectly) by our customers may be significantly increased. Any such additional costs may outweigh any additional protection that would be provided to our customers, particularly in view of the protections already afforded by the trading restrictions that we impose as described under “Permitted Transfers” and under “Short-Term Trading.” Also, if a Fund imposes more strict trading restrictions than are reasonably necessary under the circumstances, you could be deprived of potentially valuable flexibility to make transactions with respect to that Fund. For these and other reasons, we may disagree with the timing or substance of a Fund’s requests for information from us or with any transaction limits or restrictions that the Fund requests us to impose upon our customers. If any such disagreement with respect to a Fund cannot be satisfactorily resolved, the Fund might be restricted or, subject to obtaining any required regulatory approval, replaced as a variable investment option.

Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates

We may reduce or waive the withdrawal charge, the administrative service fee or the annual Account Fee, credit additional amounts, or grant special Guaranteed Interest Rates in certain situations. These situations may include sales of Contracts (1) where selling and/or maintenance costs associated with the Contracts are reduced, such as the sale of several Contracts to the same Participant, sales of large Contracts, and certain group sales, and (2) to officers, directors and employees of the Company or its affiliates, registered representatives and employees of broker-dealers with a current selling agreement with the Company and affiliates of such representatives and broker-dealers, employees of affiliated asset management firms, and persons who have retired from such positions (“Eligible Employees”) and immediate family members of Eligible Employees. Eligible Employees and their immediate family members may also purchase a Contract without regard to minimum Purchase Payment requirements. For other situations in which withdrawal charges may be waived, see “Withdrawals, Withdrawal Charges and Market Value Adjustment.”

Other Programs

You may participate in any of the following optional programs free of charge. Transfers made pursuant to the provisions of the following optional programs will not be charged a transfer fee, nor will such transfers count as one of the 12 transfers per year allowed under the section entitled “Transfer Privilege.”

Dollar-Cost Averaging

You may select a dollar-cost averaging program at no extra charge by allocating a minimum amount to a designated Sub-Account or to a Guarantee Period we make available in connection with the program. (We reserve the right to limit minimum investments to at least $1,000.)

Dollar-cost averaging allows you to invest gradually, over time. At regular time intervals, we will transfer the same amount automatically to one or more Sub-Accounts that you choose. The program continues until your Account Value allocated to the program is depleted or you elect to stop the program. The final amount transferred from the Fixed Account will include all interest earned. If you elected to participate in dollar-cost averaging when you purchased your Contract, then all future Purchase Payments will be allocated to dollar-cost averaging, unless you specify otherwise.

Amounts allocated to the Fixed Account under the program will earn interest at a rate declared by the Company for the Guarantee Period you select. Previously applied amounts may not be transferred to a Guarantee Period made available in connection with this program.

No Market Value Adjustment (either positive or negative) will apply to amounts automatically transferred from the Fixed Account under the dollar-cost averaging program. However, if you discontinue or alter the program prior to completion, amounts remaining in the Fixed Account will be transferred to the Money Market Fund investment option under the Contract, unless you instruct us otherwise, and the Market Value Adjustment will be applied. Any allocation of a new Purchase Payment to the program will be treated as commencing a new dollar-cost averaging program and may be subject to the $1,000 minimum investment limit.

The main objective of a dollar-cost averaging program is to minimize the impact of short-term price fluctuations on Account Value. In general, since you transfer the same dollar amount to the variable investment options at set intervals, dollar-cost averaging allows you to purchase more Variable Accumulation Units (and, indirectly, more Fund shares) when prices are low and fewer Variable Accumulation Units (and, indirectly, fewer Fund shares) when prices are high. Therefore, you may achieve a lower average cost per Variable Accumulation Unit over the long term. A dollar-cost averaging program allows you to take advantage of market fluctuations. However, it is important to understand that a dollar-cost averaging program does not insure a profit or protect against loss in a declining market. We do not allow transfers into any of the Guarantee Periods pursuant to the dollar-cost averaging program.

Asset Allocation

One or more asset allocation programs may be available in connection with the Contract, at no extra charge. Asset allocation is the process of investing in different asset classes, such as equity funds, fixed income funds, and money market funds, depending on your personal investment goals, tolerance for risk, and investment time horizon. By spreading your money among a variety of asset classes, you may be able to reduce the risk and volatility of investing, although there are no guarantees, and asset allocation does not insure a profit or protect against loss in a declining market.

We have no discretionary authority or control over your investment decisions. We do not recommend asset allocation models or otherwise provide advice as to what asset allocation model may be appropriate for you.

Currently, you may select one of the available asset allocation models, each of which represents a combination of Sub-Accounts with a different level of risk. These models, as well as the terms and conditions of the asset allocation program, are fully described in a separate brochure. You may request a copy of this brochure by calling us at (800) 752-7216. We may add or delete programs in the future.

Our asset allocation programs are “static” programs. That is to say, if you elect an asset allocation program, we automatically rebalance your Account Value among the Sub-Accounts represented in the model you chose. While we will not alter the Sub-Account allocation percentages used in any asset allocation model, your asset allocation model and allocation weightings could be affected by mergers, liquidations, fund substitutions or closures.

You will not be provided with information regarding the periodic updates to models that we may offer to new Contract purchasers.Any, the new models will only be offered to Contracts issued on or after the date the new model goes into effect or to Participants who elect an asset allocation program on or after that date. Participants of any existing asset allocation programs may make an independent decision to change their asset allocations at any time. You should consult your financial adviser periodically to consider whether the model you have selected is still appropriate for you.

Systematic Withdrawal and Interest Out Programs

You may select our Systematic Withdrawal Program or our Interest Out Program. Under the Systematic Withdrawal Program, you determine the amount and frequency of regular withdrawals you would like to receive from your Fixed Account Value and/or Variable Account Value and we will process them automatically. Under the Interest Out Program, we automatically pay you or reinvest interest credited for all Guarantee Periods you have chosen. The withdrawals under these programs may be subject to surrender charges and a Market Value Adjustment. They may also be included as income and subject to a 10% federal tax penalty. You should consult a qualified tax professional before choosing these options. We reserve the right to limit the election of either of these programs to Contracts with a minimum Account Value of $10,000.

You may change or stop either program at any time, by written notice to us or other means approved by us.

Portfolio Rebalancing Program

Under the Portfolio Rebalancing Program, we transfer funds among all Sub-Accounts to maintain the percentage allocation you have selected among these Sub-Accounts. At your election, we will make these transfers on a quarterly, semi-annual or annual basis.

No transfers to or from any Guarantee Period are permitted while this program is in effect.

Secured Future Program

Under the Secured Future Program, at issue, we divide your initial Purchase Payments between the Fixed Account and the Variable Account. For the Fixed Account portion, you choose a Guarantee Period from among those we offer. We then allocate to that Guarantee Period the portion of your Purchase Payment necessary so that, at the end of the Guarantee Period, your Fixed Account allocation, including interest, will equal the entire amount of your initial Purchase Payment, less the amount of any Contract charges that have been deducted from the Fixed Account. The remainder of the original Purchase Payment will be invested in the Sub-Accounts of your choice. At the end of the Guarantee Period, you will be guaranteed the amount of your original Purchase Payment (assuming no withdrawals or transfers), plus you will have the benefit, if any, of the investment performance of the Sub-Accounts you have chosen. The Secured Future Program is subject to availability. Your Secured Future Program terminates at the end of the Guarantee Period and is not renewable into a new Guarantee Period. The Secured Future Program is not available when Guarantee Periods are not being offered. (See “The Fixed Account Options: The Guarantee Periods.”)

WITHDRAWALS, WITHDRAWAL CHARGES, AND MARKET VALUE ADJUSTMENT

Cash Withdrawals

Requesting a Withdrawal

At any time during the Accumulation Phase, you may withdraw in cash all or any portion of your Account Value. To make a withdrawal, other than a Systematic Withdrawal, you must send us a written request at our mailing address. Your request must specify whether you want to withdraw the entire amount of your Account or, if less, the amount you wish to receive.

All withdrawals may be subject to a withdrawal charge (see “Withdrawal Charge”), and withdrawals from your Fixed Account Value also may be subject to a Market Value Adjustment. (See “Market Value Adjustment.”) Withdrawals also may have adverse income tax consequences, including a 10% penalty tax. (See “Tax Considerations.”) You should carefully consider these tax consequences before requesting a cash withdrawal.

Full Withdrawals

If you request a full withdrawal, we calculate the amount we will pay you as follows: We start with your Account Value at the end of the Valuation Period during which we receive your withdrawal request; we deduct the Account Fee, if applicable, for the Account Year in which the withdrawal is made; we add or subtract the amount of any Market Value Adjustment applicable to your Fixed Account Value; and finally, we deduct any applicable withdrawal charge.

A full withdrawal results in the surrender of your Contract, and cancellation of all rights and privileges under your Contract.

Partial Withdrawals

Unless you specify otherwise, when you request a partial withdrawal, we will pay you the amount specified in your request adjusted by any applicable charges and/or Market Value Adjustment and then reduce the value of your Account by the amount of the withdrawal.

You may specify the amount you want withdrawn from each Sub-Account and/or Guarantee Amount to which your Account is allocated. If you do not so specify, we will deduct the total amount you request pro rata, based on your Account Value at the end of the Valuation Period during which we receive your request.

Withdrawals may significantly reduce the death benefit amount. In calculating the amount payable under the death benefit, we may reduce the benefit by an amount that is greater than the amount of the withdrawal, depending on the circumstances. Accordingly, you should refer to the more detailed discussions of the optional death benefit riders that appear elsewhere in this Prospectus for information about the effects that withdrawals will have on those benefits.

If you request a partial withdrawal that would result in your Account Value being reduced to an amount less than the Account Fee for the Account Year in which you make the withdrawal, we reserve the right to treat it as a request for a full withdrawal (i.e., a surrender of your Contract).

Time of Payment

We will pay you the applicable amount of any full or partial withdrawal within seven days after we receive your withdrawal request, except in cases where we are permitted, and choose, to defer payment under the Investment Company Act of 1940 and applicable state insurance law. Currently, we may defer payment of amounts you withdraw from the Variable Account only for the following periods:

●	when the New York Stock Exchange is closed (except weekends and holidays) or when the SEC determines trading on the New York Stock Exchange is restricted;

●
when the SEC determines that an emergency exists and that it is not reasonably practical (i) to dispose of securities held in the Variable Account or (ii) to determine the value of the net assets of the Variable Account; or

●	when an SEC order permits us to defer payment for the protection of Participants.

If, pursuant to SEC rules, the Money Market Fund suspends payment of redemption proceeds in connection with a liquidation of the Fund, we will delay payment of any transfer, partial withdrawal, surrender, loan, or death benefit from the Money Market Sub-Account until the Fund is liquidated. We also may defer payment of amounts you withdraw from the Fixed Account for up to six months from the date we receive your withdrawal request. We do not pay interest on the amount of any payments we defer.

Withdrawal Restrictions for Qualified Plans

If your Contract is a Qualified Contract, you should carefully check the terms of your retirement plan for limitations and restrictions on cash withdrawals.

Special restrictions apply to withdrawals from Contracts used for Section 403(b) annuities. (See “Tax Considerations - Tax-Sheltered Annuities.”)

Withdrawal Charge

We do not deduct any sales charge from your Purchase Payments when they are made. However, we may impose a withdrawal charge (known as a “contingent deferred sales charge”) on certain amounts you withdraw. We impose this charge primarily to defray some of our expenses related to the sale of the Contracts, such as commissions we pay to agents, the cost of sales literature, and other promotional costs and transaction expenses.

Free Withdrawal Amount

In each Account Year you may withdraw a portion of your Account Value, which we call the “free withdrawal amount,” before incurring the withdrawal charge.

For convenience in discussing free withdrawal amounts, we refer to Purchase Payments made during the last seven Account Years, including the current Account Year, as “New Payments,” and we refer to Purchase Payments made before the last seven Account Years as “Old Payments.”

For the first Account Year, the free withdrawal amount is equal to 15% of the amount of all Purchase Payments you have made. For all other Account Years, the free withdrawal amount is equal to the greater of:

●	your Contract’s earnings (defined below), minus any free withdrawals taken during the life of your Contract, or

●	15% of the amount of all New Payments minus any free withdrawals taken during the current Account Year.

Your Contract’s earnings are equal to:

●	your Account Value, minus

●	all Purchase Payments made plus

●	all partial withdrawals and charges taken.

For an example of how we calculate the “free withdrawal amount,” see Appendix B.

Withdrawal Charge on Purchase Payment

If you withdraw more than the free withdrawal amount, we consider the excess amount to be withdrawn first from Payments that you have not previously withdrawn. We impose the withdrawal charge on the amount of New Payments withdrawn. Thus, the maximum amount on which we will impose the withdrawal charge will never exceed the total of New Payments that you have not previously withdrawn.

The amount of your withdrawal, if any, that exceeds the total of the free withdrawal amount plus the aggregate amount of all New Payments not previously withdrawn, is not subject to the withdrawal charge.

Order of Withdrawal

When you take a withdrawal, we liquidate your Contract in the following order:

(1)	the free withdrawal amount, and

(2)	unliquidated payments on a first-in, first-out basis.

Calculation of Withdrawal Charge

We calculate the amount of the withdrawal charge by multiplying the Purchase Payments you withdraw by a percentage. The percentage varies according to the number of Account Years the Purchase Payment has been held in your Account, including the Account Year in which you made the Purchase Payment, but not the Account Year in which you withdraw it. Each Purchase Payment begins a new 7-year period and moves down the declining surrender charge scale as shown below at each Account Anniversary. Purchase Payments received during the current Account Year will be charged 7%, if withdrawn. On your next scheduled Account Anniversary, that Purchase Payment, along with any other Purchase Payments made during that Account Year, will be considered to be in their second Account Year and will have a 7% withdrawal charge. On the next Account Anniversary, these Purchase Payments will move into their third Account Year and will have a withdrawal charge of 6%. This withdrawal charge decreases according to the number of Account Years the Purchase Payment has been held in your Account. The withdrawal charge scale is as follows:

Number of Account Years Purchase
Payment Has Been in Your Account	Withdrawal Charge
0-1	7%
1-2	7%
2-3	6%
3-4	6%
4-5	5%
5-6	4%
6-7	3%
7 or more	0%

For example, the percentage applicable to withdrawals of a Payment that has been in an Account for more than two Account Years but less than three will be 6%, regardless of the issue date of the Contract. You may want to consider deferring a withdrawal because withdrawal charges decline the longer the Purchase Payment is held in your Account.

The withdrawal charge will never be greater than 7% of the Purchase Payments you make under your Contract.

For a Group Contract, we may modify the withdrawal charges and limits, upon notice to the Owner of the Group Contract. However, any modification will apply only to Accounts established after the date of the modification.

For additional examples of how we calculate withdrawal charges, see Appendix B.

Types of Withdrawals Not Subject to Withdrawal Charge

Nursing Home Waiver

We will waive the withdrawal charge for a full withdrawal if:

●	the nursing home waiver is approved in the state of issue;

●	at least one year has passed since we issued your Contract,

●	you are confined to an eligible nursing home and have been confined there for at least the preceding 180 days, or any shorter period required by your state, and

●	your confinement to an eligible nursing home began after your Issue Date.

An “eligible nursing home” means a licensed hospital or licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis and daily medical records are kept for each patient. You must provide us evidence of confinement in the form we determine. To find out where the nursing home waiver is approved, you can call us at (800) 752-7216.

Minimum Distributions

For each Qualified Contract, the free withdrawal amount in any Account Year will be the greater of the free withdrawal amount described above or any amounts required to be withdrawn to comply with the minimum distribution requirement of the Internal Revenue Code. This waiver of the withdrawal charge applies only to the portion of the required minimum distribution attributable to that Qualified Contract.

Other Withdrawals

We do not impose withdrawal charges:
•	on amounts you apply to provide an annuity;
•	on amounts withdrawn from a Non-Qualified Contract as part of our non-qualified stretch program;
•	on amounts we pay as a death benefit, except under the Cash Surrender method;
•	on amounts you transfer among the Sub-Accounts, between the Sub-Accounts and the Fixed Account, or within the Fixed Account; or
•	on any amounts transferred as a part of an optional program.

Market Value Adjustment

Market Value Adjustments only apply to Contracts investing in the Fixed Account and are only applicable to Contracts that have allocated money to the Fixed Account Guarantee Period options that we make available from time to time.

If permitted under the laws of your state, we will apply a Market Value Adjustment if you withdraw or transfer amounts from your Fixed Account Value more than 30 days before the end of the applicable Guarantee Period. For this purpose, using Fixed Account Value to provide an annuity is considered a withdrawal, and the Market Value Adjustment will apply. However, we will not apply the Market Value Adjustment to automatic transfers to a Sub-Account from a Guarantee Period as part of our dollar-cost averaging program.

We apply the Market Value Adjustment separately to each Guarantee Amount in the Fixed Account, that is to each separate allocation you have made to a Guarantee Period together with interest credited on that allocation. However, we do not apply the adjustment to the amount of interest credited during your current Account Year. Any withdrawal from a Guarantee Amount is attributed first to such interest.

A Market Value Adjustment may decrease, increase or have no effect on your Account Value. This will depend on changes in interest rates since you made your allocation to the Guarantee Period and the length of time remaining in the Guarantee Period. In general, if the Guaranteed Interest Rate we currently declare for Guarantee Periods equal in duration to the number of complete years remaining in your Guarantee Period (or your entire Guarantee Period for Guarantee Periods of less than one year) is higher than your Guaranteed Interest Rate, the Market Value Adjustment is likely to decrease your Account Value. If our current Guaranteed Interest Rate is lower, the Market Value Adjustment is likely to increase your Account Value.

We determine the amount of the Market Value Adjustment by multiplying the amount that is subject to the adjustment by the following formula:

(1 + I	)	N/12	- 1
1 + J + b

where:

I	is the Guaranteed Interest Rate applicable to the Guarantee Amount from which you withdraw, transfer or annuitize;

J
is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for Guarantee Periods equal to the length of time remaining in the Guarantee Period applicable to your Guarantee Amount, rounded to the next higher number of complete years, for Guarantee Periods of one year or more. For any Guarantee Periods of less than one year, J is the Guaranteed Interest Rate we declare at the time of your withdrawal, transfer or annuitization for a Guarantee Period of the same length as your Guarantee Period. If, at that time, we do not offer the applicable Guarantee Period we will use an interest rate determined by straight-line interpolation of the Guaranteed Interest Rates for the Guarantee Periods we do offer;

N	is the number of complete months remaining in your Guarantee Period; and

b
is a factor that currently is 0%, but that in the future we may increase to up to 0.25%. Any increase would be applicable only to Participants who purchase their Contracts after the date of that increase. The “b” factor is the amount that will be used to cover market volatility (i.e., credit risk), basis risk, and/or liquidity costs.

We will apply the Market Value Adjustment to the amount being withdrawn after deduction of any Account Fee, if applicable, but before we impose any withdrawal charge on the amount withdrawn.

For examples of how we calculate the Market Value Adjustment, see Appendix B.

CONTRACT CHARGES

Account Fee

During the Accumulation Phase of your Contract, we will deduct from your Account an annual Account Fee to help cover the administrative expenses we incur related to the issuance of Contracts and the maintenance of Accounts. We deduct the Account Fee on each Account Anniversary. In Account Years 1 through 5, the annual Account Fee is $35. After Account Year 5, we may change the Account Fee each year, but the Account Fee will never exceed $50. We deduct the Account Fee pro rata from each Sub-Account and each Guarantee Period, based on the allocation of your Account Value on your Account Anniversary.

We will not charge the Account Fee if:

●	your Account Value has been allocated only to the Fixed Account during the applicable Account Year; or

●	your Account Value is $75,000 or more on your Account Anniversary.

If you make a full withdrawal of your Account, we will deduct the full amount of the Account Fee at the time of the withdrawal. In addition, on the Annuity Commencement Date we will deduct a pro rata portion of the Account Fee to reflect the time elapsed between the last Account Anniversary and the day before the Annuity Commencement Date.

After the Annuity Commencement Date, we will deduct an annual Account Fee of $35 in the aggregate in equal amounts from each Variable Annuity payment we make during the year. We do not deduct any Account Fee from Fixed Annuity payments.

Administrative Expense Charge

We deduct an administrative expense charge from the assets of the Variable Account during both the Accumulation Phase and the Income Phase. During the Accumulation Phase, this charge is deducted at an annual effective rate equal to 0.15% of your average daily Variable Account Value. During the Income Phase, this charge is included as part of the total insurance charges deducted from Annuity Unit values. This charge is designed to reimburse us for expenses we incur in administering the Contracts, Participant Accounts and the Variable Account that are not covered by the annual Account Fee.

Depending on the amount of expenses that we incur, we expect that we may earn a profit from this charge. If so, we may use the profit for any proper corporate purpose, including paying any other expenses in connection with the Contracts or adding to our corporate surplus.

Mortality and Expense Risk Charge

During the Accumulation Phase, we deduct a mortality and expense risk charge from the assets of the Variable Account at an effective annual rate equal to 1.00%, if your initial Purchase Payment was less than $1,000,000, or 0.85% if your initial Purchase Payment was $1,000,000 or more. However, if you annuitize your Contract prior to your eighth Contract Anniversary, we will deduct an additional 0.25% during the Income Phase to offset the increased mortality risk during this phase.

We assume numerous mortality and expense risks under the Contracts. These risks include, but are not limited to, (1) the risk that arises from our contractual obligation to continue to make annuity payments to each Annuitant, regardless of how long the Annuitant lives and regardless of how long all Annuitants as a group live; (2) the risk that arises from our contractual obligation to pay a death benefit upon the death of the Participant prior to the Annuity Commencement Date, including in cases where the death benefit is greater than a Contract’s Account Value; (3) the risk that our cost of providing benefits according to the terms of any optional death benefit riders will exceed the amount of the charges we deduct for those riders; and (4) the risk that the annual Account Fee and the administrative expense charge we assess under the Contract may be insufficient to cover the actual total administrative expenses we incur. If the amount of the charge is insufficient to cover our costs resulting from these and other mortality and expense risks, we will bear the loss. If, as we expect, the amount of the charge is more than sufficient to cover the risks, we will make a profit on the charge. We may use this profit for any proper corporate purpose, including the payment of marketing and distribution expenses for the Contract. In setting the rate of this charge, we not only consider our expected mortality and expense risks, but also our objective to earn a profit from the Contracts, after all of the costs, expenses, credits, and benefits we expect to pay in connection with the Contracts.

Charges for Optional Death Benefits

If you elect an optional death benefit, we will deduct, during the Accumulation Phase, a charge from the assets of the Variable Account depending upon which optional death benefit(s) you elect. The effective annual percentage rates of these charges are set out below.

% of Variable
Optional Death Benefits*	Account Value
“EEB”	0.15%
“MAV”	0.15%
“5% Roll-Up”	0.15%
“EEB” and “MAV”	0.25%
“EEB” and “5% Roll-Up”	0.25%
“MAV” and “5% Roll-Up”	0.25%
“EEB Plus”	0.25%
“EEB” and “MAV” and “5% Roll-Up”	0.40%
“EEB Plus MAV”	0.40%
“EEB Plus 5% Roll-Up”	0.40%
* As defined under “Optional Death Benefits.”

Premium Taxes

Some states and local jurisdictions impose a premium tax on us that is equal to a specified percentage of the Purchase Payments you make. In many states there is no premium tax. We believe that the amounts of applicable premium taxes currently range from 0% to 3.5%. You should consult a qualified tax professional to find out if you could be subject to a premium tax and the amount of any tax.

In order to reimburse us for the premium tax we may pay on Purchase Payments, our policy is to deduct the amount of such taxes from the amount you apply to provide an annuity at the time of annuitization. However, we reserve the right to deduct the amount of any applicable tax from your Account at any time, including at the time you make a Purchase Payment or make a full or partial withdrawal. We do not make any profit on the deductions we make to reimburse premium taxes.

Fund Expenses

There are fees and expenses deducted from each Fund. These fees and expenses are described in the Fund prospectus(es) and related Statements of Additional Information.

Modification in the Case of Group Contracts

For Group Contracts, we may modify the annual Account Fee, the administrative expense charge and the mortality and expense risk charge upon notice to Participants. However, such modification will apply only with respect to Participant Accounts established after the effective date of the modification.

DEATH BENEFIT

If the Covered Person dies during the Accumulation Phase, we will pay a death benefit to the designated Beneficiary(ies), using the payment method elected (a single cash payment or one of our Annuity Options). If the Beneficiary is not living on the date of death of the Covered Person, we will pay the death benefit in one sum to your estate. We do not pay a death benefit if the Covered Person dies during the Income Phase. However, the Beneficiary will receive any annuity payments provided under an Annuity Option that is in effect. If the Contract names more than one Covered Person, we will pay the death benefit upon the first death of such Covered Persons.

Amount of Death Benefit

To calculate the amount of the death benefit, we use a “Death Benefit Date.” The Death Benefit Date is the date we receive proof of the death of the Covered Person in an acceptable form (“Due Proof of Death”) if you have elected a death benefit payment method before the death of the Covered Person and it remains in effect. Otherwise, the Death Benefit Date is the later of the date we receive Due Proof of Death or the date we receive the Beneficiary’s election of either payment method or, if the Beneficiary is your spouse, Contract continuation. If we do not receive the Beneficiary’s election within 60 days after we receive Due Proof of Death, we reserve the right to provide a lump sum to your Beneficiary.

The amount of the death benefit is determined as of the Death Benefit Date.

The Basic Death Benefit

In general, if you were 85 or younger on your Contract Date (the date we accepted your first Purchase Payment), the death benefit will be the greatest of the following amounts:

(1)	your Account Value for the Valuation Period during which the Death Benefit Date occurs;

(2)	the amount we would pay if you had surrendered your entire Account on the Death Benefit Date; and

(3)
your total Purchase Payments (adjusted for partial withdrawals) as of the Death Benefit Date. See “Calculating the Death Benefit.” A withdrawal may cause the basic death benefit to decrease by more than the amount of the withdrawal.

For examples of how to calculate this basic death benefit, see Appendix C.

If you were 86 or older on your Contract Date, the death benefit is equal to amount (2) above. Because this amount will reflect any applicable withdrawal charges and Market Value Adjustment, it may be less than your Account Value.

Optional Death Benefits

Subject to availability in your state, you may enhance the “Basic Death Benefit” by electing one or more of the following optional death benefits. You must make your election before your Contract Date. You will pay a charge for each optional death benefit you elect. (For a description of these charges, see “Charges for Optional Death Benefits.”) The optional death benefits are available only if you are younger than 80 on the Contract Date. Any optional death benefit election may not be changed after the Contract is issued. The death benefit under all of optional death benefits will be adjusted for all partial withdrawals as described in this Prospectus under the heading “Calculating the Death Benefit.” For examples of how the death benefit is calculated under the optional death benefits, see Appendix D.

If your Contract is a Qualified Contract, required minimum distributions under the Internal Revenue Code may affect the value of this optional deathbenefit to you. Please refer to “Impact of Optional Death Benefits” under “TAX CONSIDERATIONS” for more information regarding tax issues that you should consider before electing an optional death benefit.

Maximum Anniversary Account Value (“MAV”)

Under MAV, the death benefit will be the greater of:

●	the amount payable under the basic death benefit above, or

●
your highest Account Value on any Account Anniversary before your 81st birthday, adjusted for any subsequent Purchase Payments and partial withdrawals made between that Account Anniversary and the Death Benefit Date.

5% Premium Roll-Up (“5% Roll-Up”)

Under 5% Roll-Up, the death benefit will be the greater of:

●	the amount payable under the basic death benefit above, or

●	the sum of your total Purchase Payments plus interest accruals, adjusted for partial withdrawals.

Interest accrues at a rate of 5% per year on Purchase Payments and transfers to the Variable Account while they remain in the Variable Account. The 5% interest accruals will continue until the earlier of:

●	the first day of the month following your 80th birthday, or

●	the day the death benefit amount under this rider equals twice the total of your Purchase Payments and transferred amounts, adjusted for withdrawals.

Earnings Enhancement Benefit (“EEB”)

If you elect the EEB death benefit, your death benefit will be the amount payable under the basic death benefit, plus the “EEB amount.” Calculated as of your Death Benefit Date, the “EEB amount” is determined as follows:

●
If you are 69 or younger on your Contract Date, the “EEB amount” will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap. The cap is 40% of the Net Purchase Payments made prior to your death.

●
If you are between the ages of 70 and 79 on your Contract Date, the “EEB amount” will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap. The cap is 25% of the Net Purchase Payments prior to your death.

Earnings Enhancement Benefit Plus (“EEB Plus”)

If you elect the EEB Plus death benefit, your death benefit will be the amount payable under the basic death benefit, plus the “EEB Plus amount.” Calculated as of the Death Benefit Date, the “EEB Plus amount” is determined as follows:

●
If you are 69 or younger on your Contract Date, the “EEB Plus amount” will be 40% of the difference between your Account Value and your Net Purchase Payments, up to a cap. The cap is 100% of the Net Purchase Payments made prior to your death. After the 7th Account Year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made within the twelve months prior to your death.

●
If you are between the ages of 70 and 79 on your Contract Date, the “EEB Plus amount” will be 25% of the difference between your Account Value and your Net Purchase Payments, up to a cap. The cap is 40% of the Net Purchase Payments made prior to your death. After the 7th Account Year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

Earnings Enhancement Benefit Plus with MAV (“EEB Plus MAV”)

If you elect EEB Plus MAV, your death benefit will be the death benefit payable under the MAV optional death benefit plus the “EEB Plus MAV amount.” Calculated as of your Death Benefit Date, the “EEB Plus MAV amount” is as follows:

●
If you are 69 or younger on your Contract Date, the “EEB Plus MAV amount” will be 40% of the difference between the death benefit payable under the MAV death benefit and your Net Purchase Payments, up to a cap. The cap is 100% of Net Purchase Payments made prior to your death. After your 7th Account Year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●
If you are between the ages of 70 and 79 on your Contract Date, the “EEB Plus MAV amount” will be 25% of the difference between the death benefit payable under the MAV death benefit and your Net Purchase Payments, up to a cap. The cap is 40% of Net Purchase Payments made prior to your death. After your 7th Account Year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

Earnings Enhancement Benefit Plus with 5% Roll-Up (“EEB Plus 5% Roll-Up”)

If you elect the EEB Plus 5% Roll-Up death benefit, your death benefit will be the death benefit payable under the 5% Roll-Up Rider plus the “EEB Plus 5% Roll-Up amount.” Calculated as of your Death Benefit Date, the “EEB Plus 5% Roll-Up amount” is determined as follows:

●
If you are 69 or younger on your Contract Date, the “EEB Plus 5% Roll-Up amount” will be 40% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap. The cap is 100% of Net Purchase Payments made prior to your death. After your 7th Account Year, the cap is 100% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

●
If you are between the ages of 70 and 79 on your Contract Date, the “EEB Plus 5% Roll-Up amount” will be 25% of the difference between the death benefit payable under the 5% Roll-Up Rider and your Net Purchase Payments, up to a cap. The cap is 40% of Net Purchase Payments made prior to your death. After your 7th Account Year, the cap is 40% of the difference between your Net Purchase Payments and any Purchase Payments made in the twelve months prior to your death.

Selecting Multiple Death Benefit Riders

The MAV death benefit, the 5% Roll-Up death benefit, and the EEB death benefit can be combined. If you elect more than one of these three optional death benefits, your death benefit will be calculated as follows:

●	MAV combined with 5% Roll-Up: The death benefit will equal the greater of the death benefit under MAV and the death benefit under 5% Roll-Up.

●
MAV combined with EEB: The death benefit will equal the death benefit under MAV, plus the “EEB amount.” The “EEB amount” is calculated using the Account Value before the application of the MAV optional death benefit.

●
EEB combined with 5% Roll-Up: The death benefit will equal the death benefit under 5% Roll-Up, plus the “EEB amount.” The “EEB amount” is calculated using the Account Value before the application of the 5% Roll-Up death benefit.

●
MAV,  5% Roll-Up  and EEB: The death benefit will equal the greater of the death benefit under MAV or the death benefit under 5% Roll-Up , plus the “EEB amount.” The “EEB amount” is calculated using the Account Value before the application of the 5% Roll-Up and the MAV death benefits.

The EEB Plus, EEB Plus MAV, and EEB Plus 5% Roll-Up optional death benefits are designed to be “comprehensive” benefits and may not be combined with each other or with any of the other death benefits.

Spousal Continuance

If you are the Covered Person and your spouse is the Beneficiary, upon your death, your spouse may elect to continue the Contract as the Participant and Covered Person, rather than receive the death benefit amount. In that case, we will not pay a death benefit, but the Contract’s Account Value will be equal to your Contract’s death benefit amount, as defined under the “Basic Death Benefit” or any optional death benefit you have selected. All Contract provisions, including any optional death benefits you have selected (subject to the optional death benefit age restriction), will continue as if your surviving spouse had purchased the Contract on the Death Benefit Date with a deposit equal to the death benefit amount. For purposes of calculating death benefits and expenses from that date forward, your surviving spouse’s age on the original effective date of the Contract will be used. Upon surrender or annuitization, this increased amount to the surviving spouse will not be treated as premium, but will be treated as income.

Calculating the Death Benefit

In calculating the death benefit amount payable under option (3) of the “Basic Death Benefit” or any of the optional death benefit riders, any partial withdrawals will reduce the death benefit amount to an amount equal to the death benefit amount immediately before the withdrawal multiplied by the ratio of the Account Value immediately after the withdrawal to the Account Value immediately before the withdrawal.A withdrawal may cause the basic death benefit to decrease by more than the amount of the withdrawal.

If the death benefit is the amount payable under options (2) or (3) of the “Basic Death Benefit” or under any of the optional death benefit riders, your Account Value may be increased by the excess, if any, of that amount over option (1) of the “Basic Death Benefit.” Any such increase will be allocated to the Sub-Accounts in proportion to your Account Value in those Sub-Accounts on the Death Benefit Date. Such increase will be made only if the Beneficiary elects to annuitize, elects to defer annuitization, or elects to continue the Contract. Also, any portion of this new Account Value attributed to the Fixed Account will be transferred to the available Money Market Fund investment option (without the application of a Market Value Adjustment). If a surviving spouse, as the named Beneficiary, elects to continue the Contract after the Covered Person’s death, the surviving spouse may transfer any such Fixed Account portion back to the Fixed Account and begin a new Guarantee Period, if we are then currently offering Fixed Account options.

Method of Paying Death Benefit

The death benefit may be paid in a single cash payment or as an annuity (either fixed, variable or a combination), under one or more of our Annuity Options. We describe the Annuity Options in this Prospectus under “The Income Phase - Annuity Provisions.”

During the Accumulation Phase, you may elect the method of payment for the death benefit. These elections are made by sending us at our mailing address an election form, which we will provide. If no such election is in effect on the date of your death, the Beneficiary may elect either a single cash payment or an annuity. If the Beneficiary is your spouse, the Beneficiary may elect to continue the Contract. This election is made by sending us a letter of instruction. If we do not receive the Beneficiary’s election within 60 days after we receive Due Proof of Death, we will pay the death benefit in a single cash payment.

If we pay the death benefit in the form of an Annuity Option, the Beneficiary becomes the Annuitant/Payee under the terms of that Annuity Option.

Non-Qualified Contracts

If your Contract is a Non-Qualified Contract, special distribution rules apply to the payment of the death benefit. The amount of the death benefit must be distributed either (1) as a lump sum within five years after your death, or (2) if in the form of an annuity, over a period not greater than the life or expected life of the “designated beneficiary” within the meaning of Section 72(s) of the Internal Revenue Code, with payments beginning no later than one year after your death.

The person you have named as Beneficiary under your Contract, if any, will be the “designated beneficiary.” If the named Beneficiary is not living and no contingent beneficiary has been named, the surviving Participant, if any, or the estate of the deceased Participant automatically becomes the designated beneficiary.

If the designated beneficiary is your surviving spouse, your spouse may continue the Contract in his or her own name as Participant. To make this election, your spouse must give us written notification within 60 days after we receive Due Proof of Death. The special distribution rules will then apply on the death of your spouse. To understand what happens when your spouse continues the Contract, see “Spousal Continuance.”

During the Income Phase, if the Annuitant dies, the remaining value of the Annuity Option in place must be distributed at least as rapidly as the method of distribution under that option.

If the Participant is not a natural person, these distribution rules apply upon the death of any Annuitant.

Payments made in contravention of these special rules would adversely affect the treatment of the Contracts as annuity contracts under the Internal Revenue Code. Neither you nor the Beneficiary may exercise rights that would have that effect.

Selection and Change of Beneficiary

You select your Beneficiary in your Application. You may change your Beneficiary at any time by sending us written notice on our required form, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

Payment of Death Benefit

Payment of the death benefit in cash will be made within seven days of the Death Benefit Date, except if we are permitted to defer payment in accordance with the Investment Company Act of 1940. If an Annuity Option is elected, the Annuity Commencement Date will be the first day of the second calendar month following the Death Benefit Date, and your Account will remain in effect until the Annuity Commencement Date.

Due Proof of Death

We accept any of the following as proof of any person’s death:

●	an original certified copy of an official death certificate;

●	an original certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

●	any other proof we find satisfactory.

THE INCOME PHASE - ANNUITY PROVISIONS

During the Income Phase, we make regular monthly annuity payments to the Annuitant.

The Income Phase of your Contract begins with the Annuity Commencement Date. On that date, we apply your Account Value, adjusted as described under the Annuity Option(s) you have selected, and we make the first annuity payment.

Once the Income Phase begins, no lump sum settlement option or cash withdrawals are permitted, except pursuant to Annuity Option D, Monthly Payments for a Specified Period Certain, as described below under the heading “Annuity Options,” and you cannot change the Annuity Option selected. (Also, a Beneficiary receiving payments after the Annuitant’s death under Option B, Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain, may elect to receive the discounted value of the remaining payments in a single sum, as discussed under “Annuity Options.”) You may request a full withdrawal before the Annuity Commencement Date, which will be subject to all charges applicable on withdrawals. (See “Withdrawals, Withdrawal Charges, and Market Value Adjustment.”)

Selection of the Annuitant or Co-Annuitant

You select the Annuitant in your Application. The Annuitant is the person who receives annuity payments during the Income Phase and on whose life these payments are based. In your Contract, the Annuity Option(s) refer to the Annuitant as the “Payee.” If you name someone other than yourself as Annuitant and the Annuitant dies before the Income Phase, you become the Annuitant.

In a Non-Qualified Contract, if you name someone other than yourself as Annuitant, you may also select a Co-Annuitant, who will become the new Annuitant if the original Annuitant dies before the Income Phase. If both the Annuitant and Co-Annuitant die before the Income Phase, you become the Annuitant. If you have named both an Annuitant and a Co-Annuitant, you may designate one of them to become the sole Annuitant as of the Annuity Commencement Date, if both are living at that time. If you have not made that designation on the 30th day before the Annuity Commencement Date, and both the Annuitant and the Co-Annuitant are still living, the Co-Annuitant will become the Annuitant.

When an Annuity Option has been selected as the method of paying the death benefit, the Beneficiary is the Payee of the annuity payment.

Selection of the Annuity Commencement Date

You select the Annuity Commencement Date in your Application. The following restrictions apply to the date you may select:

●	The earliest possible Annuity Commencement Date is the first day of the second month following your Contract Date.

●
The latest possible Annuity Commencement Date is the first day of the month following the Annuitant’s 95th birthday (“maximum Annuity Commencement Date”) or, if there is a Co-Annuitant, the 95th birthday of the younger of the Annuitant and Co-Annuitant.

●	The Annuity Commencement Date must always be the first day of a calendar month.

You may change the Annuity Commencement Date by sending us written notice, in a form acceptable to us, with the following additional limitations:

●	We must receive your notice, in good order, at least 30 days before the current Annuity Commencement Date.

●	The new Annuity Commencement Date must be at least 30 days after we receive the notice.

There may be other restrictions on your selection of the Annuity Commencement Date imposed by your retirement plan or applicable law. In most situations, current law requires that for a Qualified Contract, certain minimum distributions must commence no later than April 1 following the year the Annuitant reaches age 70½ (or, for Qualified Contracts other than IRAs, no later than April 1 following the year the Annuitant retires, if later than the year the Annuitant reaches age 70½).

Annuity Options

We offer the following Annuity Options for payments during the Income Phase. Each Annuity Option may be selected for a Variable Annuity, a Fixed Annuity, or a combination of both. We may also agree to other settlement options, at our discretion.

Annuity Option A - Life Annuity

We provide monthly payments during the lifetime of the Annuitant. Annuity payments stop when the Annuitant dies. There is no provision for continuation of any payments to a Beneficiary.

Annuity Option B - Life Annuity with 60, 120, 180 or 240 Monthly Payments Certain

We make monthly payments during the lifetime of the Annuitant. In addition, we guarantee that the Beneficiary will receive monthly payments for the remainder of the period certain, if the Annuitant dies during that period. The election of a longer period results in smaller monthly payments. If no Beneficiary is designated, we pay the discounted value of the remaining payments in one sum to the Annuitant’s estate. The Beneficiary may also elect to receive the discounted value of the remaining payments in one sum. The discount rate for a Variable Annuity will be the assumed interest rate of 3%; the discount rate for a Fixed Annuity will be based on the interest rate we used to determine the amount of each payment.

Annuity Option C - Joint and Survivor Annuity

We make monthly payments during the lifetime of the Annuitant and another person you designate and during the lifetime of the survivor of the two. We stop making payments when the survivor dies. There is no provision for continuance of any payments to a Beneficiary.

Annuity Option D - Monthly Payments for a Specified Period Certain

We make monthly payments for a specified period of time from 5 to 30 years, as you elect. The longer the period you elect, the smaller your monthly payments will be. If payments under this option are paid on a variable annuity basis, the Annuitant may elect to receive, at any time, some or all of the discounted value of the remaining payments, less any applicable withdrawal charge; the discount rate for this purpose will be the assumed interest rate of 3%. If the Annuitant dies during the period selected, the remaining income payments are made as described above for the payments to a Beneficiary under Annuity Option B. The election of this Annuity Option may result in the imposition of a penalty tax. The 5, 6, 7, 8, & 9-year period certain options are not available during your first seven Account Years unless (a) you or your Beneficiary are selecting this Annuity Option to be used as the method of payment for the death benefit and (b) your Beneficiary’s life expectancy on the date of the first payment exceeds the selected period.

Selection of Annuity Option

You select one or more of the Annuity Options, which you may change during the Accumulation Phase, as long as we receive your selection or change in writing at least 30 days before the Annuity Commencement Date. If we have not received your written selection on the 30th day before the Annuity Commencement Date, you will receive Annuity Option B, for a life annuity with 120 monthly payments certain.

You must specify the proportion of your Adjusted Account Value you wish to provide a Variable Annuity or a Fixed Annuity. Under a Variable Annuity, the dollar amount of payments will vary, while under a Fixed Annuity, the dollar amount of payments will remain the same. If you do not specify a Variable Annuity or a Fixed Annuity, your Adjusted Account Value will be divided between Variable Annuities and Fixed Annuities in the same proportions as your Account Value was divided between the Variable and Fixed Accounts on the Annuity Commencement Date. You may allocate your Adjusted Account Value applied to a Variable Annuity among the Sub-Accounts, or we will use your existing allocations.

There may be additional limitations on the options you may elect under your particular retirement plan or applicable law.

Remember that the Annuity Options may not be changed once annuity payments begin.

Amount of Annuity Payments

Adjusted Account Value

The Adjusted Account Value is the amount we apply to provide a Variable Annuity and/or a Fixed Annuity. We calculate Adjusted Account Value by taking your Account Value on the Business Day just before the Annuity Commencement Date and making the following adjustments:

●	We deduct a proportional amount of the Account Fee, based on the fraction of the current Account Year that has elapsed.

●	If applicable, we apply the Market Value Adjustment to your Account Value in the Fixed Account, which may result in a deduction, an addition, or no change.

●	We deduct any applicable premium tax or similar tax if not previously deducted.

Variable Annuity Payments

On the Annuity Commencement Date, we will exchange your Account’s Variable Accumulation Units for Annuity Units upon which we will assess annual insurance charges of 1.15% of your average daily Annuity Unit values (1.00% if your initial Purchase Payment was $1,000,000 or more). If your Annuity Commencement Date is within seven years of the Contract Date, the annual insurance charges will be increased by 0.25%. Variable Annuity payments may vary each month. We determine the dollar amount of the first payment using the portion of your Adjusted Account Value applied to a Variable Annuity and the “annuity payment rates” in your Contract, which are based on an assumed interest rate of 3% per year, compounded annually. See “Annuity Payment Rates.”

To calculate the remaining payments, we convert the amount of the first payment into Annuity Units for each Sub-Account; we determine the number of those Annuity Units by dividing the portion of the first payment attributable to the Sub-Account by the Annuity Unit value of that Sub-Account for the Valuation Period ending just before the Annuity Commencement Date. This number of Annuity Units for each Sub-Account will remain constant (unless the Annuitant requests a transfer among Sub-Accounts). However, the dollar amount of the next Variable Annuity payment, which is the sum of the number of Annuity Units for each Sub-Account times its Annuity Unit value for the Valuation Period ending just before the date of the payment, will increase, decrease, or remain the same, depending on the net investment return of the Sub-Accounts.

If the net investment return of the Sub-Accounts selected is the same as the assumed interest rate of 3%, compounded annually, the payments will remain level. If the net investment return exceeds the assumed interest rate, payments will increase and, conversely, if it is less than the assumed interest rate, payments will decrease.

Please refer to the Statement of Additional Information for more information about calculating Variable Annuity Units and Variable Annuity payments, including examples of these calculations.

Fixed Annuity Payments

Fixed Annuity payments are the same each month. We determine the dollar amount of each Fixed Annuity payment using the fixed portion of your Adjusted Account Value and the applicable annuity payment rates. These will be either (1) the rates in your Contract, which are based on a minimum guaranteed interest rate of 2.5% per year, compounded annually, or (2) new rates we have published and are using on the Annuity Commencement Date, if they are more favorable. (See “Annuity Payment Rates.”)

Minimum Payments

If your Adjusted Account Value is less than $2,000, or the first annuity payment for any Annuity Option is less than $20, we will pay the Adjusted Account Value to the Annuitant in one payment.

Transfer of Variable Annuity Units

During the Income Phase, the Annuitant may transfer Annuity Units in one Sub-Account for Annuity Units in another Sub-Account, up to 12 times each Account Year. Any such transfers may be subject to any restrictions or other policies that the Funds have adopted to protect the Funds from short-term trading or other practices that are potentially harmful to the Fund (the “Funds’ Shareholder Trading Policies”). The applicability of the Funds’ Shareholder Trading Policies is the same during the Income Phase as during the Accumulation Phase, and this is discussed in this Prospectus under “Funds’ Shareholder Trading Policies.” For the reasons discussed there, you should review and comply with each Fund’s Shareholder Trading Policies, which are disclosed in the Funds’ current prospectuses.

To make a transfer, the Annuitant sends us, at our mailing address, a written request stating the number of Annuity Units in the Sub-Account he or she wishes to transfer and the new Sub-Account for which Annuity Units are requested. The number of new Annuity Units will be calculated so the dollar amount of an annuity payment on the date of the transfer would not be affected. To calculate this number, we use Annuity Unit values for the Valuation Period during which we receive the transfer request.

Before transferring Annuity Units in one Sub-Account for those in another, the Annuitant should carefully review the relevant Fund prospectuses for the investment objectives and risk disclosure of the Funds in which the Sub-Accounts invest.

During the Income Phase, we permit only transfers among Sub-Accounts. No transfers to or from a Fixed Annuity are permitted.

Account Fee

During the Income Phase, we deduct the annual Account Fee of $35 in equal amounts from each Variable Annuity payment. We do not deduct the annual Account Fee from Fixed Annuity payments.

Annuity Payment Rates

Annuity payment rates are the rates we use to determine the dollar amount of an annuity payment under each Annuity Option. The Contracts contain annuity payment rate schedules for each Annuity Option described in this Prospectus. These schedules show, for each $1,000 applied, the dollar amount of: (a) the first monthly Variable Annuity payment based on the assumed interest rate specified in the applicable Contract (3% per year, compounded annually); and (b) the monthly Fixed Annuity payment, when this payment is based on the minimum guaranteed interest rate specified in the Contract (at least 2.5% per year, compounded annually). We may change these rates under Group Contracts for Accounts established after the effective date of such change (see “Other Contract Provisions - Modification”).

The annuity payment rates may vary according to the Annuity Option elected and the adjusted age of the Annuitant. The Contracts also describe the method of determining the adjusted age of the Annuitant. The mortality table used in determining the annuity payment rates for Annuity Options A, B and C is the Annuity 2000 Table.

Annuity Options as Method of Payment for Death Benefit

You or your Beneficiary may also select one or more Annuity Options to be used in the event of the covered person’s death before the Income Phase, as described under the “Death Benefit” section of this Prospectus. In that case, your Beneficiary will be the Annuitant. The Annuity Commencement Date will be the first day of the second month beginning after the Death Benefit Date.

OTHER CONTRACT PROVISIONS

Exercise of Contract Rights

An Individual Contract belongs to the individual to whom the Contract is issued. A Group Contract belongs to the Owner. In the case of a Group Contract, the Owner may expressly reserve all Contract rights and privileges; otherwise, each Participant will be entitled to exercise such rights and privileges. In any case, such rights and privileges can be exercised without the consent of the Beneficiary (other than an irrevocably designated Beneficiary) or any other person. Such rights and privileges may be exercised only before the Annuity Commencement Date, except as the Contract otherwise provides.

The Annuitant becomes the Payee on and after the Annuity Commencement Date. The Beneficiary becomes the Payee on the death of the Covered Person prior to the Annuity Commencement Date, or on the death of the Annuitant after the Annuity Commencement Date. Such Payee may thereafter exercise such rights and privileges, if any, of ownership which continue.

Change of Ownership

Ownership of a Qualified Contract may not be transferred except to: (1) the Annuitant; (2) a trustee or successor trustee of a pension or profit sharing trust which is qualified under Section 401 of the Internal Revenue Code; (3) the employer of the Annuitant, provided that the Qualified Contract after transfer is maintained under the terms of a retirement plan qualified under Section 403(a) of the Internal Revenue Code for the benefit of the Annuitant; (4) the trustee or custodian of an individual retirement account plan qualified under Section 408 of the Internal Revenue Code for the benefit of the Participants under a Group Contract; or (5) as otherwise permitted from time to time by laws and regulations governing the retirement or deferred compensation plans for which a Qualified Contract may be issued. Subject to the foregoing, a Qualified Contract may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than the Company.

The Owner of a Non-Qualified Contract may change the ownership of the Contract prior to the Annuity Commencement Date; and each Participant, in like manner, may change the ownership interest in a Contract. A change of ownership will not be binding on us until we receive written notification. When we receive such notification, the change will be effective as of the date on which the request for change was signed by the Owner or Participant, as appropriate, but the change will be without prejudice to us on account of any payment we make or any action we take before receiving the change. If you change the Owner of a Non-Qualified Contract, you will become immediately liable for the payment of taxes on any gain realized under the Contract prior to the change of ownership, including possible liability for a 10% federal excise tax.

Change of ownership may affect the availability of optional death benefit riders or the expenses incurred with the optional death benefit riders.

Voting of Fund Shares

To the extent required by law, we will vote all shares held in the Variable Account in accordance with instructions we receive from persons with voting interests in the Funds. During the Accumulation Phase, you will have the right to give voting instructions, except in the case of a Group Contract in which the Owner has reserved this right. During the Income Phase, the Payee (that is, the Annuitant or Beneficiary entitled to receive benefits) is the person having the right to give voting instructions.

Before a vote of the shareholders of a Fund occurs, each person with voting interests in the Fund will receive voting materials from us. We will ask those persons to instruct us on how to vote and to return their respective voting instructions to us in a timely manner. Each such person is permitted to cast votes based on the dollar value of the shares of each Fund that we hold for your Contract in the corresponding Sub-Account. We calculate this value based on the number of Variable Accumulation Units or Variable Annuity Units allocated to your Contract as of the date set by the Fund and the value of each Variable Accumulation Unit or Variable Annuity Unit on that date. We count fractional votes.

We will vote any shares attributable to us and Fund shares for which no timely voting instructions are received in the same proportion as the shares for which we receive instructions from person(s) with voting interests in the Fund. Because of this method of proportional voting, a small number of persons with voting interests in the Fund may determine the outcome of a shareholder vote. If, however, we determine that we are permitted to vote the Fund shares in our own right, then we may do so.

Note: Owners of Qualified Contracts issued on a group basis may be subject to other voting provisions of the particular retirement plan and under the Investment Company Act of 1940. Employees who contribute to retirement plans that are funded by the Contracts may be entitled to instruct the Owners as to how to instruct us to vote the Fund shares attributable to their contributions. Such retirement plans may also provide the additional extent, if any, to which an Owner shall follow voting instructions of persons with rights under those plans. If no voting instructions are received from any such person with respect to a particular Contract, the Owner may instruct us as to how to vote the number of Fund shares for which instructions may be given.

Reports to Owners

We will send you, by regular U.S. mail, confirmation of all Purchase Payments (including any interest credited), withdrawals, (including any withdrawal charges, negative market value adjustments, and federal taxes on withdrawals), minimum distributions, death benefit payments, and transfers (excluding dollar-cost averaging transfers). Such confirmations will be sent within two business days after the transaction occurs.

In addition, within five business days after each calendar quarter, we will send you a statement showing your current Account Value, death benefit value, and investment allocation by asset class. Each quarterly statement will detail transactions that occurred during the last calendar quarter including Purchase Payments, annuity payments, transfers (including dollar-cost averaging transfers), partial withdrawals, systematic withdrawals, minimum distributions, portfolio rebalancing, asset reallocations, interest credited on fixed accounts, and annual contract fees assessed.

We will also send you annual and semi-annual reports of the funds in which you are invested, including a list of investments held by each portfolio as of the current date of the report.

If you have enrolled in the electronic delivery service and consented to receive documents electronically, we will send you an email at the address you provided notifying you when we have posted your confirmations, statements, and reports on our website.

It is your obligation to review each such statement carefully and to report to us, at the address or telephone number provided on the statement, any errors or discrepancies in the information presented therein within 60 days of the date of such statement. Unless we receive notice of any such error or discrepancy from you within such period, we may not be responsible for correcting the error or discrepancy.

Substitution of Securities

Shares of any or all Funds may not always be available for investment under the Contract. We may add or delete Funds or other investment companies as variable investment options under the Contract. We may also substitute for the shares held in any Sub Account shares of another Fund or shares of another registered open-end investment company or unit investment trust, provided that the substitution has been approved, if required, by the SEC. You will receive notice of any such Fund changes that affect your Contract by a supplement to this Prospectus.

Change in Operation of Variable Account

At our election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the SEC. In the event of any change in the operation of the Variable Account pursuant to this provision, we may supplement this Prospectus to reflect the change and take such other action as may be necessary and appropriate to effect the change.

Splitting Units

We reserve the right to split or combine the value of Variable Accumulation Units, Annuity Units or any of them. In effecting any such change of unit values, strict equity will be preserved and no change will have a material effect on the benefits or other provisions of the Contract. Any changes we make by splitting or combining Variable Accumulation Unit values must comply with federal securities laws and regulations.

Modification

Upon notice to the Participant, in the case of an Individual Contract, and the Owner and Participant(s), in the case of a Group Contract (or the Payee(s) during the Income Phase), we may modify the Contract if such modification is consistent with federal securities laws and regulations and: (1) is necessary to make the Contract or the Variable Account comply with any law or regulation issued by a governmental agency to which the Company or the Variable Account is subject; (2) is necessary to assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or annuity contracts; (3) is necessary to reflect a change in the operation of the Variable Account or the Sub-Account(s) (see “Change in Operation of Variable Account”); (4) provides additional Variable Account and/or fixed accumulation options; or (5) as may otherwise be in the best interests of Owners, Participants, or Payees, as applicable. In the event of any such modification, we may supplement this Prospectus to reflect such modification.

In addition, upon notice to the Owner, we may modify a Group Contract to change the withdrawal charges, Account Fee, mortality and expense risk charges, administrative expense charges, the tables used in determining the amount of the first monthly variable annuity and fixed annuity payments and the formula used to calculate the Market Value Adjustment, provided that such modification applies only to Participant Accounts established after the effective date of such modification. In order to exercise our modification rights in these particular instances, we must notify the Owner of such modification in writing. The notice shall specify the effective date of such modification which must be at least 60 days following the date we mail notice of modification. All of the charges and the annuity tables which are provided in the Group Contract prior to any such modification will remain in effect permanently, unless improved by the Company, with respect to Participant Accounts established prior to the effective date of such modification.

Discontinuance of New Participants

We may limit or discontinue the acceptance of new Applications and the issuance of new Certificates under a Group Contract by giving 30 days prior written notice to the Owner. This will not affect rights or benefits with respect to any Participant Accounts established under such Group Contract prior to the effective date of such limitation or discontinuance.

Reservation of Rights

We reserve the right, to the extent permitted by law, to: (1) combine any two or more variable accounts or Sub-Accounts; (2) add or delete Funds, sub-series thereof or other investment companies and corresponding Sub-Accounts; (3) add or remove Guarantee Periods available at any time for election by a Participant; and (4) restrict or eliminate any of the voting rights of Participants (or Owners) or other persons who have voting rights as to the Variable Account. Where required by law, we will obtain approval of changes from Participants or any appropriate regulatory authority. In the event of any change pursuant to this provision, we may supplement this Prospectus and make appropriate endorsement to the Contract as necessary to reflect the change.

Right to Return

If you are not satisfied with your Contract, you may return it by mailing or delivering it to us at our mailing address, as shown on the cover of this Prospectus, within 10 days, or longer if required by your state, after it was delivered to you. State law may also allow you to return the Contract to your sales representative. When we receive the returned Contract, it will be cancelled and we will refund to you your Account Value. If applicable state law requires, we will return the full amount of any Purchase Payment(s) we received.

If you are establishing an Individual Retirement Annuity (“IRA”), the Internal Revenue Code requires that we give you a disclosure statement containing certain information about the Contract and applicable legal requirements. We must give you this statement on or before the date the IRA is established. If we give you the disclosure statement before the seventh day preceding the date the IRA is established, you will not have any right of revocation under the Code. If we give you the disclosure statement at a later date, then you may give us a notice of revocation at any time within 7 days after your Contract Date. Upon such revocation, we will refund your Purchase Payment(s). This right of revocation with respect to an IRA is in addition to the return privilege set forth in the preceding paragraph. We allow a Participant establishing an IRA a “ten day free-look,” notwithstanding the provisions of the Internal Revenue Code.

TAX CONSIDERATIONS

This section provides general information on the federal income tax consequences of ownership of a Contract and is not intended as tax advice. Actual federal tax consequences will vary depending on, among other things, the type of retirement plan under which your Contract is issued. Also, legislation altering the current tax treatment of annuity contracts could be enacted in the future and could apply retroactively to Contracts that were purchased before the date of enactment. We make no attempt to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of ownership or receipt of distributions under a Contract. We also make no guarantee regarding the federal, state, or local tax status of any Contract or any transaction involving any Contract. You should consult a qualified tax professional for advice before purchasing a Contract or executing any other transaction (such as a rollover, distribution, withdrawal or payment) involving a Contract.

When you invest in an annuity contract, you usually do not pay taxes on your investment gains until you withdraw the money – generally for retirement purposes. If you invest in a variable annuity as part of an individual retirement plan, pension plan or employer-sponsored retirement program, your Contract is called a “Qualified Contract.” If your annuity is independent of any formal retirement or pension plan, it is termed a “Non-Qualified Contract.” The tax rules applicable to Qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan.

U.S. Federal Income Tax Considerations

The following discussion applies only to those Contracts issued in the United States. For a discussion of tax considerations effecting Contracts issued in Puerto Rico, see “Puerto Rico Tax Considerations.”

Taxation of Non-Qualified Contracts

Deductibility of Purchase Payments. For federal income tax purposes, Purchase Payments made under Non-Qualified Contracts are not deductible. Under certain circumstances, Purchase Payments made under Qualified Contracts may be excludible or deductible from taxable income. Any such amounts will also be excluded from the “investment in the contract” for purposes of determining the taxable portion of any distributions from a Qualified Contract. As a general rule, regardless of whether you own a Qualified or a Non-Qualified Contract, the amount of your tax liability on earnings and distributions will depend upon the specific tax rules applicable to your Contract and your particular circumstances.

Pre-Distribution Taxation of Contracts. Generally, an increase in the value of a Contract will not give rise to a current income tax liability to the Owner of a Contract or to any payee under the Contract until a distribution is received from the Contract. However, certain assignments or pledges of a Contract or loans under a Contract will be treated as distributions to the Owner of the Contract and will accelerate the taxability of any increases in the value of a Contract.

Also, corporate (or other non-natural person) Owners of a Non-Qualified Contract will generally incur a current tax liability on Account Value increases. There are certain exceptions to this current taxation rule, including: (i) any Contract that is an “immediate annuity”, which the Internal Revenue Code (the “Code”) defines as a single premium contract with an annuity commencement date within one year of the date of purchase which provides for a series of substantially equal periodic payments (to be made not less frequently than annually) during the annuity period, and (ii) any Contract that the non-natural person holds as agent for a natural person (such as where a bank or other entity holds a Contract as trustee under a trust agreement).

You should note that a qualified retirement plan generally provides tax deferral regardless of whether the plan invests in an annuity contract. For that reason, no decision to purchase a Qualified Contract should be based on the assumption that the purchase of a Qualified Contract is necessary to obtain tax deferral under a qualified plan.

Distributions and Withdrawals from Non-Qualified Contracts. The Account Value of a Non-Qualified Contract will generally include both (i) an amount attributable to Purchase Payments, the return of which will not be taxable, and (ii) an amount attributable to investment earnings, the receipt of which will be taxable at ordinary income rates. The relative portions of any particular distribution that derive from nontaxable Purchase Payments and taxable investment earnings depend upon the nature and the timing of that distribution.

Any withdrawal of less than your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date must be treated as a receipt of investment earnings. You may not treat such withdrawals as a non-taxable return of Purchase Payments unless you have first withdrawn the entire amount of the Account Value that is attributable to investment earnings. For purposes of determining whether an Owner has withdrawn the entire amount of the investment earnings under a Non-Qualified Contract, the Code provides that all Non-Qualified deferred annuity contracts issued by the same company to the same Owner during any one calendar year must be treated as one annuity contract. If you withdraw your entire Account Value under a Non-Qualified Contract before the Annuity Commencement Date (a “full surrender”), the taxable portion will equal the amount you receive less the “investment in the contract” (i.e., the total Purchase Payments (excluding amounts that were deductible by, or excluded from the gross income of, the Owner of a Contract), less any Purchase Payments that were amounts previously received which were not includable in income).

Annuity Payments. A Payee who receives annuity payments under a Non-Qualified Contract after the Annuity Commencement Date will generally be able to treat a portion of each payment as a nontaxable return of Purchase Payments and to treat only the remainder of each such payment as taxable investment earnings. Until the Purchase Payments have been fully recovered in this manner, the nontaxable portion of each payment will be determined by the ratio of (i) the total amount of the Purchase Payments made under the Contract, to (ii) the Payee’s expected return under the Contract. Once the Payee has received nontaxable payments in an amount equal to total Purchase Payments, no further exclusion is allowed and all future distributions will constitute fully taxable ordinary income. If payments are terminated upon the death of the Annuitant or other Payee before Purchase Payments have been fully recovered, the unrecovered Purchase Payments may be deducted on the final return of the Annuitant or other Payee.

Penalty Tax on Certain Withdrawals. A penalty tax of 10% may also apply to taxable cash withdrawals, including lump-sum payments from Non-Qualified Contracts. This penalty will generally not apply to distributions made after age 59½, to distributions pursuant to the death or disability of the Participant, to distributions that are a part of a series of substantially equal periodic payments made not less frequently than annually for life or life expectancy, or to distributions under an immediate annuity (as defined above). Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. Also, additional exceptions apply to distributions from a Qualified Contract. You should consult a qualified tax professional with regard to exceptions from the penalty tax.

Taxation of Death Benefit Proceeds. Death benefits paid upon the death of a Participant are not life insurance benefits and will generally be includible in the income of the recipient to the extent they represent investment earnings under the contract. For this purpose, the amount of the investment in the contract is not affected by the Participant’s or Annuitant’s death, i.e., the investment in the Contract must still be determined by reference to the Participant’s investment in the contract. Special mandatory distribution rules also apply after the death of the Participant when the beneficiary is not the surviving spouse of the Participant.

If death benefits are distributed in a lump sum, the taxable amount of those benefits will be determined in the same manner as upon a full surrender of the contract. If death benefits are distributed under an annuity option, the taxable amount of those benefits will be determined in the same manner as annuity payments, as described above.

Transfers, Assignments or Exchanges of a Contract. A transfer or assignment of ownership of a Contract, the designation of an Annuitant other than the Owner, the selection of certain maturity dates, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. An Owner contemplating any such transfer, assignment or exchange should consult a qualified tax professional as to the tax consequences.

Withholding. Annuity distributions are generally subject to withholding for the recipient’s federal income tax liability.  Recipients can generally elect, however, not to have tax withheld from distributions.

Multiple Contracts. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same owner during any calendar year are treated as one annuity contract for purposes of determining the amount includible in such owner’s income when a taxable distribution occurs.

Partial Annuitization. Under a new tax provision enacted in 2010, if part of an annuity contract’s value is applied to an annuity option that provides payments for one or more lives or for a period of at least ten years, those payments may be taxed as annuity payments instead of withdrawals. None of the payment options under the Contract is intended to qualify for this “partial annuitization” treatment.

Taxation of Qualified Contracts

“Qualified Contracts” are Contracts used with plans that receive tax-deferral treatment pursuant to specific provisions of the Code. Annuity contracts also receive tax-deferral treatment. It is not necessary that you purchase an annuity contract to receive the tax- deferral treatment available through a Qualified Contract. If you purchase this annuity Contract as a Qualified Contract, you do not receive additional tax-deferral. Therefore, if you purchase this annuity Contract as a Qualified Contract, you should do so for reasons other than obtaining tax deferral.

You may use Qualified Contracts with several types of qualified retirement plans. Because tax consequences will vary with the type of qualified retirement plan and the plan’s specific terms and conditions, we provide below only brief, general descriptions of the consequences that follow from using Qualified Contracts in connection with various types of qualified retirement plans. We stress that the rights of any person to any benefits under these plans may be subject to the terms and conditions of the plans themselves, regardless of the terms of the Qualified Contracts that you are using. These terms and conditions may include restrictions on, among other things, ownership, transferability, assignability, contributions and distributions. Adverse tax consequences may result if you do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

Pension and Profit-Sharing Plans. Sections 401(a), 401(k) and 403(a) of the Code permit business employers and certain associations to establish various types of retirement plans for employees. The Code requirements are similar for qualified retirement plans of corporations and those of self- employed individuals. Self-employed persons, as a general rule, may therefore use Qualified Contracts as a funding vehicle for their retirement plans. Adverse tax consequences to the retirement plan, the participant or both may result if the Contract is transferred to any individual as a means to provide benefit payments, unless the plan complies with all the requirements applicable to such benefits prior to transferring the Contract.

Tax-Sheltered Annuities. Section 403(b) of the Code permits public school employees and employees of certain types of charitable, educational and scientific organizations specified in Section 501(c)(3) of the Code to purchase annuity contracts and, subject to certain limitations, exclude the amount of purchase payments from gross income for tax purposes. The Code imposes restrictions on cash withdrawals from Section 403(b) annuities (“TSA”).

Effective October 1, 2008, we stopped issuing any new TSAs, including Texas Optional Retirement Program annuities. We no longer accept any additional Purchase Payments to any previously issued TSAs.

The Internal Revenue Service’s (“IRS”) comprehensive TSA regulations are generally effective January 1, 2009, and these regulations, subsequent IRS guidance, and/or the terms of an employer’s TSA plan impose new restrictions on TSAs, including restrictions on (1) the availability of hardship distributions and loans, (2) TSA exchanges within the same employer’s TSA plan, and (3) TSA transfers to another employer’s TSA plan. You should consult with a qualified tax professional about how the regulations affect you and your TSA.

If TSAs are to receive tax-deferred treatment, cash withdrawals of amounts attributable to salary reduction contributions (other than withdrawals of accumulation account value as of December 31, 1988) may be made only when you attain age 59½, have a severance from employment with the employer, die or become disabled (within the meaning of Section 72(m)(7) of the Code). These restrictions apply to (i) any post-1988 salary reduction contributions, (ii) any growth or interest on post-1988 salary reduction contributions, (iii) any growth or interest on pre-1989 salary reduction contributions that occurs on or after January 1, 1989, and (iv) any pre-1989 salary reduction contributions since we do not maintain records that separately account for such contributions. It is permissible, however, to withdraw post-1988 salary reduction contributions (but not the earnings attributable to such contributions) in cases of financial hardship. Financial hardship withdrawals (as well as certain other premature withdrawals) are fully taxable and will be subject to a 10% federal income tax penalty, in addition to any applicable Contract withdrawal charge. Under certain circumstances the 10% federal income tax penalty will not apply if the withdrawal is for medical expenses. A financial hardship withdrawal may not be repaid once it is taken.

The IRS’s TSA regulations provide that TSA financial hardship withdrawals will be subject to the IRS rules applicable to hardship distributions from 401(k) plans. Specifically, if you have not terminated your employment or reached age 59½, you may be able to withdraw a limited amount of monies if you have an immediate and heavy financial need and the withdrawal amount is necessary to satisfy such financial need. An immediate and heavy financial need may arise only from:

●	deductible medical expenses incurred by you, your spouse, or your dependents;
●	payments of tuition and related educational fees for the next 12 months of post-secondary education for you, your spouse, or your dependents;
●	costs related to the purchase of your principal residence (not including mortgage payments);
●	payment necessary to prevent eviction from your principal residence or foreclosure of the mortgage on your principal residence;
●	payments for burial or funeral expenses for your parent, spouse, children, or dependents; or
●	expenses for the repair of damage to your principal residence that would qualify for the federal income tax casualty deduction.

You will be required to represent in writing to us (1) that your specified immediate and heavy financial need cannot reasonably be relieved through insurance or otherwise, by liquidation of your assets, by ending any contributions you are making under your TSA plan, by other distributions and nontaxable loans under any of your qualified plans, or by borrowing from commercial sources and (2) that your requested withdrawal amount complies with applicable law, including the federal tax law limit. And, unless your TSA was issued prior to September 25, 2007 and the only payments you made to such TSA were TSA funds you transferred directly to us from another TSA carrier (a “90-24 Transfer TSA”), your TSA employer also may need to agree in writing to your hardship request.

If your TSA contains a provision that permits loans, you may request a loan but you will be required to represent in writing to us that your requested loan amount complies with applicable law, including the federal tax law limit. And, unless your TSA is a 90-24 Transfer TSA, your TSA employer also may need to agree in writing to your loan request.

TSAs, like IRAs, are subject to required minimum distributions under the Code. TSAs are unique, however, in that any account balance accruing before January 1, 1987 (the “pre-1987 balance”) needs to comply with only the minimum distribution incidental benefit (MDIB) rule and not also with the minimum distribution rules set forth in Section 401(a)(9) of the Code. This special treatment for any pre-1987 balance is, however, conditioned upon the issuer identifying the pre-1987 balance and maintaining accurate records of changes to the balance. Since we do not maintain such records, your pre-1987 balance, if any, will not be eligible for special distribution treatment.

Under the terms of a particular TSA plan, you may be entitled to transfer or exchange all or a portion of your TSA to one or more alternative funding options within the same or different TSA plan. You should consult the documents governing your TSA plan and your plan administrator for information as to such investment alternatives. If you wish to transfer/exchange your TSA, you will be able to do so only if the issuer of the new TSA certifies to us that the transfer/exchange is permissible under the TSA regulations and the applicable TSA plan. Your TSA employer also may need to agree in writing to your transfer/exchange request.

Individual Retirement Accounts and Annuities. Individual Retirement Accounts and Annuities (“IRAs”), as defined in Section 408 of the Code, permit eligible individuals to make annual contributions of up to the lesser of a specified dollar amount for the year or the amount of compensation includible in the individual’s gross income for the year. The contributions may be deductible in whole or in part, depending on the individual’s income. In addition, certain distributions from some other types of retirement plans may be “rolled over” into an IRA on a tax-deferred basis without regard to these limits. Amounts in the IRA (other than nondeductible contributions) are taxed when distributed from the IRA. A 10% penalty tax generally applies to distributions made before age 59½, unless an exception applies. The Internal Revenue Service imposes special information requirements with respect to IRAs and we will provide purchasers of the Contracts as Individual Retirement Aannuities with any necessary information. You will have the right to revoke a Contract issued as an Individual Retirement Annuity under certain circumstances, as described in the section of this Prospectus entitled “Right to Return.” If your Contract is issued in connection with an Individual Retirement Account, we have no information about the Account and you should contact the Account’s trustee or custodian.

Roth Individual Retirement Arrangements. Section 408A of the Code permits certain eligible individuals to contribute to an individual retirement program called a Roth IRA. Unlike contributions to a traditional IRA under Section 408 of the Code, contributions to a Roth IRA are not tax-deductible. Provided certain conditions are satisfied, distributions are generally tax-free. Like traditional IRAs, Roth IRAs are subject to limitations on contribution amounts and the timing of distributions. If you roll over from or convert a traditional IRA Contract into a Roth IRA Contract or your Individual Retirement Account that holds a Contract is converted to a Roth Individual Retirement Account, the fair market value of the Contract is included in taxable income. Under IRS regulations and Revenue Procedure 2006-13, fair market value may exceed the Contract’s account balance. Thus, you should consult with a qualified tax professional prior to any conversion.  Distributions from a Roth IRA are generally not taxed, except that once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59½ (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA.  A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.

The Internal Revenue Service imposes special information requirements with respect to Roth IRAs and we will provide the necessary information for Contracts issued as Roth Individual Retirement Annuities. If your Contract is issued in connection with a Roth Individual Retirement Account, we have no information about the Account and you should contact the Account’s trustee or custodian.

Distributions and Withdrawals from Qualified Contracts. In most cases, all of the distributions you receive from a Qualified Contract will constitute fully taxable ordinary income. Also, a 10% penalty tax will apply to distributions prior to age 59½, except in certain circumstances.

If you receive a distribution from a Qualified Contract used in connection with a qualified pension plan, from a tax-sheltered annuity, a governmental Code Section 457 plan or an IRA and roll over some or all that distribution to another eligible plan, following the rules set out in the Code and IRS regulations, the portion of such distribution that is rolled over will not be includible in your income. An eligible rollover distribution from a qualified plan, tax-sheltered annuity or governmental Section 457 plan will be subject to 20% mandatory withholding as described below. Because the amount of the cash paid to you as an eligible rollover distribution will be reduced by this withholding, you will not be able to roll over the entire account balance under your Contract, unless you use other funds equal to the tax withholding to complete the rollover. Rollovers of IRA distributions are not subject to the 20% mandatory withholding requirement.

An eligible rollover distribution from a qualified plan, governmental Section 457 plan or tax-sheltered annuity is any distribution of all or any portion of the balance to the credit of an employee, except that the term does not include:

●	a distribution which is one of a series of substantially equal periodic payments made annually under a lifetime annuity or for a specified period of ten years or more;

●	any required minimum distribution; or

●	any hardship distribution.

Only you or your surviving spouse Beneficiary may elect to roll over a distribution to an eligible retirement plan. However, a non-surviving-spouse Beneficiary may be able to directly transfer a distribution to a so-called inherited IRA that will be subject to the IRS distribution rules applicable to beneficiaries.

Withholding. In the case of an eligible rollover distribution (as defined above) from a Qualified Contract (other than from an IRA), we (or the plan administrator) must withhold and remit to the U.S. Government 20% of the distribution, unless the Participant or Payee elects to make a direct rollover of the distribution to another qualified retirement plan that is eligible to receive the rollover; however, a non-surviving-spouse Beneficiary may elect a direct rollover only to a so-called inherited IRA. In the case of a distribution from (i) a Non-Qualified Contract, (ii) an IRA, or (iii) a Qualified Contract where the distribution is not an eligible rollover distribution, we will withhold and remit to the U.S. Government a part of the taxable portion of each distribution unless, prior to the distribution, the Participant or Payee provides us his or her taxpayer identification number and instructs us (in the manner prescribed) not to withhold. The Participant or Payee may credit against his or her federal income tax liability for the year of distribution any amounts that we (or the plan administrator) withhold.

Investment Diversification and Control

The Treasury Department has issued regulations that prescribe investment diversification requirements for the mutual fund series underlying non-qualified variable contracts. All Non-Qualified Contracts must comply with these regulations to qualify as annuities for federal income tax purposes. The owner of a Non-Qualified Contract that does not meet these guidelines will be subject to current taxation on annual increases in value of the Contract. We believe that each Fund available as an investment option under the Contract complies with these regulations.

In certain circumstances, owners of variable annuity contracts have been considered for Federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. There is limited guidance in this area, and some features of our Contracts, such as the flexibility of an owner to allocate premium payments and transfer amounts among the investment divisions of the separate account, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give Owners investment control over separate account assets, we reserve the right to modify the Contracts as necessary to prevent an Owner from being treated as the Owner of the separate account assets supporting the Contract. Nevertheless, you should consult with a qualified tax professional on the potential impact of the investor control rules of the IRS as they relate to the investment decisions and activities you may undertake with respect to the Contract. In addition, the IRS and/or the Treasury Department may issue new rulings, interpretations or regulations on this subject in the future. Accordingly, we therefore reserve the right to modify the Contracts as necessary to attempt to prevent you from being considered the owner, for tax purposes, of the underlying assets. We also reserve the right to notify you if we determine that it is no longer practicable to maintain the Contract in a manner that was designed to prevent you from being considered the owner of the assets of the Separate Account. You bear the risk that you may be treated as the owner of Separate Account assets and taxed accordingly.

Tax Treatment of the Company and the Variable Account

As a life insurance company under the Code, we will record and report operations of the Variable Account separately from other operations. The Variable Account will not, however, constitute a regulated investment company or any other type of taxable entity distinct from our other operations. Under present law, we will not incur tax on the income of the Variable Account (consisting primarily of interest, dividends, and net capital gains) if we use this income to increase reserves under Contracts participating in the Variable Account.

Impact of Optional Death Benefit Riders

Qualified Contracts. If your Contract is a Qualified Contract other than a Roth IRA, it is subject to certain required minimum distribution (RMD) requirements imposed by the Internal Revenue Code and IRS regulations. Under the RMD rules, distributions must begin no later than April 1 of the calendar year following the year in which you attain age 70½ or, for non-IRAs, the date of retirement instead of age 70½ if it is later. The RMD amount for a distribution calendar year is generally calculated by dividing the Contract’s value as of 12/31 of the prior calendar year by the applicable distribution factor set forth in a Uniform Lifetime Table in the IRS regulations.

For Contracts issued in connection with traditional Individual Retirement Accounts, you should contact the Account’s trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract’s value (including any actuarial present value of additional benefits discussed below) so that it can be used in the Account’s RMD calculations.

The IRS’s RMD regulations provide that the annual RMD amount is to be calculated based on the Contract’s Account Value as of 12/31 plus “the actuarial present value of any additional benefits” that are provided under your Contract (such as optional death benefits) which is also calculated as of 12/31. When we notify you yearly of the RMD amount, we will inform you if the calculation included the actuarial present value of any additional benefits since such inclusion would have increased your RMD amount. Because of the above actuarial present value requirements, your initial election of a Contract’s optional benefit could cause your RMD amount to be higher than it would be without such an election.. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional rider, you should consult with a qualified tax professional as to the possible effect of that rider on your yearly RMD amounts.

You may take an RMD amount calculated for a particular Individual Retirement Annuity from that Annuity or from another IRA of yours. Similarly, you may take an RMD amount calculated for a particular TSA annuity from that annuity or from another TSA account or TSA annuity of yours. If your Qualified Contract is an asset of a qualified retirement plan, the qualified plan is subject to the RMD requirements and the Contract, as an asset of the qualified plan, may need to be used as a source of funds for the RMDs.

If your Contract is a traditional Individual Retirement Annuity or is held by your traditional Individual Retirement Account and you convert such a traditional Annuity or Account to a Roth IRA (see “Roth Individual Retirement Arrangements”), then your initial or renewal election of an optional rider could cause your taxable income upon conversion to be higher than it would be without such an election. Prior to electing to participate in (or, if applicable, prior to renewing your participation in) any optional death benefit, you should consult with a qualified tax professional as to the possible effect of that benefit on conversion taxable income.

For Qualified Contracts issued other than as Individual Retirement Annuities, (1) we do not calculate your annual RMD amount nor do we notify you of such amount and (2) you should contact the Account’s trustee or custodian about RMD requirements since we only provide the trustee or custodian with the Contract’s value (including any actuarial present value of additional benefits discussed below) so that it can be used by the trustee or custodian in the Account’s RMD calculations.

Non-Qualified Contracts. We are required to make a determination as to the taxability of any withdrawal you make in order to be able to annually report to the IRS and your information about your withdrawal. Under the Internal Revenue Code, any withdrawal from a Non-Qualified Contract is taxable to the extent the annuity’s cash value (determined without regard to surrender charges) exceeds the investment in the contract. There is no definition of “cash value” in the Code and, for tax reporting purposes, we are currently treating it as the Account Value of the Contract. However, there can be no assurance that the IRS will agree that this is the correct cash value. The IRS could, for example, determine that the cash value is the Account Value plus an additional amount representing the value of an optional rider. If this were to occur, election of an optional rider could cause any withdrawal to have a higher proportion of the withdrawal derived from taxable investment earnings. Prior to electing to participate in an optional rider, you should consult with a qualified tax professional as to the meaning of “cash value.”

Federal Defense of Marriage Act and Same-Sex Marriages

The Contract provides that, upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s death benefit and any joint-life coverage under an optional living benefit. Because of the Federal Defense of Marriage Act, all such Contract continuation rights are available only to a person who is defined as a “spouse” under such Act and that definition does not include a same-sex spouse. Thus, under current Federal law, if you are in a same-sex marriage, your spouse would not be able to exercise any of the Contract’s spousal continuation rights. You should consult a qualified tax professional for advice before purchasing a Contract and/or joint-life coverage under an optional living benefit.

Federal Estate Taxes

While no attempt is being made to discuss the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.

Generation-skipping Transfer Tax

Under certain circumstances, the Code may impose a “generation-skipping transfer tax” when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010

The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 (the “2010 Act”) increases the federal estate tax exemption to $5,000,000 and reduces the federal estate tax rate to 35%; increases the Federal gift tax exemption to $5,000,000 and retains the federal gift tax rate at 35%; and increases the generation-skipping transfer (“GST”) tax exemption to $5,000,000 and reduces the GST tax rate to 35%.  Commencing in 2012, these exemption amounts will be indexed for inflation.

The estate, gift, and GST provisions of the 2010 Act are only effective until December 31, 2012, after which the provisions will sunset, and the federal estate, gift and GST taxes will return to their pre-2001 levels, resulting in significantly lower exemptions and significantly higher tax rates.  Between now and the end of 2012, Congress may make these provisions of the 2010 Act permanent, or they may do nothing and allow these 2010 Act provisions to sunset, or they may alter the exemptions and/or applicable tax rates.

The uncertainty as to how the current law might be modified in coming years underscores the importance of seeking guidance from a qualified professional to help ensure that your estate plan adequately addresses your needs and that of your beneficiaries under all possible scenarios.

Medicare Tax

Beginning in 2013, distributions from non-qualified annuity policies will be considered “investment income” for purposes of the newly enacted Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately.) Please consult a tax advisor for more information.

Annuity Purchases by Residents of Puerto Rico

The Internal Revenue Service has announced that income received by residents of Puerto Rico under life insurance or annuity contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States federal income tax.

Annuity Purchases by Nonresident Aliens and Foreign Corporations

The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax professional regarding U.S. state, and foreign taxation with respect to an annuity contract purchase.

Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a qualified tax professional with respect to legislative developments and their effect on the Contract.

We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contact and do not intend the above discussion as tax advice.

Puerto Rico Tax Provisions

The Contract offered by this Prospectus is considered an annuity contract under Section 1022 of the Puerto Rico Internal Revenue Code of 1994, as amended and Section 1031.01 of the 2011 Internal Revenue Code for a New Puerto Rico, as amended (collectively the “Puerto Rico Code”). Under the current provisions of the Puerto Rico Code, no income tax is payable on increases in value of accumulation shares of annuity units credited to a variable annuity contract until payments are made to the annuitant or other payee under such contract.

When payments are made from your Contract in the form of an annuity, the annuitant or other payee will be required to include as gross income the lesser of the amount received during the taxable year or the portion of the amount received equal to 3% of the aggregate premiums or other consideration paid for the annuity. The amount, if any, in excess of the included amount is excluded from gross income as a return of premium. After an amount equal to the aggregate premiums or other consideration paid for the annuity has been excluded from gross income, all of the subsequent annuity payments are considered to be taxable income.

When a payment under a Contract is made in a lump sum, the amount of the payment would be included in the gross income of the Annuitant or other Payee to the extent it exceeds the Annuitant’s aggregate premiums or other consideration paid.

The provisions of the Puerto Rico Code with respect to qualified retirement plans described in this Prospectus vary significantly from those under the Internal Revenue Code. We currently offer the Contract in Puerto Rico in connection with Individual Retirement Arrangements that qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico Code. See the applicable text of this Prospectus under the heading “Federal Tax Status” dealing with such Arrangements and their RMD requirements. We may make Contracts available for use with other retirement plans that similarly qualify under the U.S. Internal Revenue Code but do not qualify under the Puerto Rico Code.

As a result of IRS Revenue Ruling 2004-75, as amplified by Revenue Ruling 2004-97, we will treat Contract distributions and withdrawals occurring on or after January 1, 2005 as U.S. source income that is subject to U.S. income tax withholding and reporting. Under “TAX CONSIDERATIONS”, see “Pre-Distribution Taxation of Contracts”, “Distributions and Withdrawals from Non-Qualified Contracts”, “Withholding” and “Non-Qualified Contracts”. You should consult a qualified tax professional for advice regarding the effect of Revenue Ruling 2004-75 on your U.S. and Puerto Rico income tax situation.

For information regarding the income tax consequences of owning a Contract, you should consult a qualified tax professional.

ADMINISTRATION OF THE CONTRACT

We perform certain administrative functions relating to the Contract, Participant Accounts, and the Variable Account. These functions include, but are not limited to, maintaining the books and records of the Variable Account and the Sub-Accounts; maintaining records of the name, address, taxpayer identification number, Contract number, Participant Account number and type, the status of each Participant Account and other pertinent information necessary to the administration and operation of the Contract; processing Applications, Purchase Payments, transfers and full and partial withdrawals; issuing Contracts and Certificates; administering annuity payments; furnishing accounting and valuation services; reconciling and depositing cash receipts; providing confirmations; providing toll-free customer service lines; and furnishing telephonic transfer services.

DISTRIBUTION OF THE CONTRACT

Contracts are sold by licensed insurance agents (“the Selling Agents”) in those states where the Contract may be lawfully sold. Such Selling Agents will be registered representatives of affiliated and unaffiliated broker-dealer firms (“the Selling Broker-Dealers”) registered under the Securities Exchange Act of 1934 who are members of the Financial Industry Regulatory Authority (“FINRA”) and who have entered into selling agreements with the Company and the general distributor, Clarendon Insurance Agency, Inc. (“Clarendon”), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481. Clarendon is a wholly-owned subsidiary of the Company, is registered with the SEC under the Securities Exchange Act of 1934 as a broker-dealer and is a member of FINRA.

The Company (or its affiliate, for purposes of this section only, collectively, “the Company”), pays the Selling Broker-Dealers compensation for the promotion and sale of the Contract. The Selling Agents who solicit sales of the Contract typically receive a portion of the compensation paid by the Company to the Selling Broker-Dealers in the form of commissions or other compensation, depending on the agreement between the Selling Broker-Dealer and their Selling Agent. This compensation is not paid directly by the Participant or the separate account. The Company intends to recoup this compensation through fees and charges imposed under the Contract, and from profits on payments received by the Company for providing administrative, marketing, and other support and services to the Funds.

The amount and timing of commissions the Company may pay to Selling Broker-Dealers may vary depending on the selling agreement but is not expected to be more than 8.50% of Purchase Payments, and 1.25% annually of the Participant’s Account Value. The Company may pay or allow other promotional incentives or payments in the form of cash or other compensation to the extent permitted by FINRA rules and other applicable laws and regulations, and this compensation may be significant in amount.

The Company also pays compensation to wholesaling broker-dealers or other firms or intermediaries, including payments to affiliates of the Company, in return for wholesaling services such as providing marketing and sales support, product training and administrative services to the Selling Agents of the Selling Broker-Dealers. This compensation may be significant in amount and may be based on a percentage of Purchase Payments and/or a percentage of Contract Value and/or may be a fixed dollar amount.

In addition to the compensation described above, the Company may make additional cash payments, in certain circumstances referred to as “override” compensations, or reimbursements to Selling Broker-Dealers in recognition of their marketing and distribution, transaction processing and/or administrative services support. These payments are not offered to all Selling Broker-Dealers, and the terms of any particular agreement governing the payments may vary among Selling Broker-Dealers depending on, among other things, the level and type of marketing and distribution support provided. Marketing and distribution support services may include, among other services, placement of the Company’s products on the Selling Broker-Dealers’ preferred or recommended list, access to the Selling Broker-Dealers’ registered representatives for purposes of promoting sales of the Company’s products, assistance in training and education of the Selling Agents, and opportunities for the Company to participate in sales conferences and educational seminars. The payments or reimbursements may be calculated as a percentage of the particular Selling Broker-Dealer’s actual or expected aggregate sales of our variable contracts (including the Contract) or assets held within those contracts and/or may be a fixed dollar amount. Broker-dealers receiving these additional payments may pass on some or all of the payments to the Selling Agent. The prospect of receiving, or the receipt of additional compensation as described above may provide Selling Broker-Dealers with an incentive to favor sales of the Contracts over other variable annuity contracts (or other investments) with respect to which the Selling Broker-Dealer does not receive additional compensation, or lower levels of additional compensation. You should take such payment arrangements into account when considering and evaluating any recommendation relating to the Contracts.

In addition to selling our variable contracts (including the Contract), some Selling Broker-Dealers or their affiliates may have other business relationships with the Company. Those other business relationships may include, for example, reinsurance agreements pursuant to which an affiliate of the Selling Broker-Dealer provides reinsurance to the Company relative to some or all of the Contracts or other variable policies issued by the Company or its affiliates. The potential profits for a Selling Broker-Dealer or its affiliates (including its registered representatives) associated with such reinsurance arrangements could be significant in amount and could indirectly provide incentives to the Selling Broker-Dealer and its Selling Agents to recommend products for which they provide reinsurance over similar products which do not result in potential reinsurance profits to the Selling Broker-Dealer or its affiliate. The operation of an individual contract is not impacted by whether the policy is subject to a reinsurance arrangement between the Company and an affiliate of the Selling Broker-Dealer.

As discussed in the preceding paragraphs, the Company makes numerous forms of payments and engages in a variety of other activities that, directly or indirectly, provide incentives to, and otherwise facilitate and encourage the offer and sale of the Contracts by Selling Broker-Dealers and their registered representatives. Such payments and other activities may be significantly greater or less in connection with the Contracts than in connection with other products offered and sold by the Company or by others. Accordingly, our payments and other activities described above may create a potential conflict of interest, as they may influence your Selling Broker-Dealer or registered representative to present a Contract to you instead of (or more favorably than) another product or products that might be preferable to you.

You should ask your Selling Agent for further information about what commissions or other compensation he or she, or the Selling Broker-Dealer for which he or she works, may receive in connection with your purchase of a Contract.

Commissions may be waived or reduced in connection with certain transactions described in this Prospectus under the heading “Waivers; Reduced Charges; Credits; Special Guaranteed Interest Rates.” During 2008, 2009, and 2010, approximately $20,403, $5,512, and $9,640, respectively, in commissions were paid to but not retained by Clarendon in connection with the distribution of the Contracts described in this Prospectus.

AVAILABLE INFORMATION

The Company and the Variable Account have filed with the SEC registration statements under the Securities Act of 1933 relating to the Contracts. For further information regarding the Variable Account, the Company and the Contracts, please refer to the registration statements and their exhibits. In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934. We file reports and other information with the SEC to meet these requirements.

You can inspect and copy this information and our registration statements at the SEC’s public reference facilities at the following location: 100 F Street, N.E., Room 1024, Washington, D.C. 20549-0102, telephone (202) 551-8090. The SEC’s public reference room will also provide copies by mail for a fee. You may also find these materials on the SEC’s website (www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is incorporated herein by reference. All documents or reports we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of the offering, shall be deemed incorporated by reference into the prospectus.

The Company will furnish, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents referred to above which have been incorporated by reference into this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in this Prospectus). Requests for such documents should be directed to the Secretary, Sun Life Assurance Company of Canada (U.S.), One Sun Life Executive Park, Wellesley Hills, Massachusetts 02481, telephone (800) 225-3950.

STATE REGULATION

The Company is subject to the laws of the State of Delaware governing life insurance companies and to regulation by the Commissioner of Insurance of Delaware. An annual statement is filed with the Commissioner of Insurance on or before March lst in each year relating to the operations of the Company for the preceding year and its financial condition on December 31st of such year. Its books and records are subject to review or examination by the Commissioner or his agents at any time and a full examination of its operations is conducted at periodic intervals.

The Company is also subject to the insurance laws and regulations of the other states and jurisdictions in which it is licensed to operate. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

In addition, many states regulate affiliated groups of insurers, such as the Company, Sun Life (Canada) and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies involved. Such insurance holding company legislation protects the Company’s ability to pay all guaranteed contract benefits. Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for policyholder losses incurred by insolvent companies. The amount of any future assessments of the Company under these laws cannot be reasonably estimated. However, most of these laws do provide that an assessment may be excused or deferred if it would threaten an insurer’s own financial strength and many permit the deduction of all or a portion of any such assessment from any future premium or similar taxes payable. A state’s assessment on insurers in connection with the state guaranty fund would not affect Sun Life’s obligation to pay guaranteed contract benefits. If an assessment were so large as to affect Sun Life’s own ability to meet its obligations, then the provisions to excuse, defer, or offset such assessment would allow Sun Life to pay guaranteed contract benefits.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

LEGAL PROCEEDINGS

Sun Life (U.S.), like other insurance companies, is involved in lawsuits, including class action lawsuits. Although the outcome of any litigation cannot be predicted with certainty, Sun Life (U.S.) believes that, at the present time, there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on the Variable Account, on the ability of Clarendon Insurance Agency, Inc. to perform under its principal underwriting agreement, or on our ability to meet our obligations under the Contract.

FINANCIAL STATEMENTS

The financial statements of the Company which are included in the SAI should be considered only as bearing on the ability of the Company to meet its obligations with respect to amounts allocated to the Fixed Account and with respect to the death benefit and the Company’s assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Sub-Accounts of the Variable Account.

The financial statements of the Variable Account for the year ended December 31, 2010 are also included in the SAI.

TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION

Sun Life Assurance Company of Canada (U.S.)	2
Advertising and Sales Literature	2
Tax Deferred Accumulation	3
Calculations	4
Example of Variable Accumulation Unit Value Calculation	4
Example of Variable Annuity Unit Calculation	4
Example of Variable Annuity Payment Calculation	4
Distribution of the Contracts	4
Designation and Change of Beneficiary	4
Custodian	4
Independent Registered Public Accounting Firm	5
Financial Statements	5

APPENDIX A -
GLOSSARY

The following terms as used in this Prospectus have the indicated meanings:

ACCOUNT or PARTICIPANT ACCOUNT: An account established for each Participant to which Net Purchase Payments are credited.

ACCOUNT VALUE: The Variable Account Value, if any, plus the Fixed Account Value, if any, of your Account for any Valuation Period.

ACCOUNT YEAR and ACCOUNT ANNIVERSARY: Your first Account Year is the period 365 days from the date on which we issued your Contract. Your Account Anniversary is the last day of an Account Year. Each Account Year after the first is the 365-day period that begins on your Account Anniversary. For example, if the Contract Date is on March 12, the first Account Year is determined from the Contract Date and ends on March 12 of the following year. Your Account Anniversary is March 12 and all Account Years after the first are measured from March 12. (If the Anniversary Date falls on a non-business day, the previous business day will be used.)

ACCUMULATION PHASE: The period before the Annuity Commencement Date and during the lifetime of the Annuitant during which you make Purchase Payments under the Contract. This is called the “Accumulation Period” in the Contract.

*ANNUITANT: The person or persons to whom the first annuity payment is made. If the Annuitant dies prior to the Annuity Commencement Date, the Co-Annuitant will become the sole Annuitant. If the Co-Annuitant dies or if no Co-Annuitant is named, the Participant becomes the Annuitant upon the Annuitant’s death prior to the Annuity Commencement Date. If you have not named a sole Annuitant on the 30th day before the Annuity Commencement Date and both the Annuitant and Co-Annuitant are living, the Co-Annuitant will be the sole Annuitant/Payee during the Income Phase.

ANNUITY COMMENCEMENT DATE: The date on which the first annuity payment under each Contract is to be made.

ANNUITY OPTION: The method you choose for making annuity payments.

ANNUITY UNIT: A unit of measure used in the calculation of the amount of the second and each subsequent Variable Annuity payment from the Variable Account.

APPLICATION: The document signed by you or other evidence acceptable to us that serves as your application for participation under a Group Contract or purchase of an Individual Contract.

*BENEFICIARY: The person or entity having the right to receive the death benefit and, for a Certificate issued under a Non-Qualified Contract, who is the “designated beneficiary” for purposes of Section 72(s) of the Code in the event of the Participant’s death. Notwithstanding the foregoing, if there are Co-Participants of a Non-Qualified Contract, the surviving Co-Participant will be deemed the beneficiary under the preceding sentence and any other designated beneficiary will be treated as a contingent beneficiary.

BUSINESS DAY: Any day the New York Stock Exchange is open for trading. Also, any day on which we make a determination of the value of a Variable Accumulation Unit.

CERTIFICATE: The document for each Participant which evidences the coverage of the Participant under a Group Contract.

COMPANY (“WE,” “US,” “SUN LIFE (U.S.)”): Sun Life Assurance Company of Canada (U.S.).

CONTRACT: Any Individual Contract, Group Contract, or Certificate issued under a Group Contract.

CONTRACT DATE: The date on which we issue your Contract. This is called the “Date of Coverage” in the Contract.

COVERED PERSON: The person(s) identified as such in the Contract whose death will trigger the death benefit provisions of the Contract and whose medically necessary stay in a hospital or nursing facility may allow the Participant to be eligible for a waiver of the withdrawal charge. The Participant/Owner is the Covered Person unless there is a non-natural Owner, such as a trust, in which case the Annuitant is the Covered Person.

DEATH BENEFIT DATE: If you have elected a death benefit payment option before the Covered Person’s death that remains in effect, the date on which we receive Due Proof of Death. If your Beneficiary elects the death benefit payment option, the later of (a) the date on which we receive the Beneficiary’s election and (b) the date on which we receive Due Proof of Death. If we do not receive the Beneficiary’s election within 60 days after we receive Due Proof of Death, the Death Benefit Date will be the last day of the 60 day period and we will pay the death benefit in one lump sum.

DUE PROOF OF DEATH: An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof satisfactory to the Company.

FIXED ACCOUNT: The general account of the Company, consisting of all assets of the Company other than those allocated to a separate account of the Company.

FIXED ACCOUNT VALUE: The value of that portion of your Account allocated to the Fixed Account.

FIXED ANNUITY: An annuity with payments which do not vary as to dollar amount.

FUND: A registered management investment company, or series thereof, in which assets of a Sub-Account may be invested.

GROUP CONTRACT: A Contract issued by the Company on a group basis.

GUARANTEE AMOUNT: Each separate allocation of Account Value to a particular Guarantee Period (including interest earned thereon).

GUARANTEE PERIOD: The period for which a Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE: The rate of interest we credit on a compound annual basis during any Guarantee Period.

INCOME PHASE: The period on and after the Annuity Commencement Date and during the lifetime of the Annuitant during which we make annuity payments under the Contract.

INDIVIDUAL CONTRACT: A Contract issued by the Company on an individual basis.

NET INVESTMENT FACTOR: An index applied to measure the investment performance of a Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to one.

NET PURCHASE PAYMENT (NET PAYMENTS): The portion of a Purchase Payment which remains after the deduction of any applicable premium tax or similar tax.

NON-QUALIFIED CONTRACT: A Contract used in connection with a retirement plan that does not receive favorable federal income tax treatment under Sections 401, 403, 408, or 408A of the Internal Revenue Code. The Participant’s interest in the Contract must be owned by a natural person or agent for a natural person for the Contract to receive income tax treatment as an annuity.

*OWNER: The person, persons or entity entitled to the ownership rights stated in a Group Contract and in whose name or names the Group Contract is issued. The Owner may designate a trustee or custodian of a retirement plan which meets the requirements of Section 401, Section 408(c), Section 408(k), Section 408(p) or Section 408A of the Internal Revenue Code to serve as legal owner of assets of a retirement plan, but the term “Owner,” as used herein, shall refer to the organization entering into the Group Contract.

*PARTICIPANT: In the case of an Individual Contract, the owner of the Contract. In the case of a Group Contract, the person named in the Contract who is entitled to exercise all rights and privileges of ownership under the Contract, except as reserved by the Owner. If there are two Participants, the death benefit is paid upon the death of either Participant.

PAYEE: A recipient of payments under a Contract. The term includes an Annuitant or a Beneficiary who becomes entitled to benefits upon the death of the Participant, or on the Annuity Commencement Date.

PURCHASE PAYMENT (PAYMENT): An amount paid to the Company as consideration for the benefits provided by a Contract.

QUALIFIED CONTRACT: A Contract used in connection with a retirement plan which may receive favorable federal income tax treatment under Sections 401, 403, 408 or 408A of the Internal Revenue Code of 1986, as amended.

RENEWAL DATE: The last day of a Guarantee Period.

SUB-ACCOUNT: That portion of the Variable Account which invests in shares of a specific Fund.

VALUATION PERIOD: The period of time from one determination of Variable Accumulation Unit or Annuity Unit values to the next subsequent determination of these values. Value determinations are made as of the close of the New York Stock Exchange on each day that the Exchange is open for trading.

VARIABLE ACCOUNT: Variable Account F of the Company, which is a separate account of the Company consisting of assets set aside by the Company, the investment performance of which is kept separate from that of the general assets of the Company.

VARIABLE ACCUMULATION UNIT: A unit of measure used in the calculation of Variable Account Value.

VARIABLE ACCOUNT VALUE: The value of that portion of your Account allocated to the Variable Account.

VARIABLE ANNUITY: An annuity with payments which vary as to dollar amount in relation to the investment performance of the Variable Account.

*You specify these items on the Application, and may change them, as we describe in this Prospectus.

APPENDIX B -
WITHDRAWALS, WITHDRAWAL CHARGES, AND THE MARKET VALUE ADJUSTMENT

Part 1: Variable Account (the Market Value Adjustment does not apply to the Variable Account)

Withdrawal Charge Calculation:

Full Withdrawal

Assume a Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made and there are no partial withdrawals. The table below presents three examples of the withdrawal charge resulting from a full withdrawal of your Account, based on hypothetical Account Values.

				Free	Purchase Payment	Withdrawal
Account	Hypothetical	Annual	Cumulative	Withdrawal	Amount Subject to	Charge	Withdrawal
Year	Account Value	Earnings	Annual Earnings	Amount	Withdrawal Charge	Percentage	Charge Amount
(a) 1	$41,000	$1,000	$ 1,000	$ 6,000	$35,000	7.00%	$2,450
2	$45,100	$4,100	$ 5,100	$ 6,000	$39,100	7.00%	$2,737
3	$49,600	$4,500	$ 9,600	$ 9,600	$40,000	6.00%	$2,400
(b) 4	$52,100	$2,500	$12,100	$12,100	$40,000	6.00%	$2,400
5	$57,300	$5,200	$17,300	$17,300	$40,000	5.00%	$2,000
6	$63,000	$5,700	$23,000	$23,000	$40,000	4.00%	$1,600
7	$66,200	$3,200	$26,200	$26,200	$40,000	3.00%	$1,200
(c) 8	$72,800	$6,600	$32,800	$32,800	$ 0	0.00%	$ 0

(a)
The free withdrawal amount in any year is equal to the greater of (1) the Contract’s earnings that were not previously withdrawn, and (2) 15% of any Purchase Payments made in the last seven Account Years. In Account Year 1, the free withdrawal amount is $6,000, which equals 15% of the Purchase Payment of $40,000. On a full withdrawal of $41,000, the amount subject to a withdrawal charge is $35,000, which equals the Account Value of $41,000 minus the free withdrawal amount of $6,000.

(b)
In Account Year 4, the free withdrawal amount is $12,100, which equals the Contract’s cumulative earnings to date. On a full withdrawal of $52,100, the amount subject to a withdrawal charge is $40,000.

(c)
In Account Year 8, the free withdrawal amount is $32,800, which equals the Contract’s cumulative earnings to date. On a full withdrawal of $72,800, the amount subject to a withdrawal charge is $0, since the Purchase Payment amount subject to withdrawal charges equals $0.

Partial Withdrawal Calculation

Assume a single Purchase Payment of $40,000 is made on the Contract Date, no additional Purchase Payments are made, no partial withdrawals have been taken prior to the fourth Account Year, and there are a series of four partial withdrawals made during the fourth Account Year of $4,000, $9,000, $12,000, and $20,000.

					Remaining	Amount of
	Hypothetical				Free	Withdrawal			Hypothetical
	Account				Withdrawal	Subject to	Withdrawal	Withdrawal	Account
	Value Before		Cumulative	Amount of	Amount After	Withdrawal	Charge	Charge	Value After
Year	Withdrawal	Earnings	Earnings	Withdrawal	Withdrawal	Charge	Percentage	Amount	Withdrawal
1	$41,000	$1,000	$ 1,000	$ 0	$6,000	$ 0	7.00%	$ 0	$41,000
2	$45,100	$4,100	$ 5,100	$ 0	$6,000	$ 0	7.00%	$ 0	$45,100
3	$49,600	$4,500	$ 9,600	$ 0	$9,600	$ 0	6.00%	$ 0	$49,600
(a) 4	$50,100	$ 500	$10,100	$ 4,000	$6,100	$ 0	6.00%	$ 0	$46,100
(b) 4	$46,900	$ 800	$10,900	$ 9,000	$ 0	$ 2,100	6.00%	$ 126	$37,900
(c) 4	$38,500	$ 600	$11,500	$12,000	$ 0	$11,400	6.00%	$ 684	$26,500
(d) 4	$26,900	$ 400	$11,900	$20,000	$ 0	$19,600	6.00%	$1,176	$ 6,900

(a)
In Account Year 4, the free withdrawal amount is $10,100, which equals the Contract’s cumulative earnings. The partial withdrawal amount of $4,000 is less than the free withdrawal amount, so there is no withdrawal charge.

(b)
Since a partial withdrawal of $4,000 was taken, the remaining free withdrawal amount in Account Year 4 is $10,900 - $4,000 = $6,900. Therefore, $6,900 of the $9,000 withdrawal is not subject to a withdrawal charge, and $2,100 is subject to a withdrawal charge. Of the $13,000 withdrawn to date, $10,900 has been from the free withdrawal amount and $2,100 has been from Purchase Payments.

(c)
Since $10,900 of the two prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $11,500 - $10,900 = $600. Therefore, $600 of the $12,000 withdrawal is not subject to a withdrawal charge, and $11,400 is subject to a withdrawal charge. Of the $25,000 withdrawn to date, $11,500 has been from the free withdrawal amount and $13,500 has been from Purchase Payments.

(d)
Since $11,500 of the three prior Account Year 4 partial withdrawals was taken from the free withdrawal amount, the remaining free withdrawal amount in Account Year 4 is $11,900 - $11,500 = $400. Therefore, $400 of the $20,000 withdrawal is not subject to a withdrawal charge, and $19,600 is subject to a withdrawal charge. Of the $45,000 withdrawn to date, $11,900 has been from the free withdrawal amount and $33,100 has been from Purchase Payments.

Note that if the $6,900 hypothetical Account Value after withdrawal was withdrawn, it would all be from deposits and subject to a withdrawal charge. The withdrawal charge would be 6% of $6,900, which equals $414. The total Account Year 4 withdrawal charges would then be $2,400, which is the same amount that was assessed for a full liquidation in Account Year 4 in the example on the previous page.

Part 2 - Fixed Account - Examples of the Market Value Adjustment (“MVA”)

The MVA Factor is:

(1 + I	)	N/12	- 1
1 + J + b

These examples assume the following:

●	The Guarantee Amount was allocated to a 5-year Guarantee Period with a Guaranteed Interest Rate of 6% or .06.
●	The date of surrender is 2 years from the Expiration Date (N = 24).
●	The value of the Guarantee Amount on the date of surrender is $11,910.16.
●	The interest earned in the current Account Year is $674.16.
●	No transfers or partial withdrawals affecting this Guarantee Amount have been made.
●	Withdrawal charges, if any, are calculated in the same manner as shown in the examples in Part 1.

Example of a Negative MVA:

Assume that on the date of surrender, the current rate (J) is 8% or .08 and the b factor is zero.

The MVA factor =	(1 + I )	N/12	- 1
	1 + J + b

=	(1 + .06)	24/12	- 1
	1 + .08

=	(.981) [2]	- 1

=	.963 - 1

=	-.037

The value of the Guarantee Amount less interest credited to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x (-.037) = -$415.73

-$415.73 represents the MVA that will be deducted from the value of the Guarantee Amount before the deduction of any withdrawal charge. For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x (-.037) = -$49.06. -$49.06 represents the MVA that will be deducted from the partial withdrawal amount before the deduction of any withdrawal charge.

Example of a Positive MVA:

Assume that on the date of surrender, the current rate (J) is 5% or .05 and the b factor is zero.

The MVA factor =	(1 + I )	N/12	- 1
	1 + J + b

=	(1 + .06)	24/12	- 1
	1 + .05

=	(1.010) [2]	- 1

=	1.019 - 1

=	.019

The value of the Guarantee Amount less interested credit to the Guarantee Amount in the current Account Year is multiplied by the MVA factor to determine the MVA:

($11,910.16 - $674.16) x .019 = $213.48

$213.48 represents the MVA that would be added to the value of the Guarantee Amount before the deduction of any withdrawal charge. For a partial withdrawal of $2,000 from this Guarantee Amount, the MVA would be ($2,000.00 - $674.16) x .019 = $25.19. $25.19 represents the MVA that would be added to the value of the partial withdrawal amount before the deduction of any withdrawal charge.

APPENDIX C -
CALCULATION OF BASIC DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts, that no Withdrawals are made and that the Account Value on the Death Benefit Date is $80,000.00. The calculation of the Death Benefit to be paid is as follows:

The Basic Death Benefit is the greatest of:
Account Value	= $ 80,000.00
Cash Surrender Value*	= $ 76,100.00
Purchase Payments	= $100,000.00
The Basic Death Benefit would therefore be:	$100,000.00

Example 2:

Assume a Purchase Payment of $60,000.00 is made on the Contract Date and an additional Purchase Payment of $40,000.00 is made one year later. Assume that all of the money is invested in the Sub-Accounts and that the Account Value is $80,000.00 just prior to a $20,000.00 withdrawal. The Account Value on the Death Benefit Date is $60,000.00.

The Basic Death Benefit is the greatest of:
Account Value	= $ 60,000.00
Cash Surrender Value*	= $ 56,365.00
Adjusted Purchase Payments**	= $ 75,000.00
The Basic Death Benefit would therefore be:	= $ 75,000.00

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see “Full Withdrawals” under the subheading “Cash Withdrawals.”

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal ÷Account Value before withdrawal) = $100,000.00 x ($60,000.00 ÷ $80,000.00).

APPENDIX D -
OPTIONAL DEATH BENEFIT EXAMPLES

CALCULATION OF EEB OPTIONAL DEATH BENEFIT

Example 1:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner’s 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$132,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

- plus -

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
40% of the above amount	=	$ 14,000
Cap of 40% of Adjusted Purchase Payments	=	$ 40,000
The lesser of the above two amounts = the EEB amount	=	$ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $135,000 + $14,000 = $149,000.

Example 2:

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts and that the Account Value is $135,000 just prior to a $20,000 withdrawal. The Account Value on the Death Benefit Date is $115,000. Assume death occurs in Account Year 7. In addition, this Contract was issued prior to the owner’s 70th birthday.

The Death Benefit Amount will be the greatest of:
Account Value	=	$ 115,000
Cash Surrender Value*	=	$ 112,000
Total of Adjusted Purchase Payments**	=	$ 85,185
The Death Benefit Amount would therefore be		$ 115,000

- plus -

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 29,815
40% of the above amount	=	$ 11,926
Cap of 40% of Adjusted Purchase Payments	=	$ 34,074
The lesser of the above two amount = the EEB amount	=	$ 11,926

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB amount = $115,000 + $11,926 = $126,926.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see “Full Withdrawals” under the subheading “Cash Withdrawals.”

**Adjusted Purchase Payments can be calculated as follows: Payments x (Account Value after withdrawal ÷ Account Value before withdrawal) = $100,000 x ($115,000 ÷ $135,000) = $85,185.

CALCULATION OF EEB AND MAV AND 5% ROLL-UP DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested in Variable Accounts. No withdrawals are made. The Account Value at the Death Benefit Date is $135,000, the value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000, and the Maximum Anniversary Value is $142,000. Assume death occurs in Account Year 7. The calculation of the death benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$132,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
Maximum Anniversary Value	=	$142,000
The Death Benefit Amount would therefore	=	$142,000

- plus -

The EEB amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
40% of the above amount	=	$ 14,000
Cap of 40% of Adjusted Purchase Payments	=	$ 40,000
The lesser of the above two amounts = the EEB amount	=	$ 14,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB amount = $142,000 + $14,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see “Full Withdrawals” under the subheading “Cash Withdrawals.”

CALCULATION OF EEB PLUS OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. In addition, this Contract was issued prior to the owner’s 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$132,000
Total of Adjusted Purchase Payments	=	$100,000
The Death Benefit Amount would therefore	=	$135,000

- plus -

The EEB Plus amount, calculated as follows:
Account Value minus Adjusted Purchase Payments	=	$ 35,000
40% of the above amount	=	$ 14,000
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Plus amount	=	$ 14,000

The total Death Benefit would be the amount paid on the Basic Death Benefit plus the EEB Plus amount = $135,000 + $14,000 = $149,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see “Full Withdrawals” under the subheading “Cash Withdrawals.”

CALCULATION OF EEB PLUS WITH MAV OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The Maximum Anniversary Value on the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the owner’s 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$132,000
Total of Adjusted Purchase Payments	=	$100,000
Maximum Anniversary Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

- plus -

The EEB Plus amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	=	$ 40,000
40% of the above amount	=	$ 16,000
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Plus MAV amount	=	$ 16,000

The total Death Benefit would be the amount paid on the Maximum Anniversary Rider plus the EEB Plus MAV amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see “Full Withdrawals” under the subheading “Cash Withdrawals.”

CALCULATION OF EEB PLUS WITH 5% ROLL-UP OPTIONAL DEATH BENEFIT

Assume a Purchase Payment of $60,000 is made on the Contract Date, and an additional Purchase Payment of $40,000 is made one year later. Assume that all of the money is invested into the Sub-Accounts, no withdrawals are made and the Account Value on the Death Benefit Date is $135,000. The value of the Purchase Payments accumulated at 5% until the Death Benefit Date is $140,000. In addition, this Contract was issued prior to the owner’s 70th birthday. Assume death occurs in Account Year 7. The calculation of the Death Benefit to be paid is as follows:

The Death Benefit Amount will be the greatest of:
Account Value	=	$135,000
Cash Surrender Value*	=	$132,000
Total of Adjusted Purchase Payments	=	$100,000
5% Premium Roll-up Value	=	$140,000
The Death Benefit Amount would therefore	=	$140,000

- plus -

The EEB Plus amount, calculated as follows:
Death Benefit Amount before EEB minus Adjusted Purchase Payments	=	$ 40,000
40% of the above amount	=	$ 16,000
Cap of 100% of Adjusted Purchase Payments	=	$100,000
The lesser of the above two amounts = the EEB Plus 5% Roll-up amount	=	$ 16,000

The total Death Benefit would be the amount paid on the 5% Roll-Up Rider plus the EEB Plus 5% Roll-Up amount = $140,000 + $16,000 = $156,000.

*Cash Surrender Value is the amount we would pay you if you surrendered your entire Account Value. For a description of how Cash Surrender Value is calculated, see “Full Withdrawals” under the subheading “Cash Withdrawals.”

APPENDIX E -
PREVIOUSLY AVAILABLE INVESTMENT OPTIONS

The variable Fund options shown in this prospectus are the “Service Class” shares of the MFS® Variable Insurance Trust II. The Service Class was first offered for sale on August 27, 2001. All Contracts purchased on or after that date are invested in the Service Class. Each Fund also has an “Initial Class” of shares. All Contracts purchased before August 27, 2001, are invested in the “Initial Class.”  The following Initial Class Funds are available to Owners of such Contracts:

Large-Cap Equity Funds	Specialty/Sector Funds
MFS® Blended Research® Core Equity Portfolio, Initial Class	MFS® Technology Portfolio, Initial Class
MFS® Core Equity Portfolio, Initial Class	MFS® Utilities Portfolio, Initial Class
MFS® Growth Portfolio, Initial Class	Asset Allocation Fund
MFS® Massachusetts Investors Growth Stock Portfolio, Initial Class	MFS® Total Return Portfolio, Initial Class
MFS® Value Portfolio, Initial Class	Global Asset Allocation Fund
Mid-Cap Equity Fund	MFS® Global Tactical Allocation Portfolio, Initial Class
MFS® Mid Cap Growth Portfolio, Initial Class	Money Market Fund
Small-Cap Equity Fund	MFS® Money Market Portfolio, Initial Class
MFS® New Discovery Portfolio, Initial Class	Intermediate-Term Bond Funds
International/Global Equity Funds	MFS® Bond Portfolio, Initial Class
MFS® Global Growth Portfolio, Initial Class	MFS® Government Securities Portfolio, Initial Class
MFS® Global Research Portfolio, Initial Class	Multi-Sector Bond Fund
MFS® International Growth Portfolio, Initial Class	MFS® Strategic Income Portfolio, Initial Class
MFS® International Value Portfolio, Initial Class	High Yield Bond Fund
MFS® Research International Portfolio, Initial Class	MFS® High Yield Portfolio, Initial Class
Emerging Markets Equity Fund	World Bond Fund
MFS® Emerging Markets Equity Portfolio, Initial Class	MFS® Global Governments Portfolio, Initial Class

The shares of the Initial Class have the same investment objectives, policies, and strategies as the shares of the Service Class. The only differences between the two classes are their expense rations. The “Total Annual Fund Operating Expenses” under the heading “FEES AND EXPENSES” and accompanying “EXAMPLE” associated with Initial Class expenses are shown below:

Total Annual Fund Operating Expenses	Minimum	Maximum
(expenses as a percentage of average daily Fund net assets that are deducted from Fund assets, including management fees, distribution and/or service (12b-1) fees, and other expenses)	0.59%	1.55%

The expenses shown, which include any acquired fund fees and expenses, are those incurred for the year ended December 31, 2010, and were provided by the Funds. We have not independently verified the accuracy of the Fund expense information. Current or future expenses may be greater or less than those shown. For more information about Fund expenses, including a description of any applicable fee waiver or expense reimbursement arrangement, see the Fund prospectuses.

EXAMPLE

(1)	If you surrender your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$930	$1,529	$2,145	$3,526

(2)	If you annuitize your Contract at the end of the applicable time period:

1 year	3 years	5 years	10 years

$323	$986	$1,674	$3,526

(3)	If you do not surrender your Contract:

1 year	3 years	5 years	10 years

$323	$986	$1,674	$3,526

APPENDIX F -
CONDENSED FINANCIAL INFORMATION

The following information for REGATTA CHOICE should be read in conjunction with the Variable Account’s Financial Statements appearing in the Statement of Additional Information. The $10 beginning value for each accumulation unit is as of the date the unit commenced, which was generally later than the first day of the year shown. Subsequent values are shown for each period, unless there was no balance or transaction for the last day of the period, in which case no value is shown for the end of that period or the beginning of the next period.

Fund	Price Level	Year	Accumulation Unit Value Beginning of Year	Accumulation Unit Value End of Year	Number of Accumulation Units End of Year

MFS® Blended Research® Core Equity Portfolio I Class	01	2010	$8.5493	$ 9.8574	51,692
	01	2009	6.8942	8.5493	51,692
	01	2008	10.7060	6.8942	80,355
	01	2007	10.2074	10.7060	148,554
	01	2006	9.0996	10.2074	147,133
	01	2005	8.5338	9.0996	149,573
	01	2004	7.6975	8.5338	151,636
	01	2003	6.3299	7.6975	133,694
	01	2002	8.1167	6.3299	143,884
	01	2001	9.7298	8.1167	169,670

	02	2010	8.4275	9.7021	521,578
	02	2009	6.8063	8.4275	641,835
	02	2008	10.5855	6.8063	873,247
	02	2007	10.1080	10.5855	1,382,947
	02	2006	9.0247	10.1080	1,688,612
	02	2005	8.4763	9.0247	1,960,620
	02	2004	7.6573	8.4763	2,272,434
	02	2003	6.3064	7.6573	2,500,230
	02	2002	8.0989	6.3064	2,738,808
	02	2001	9.7233	8.0989	2,859,591

	03	2010	8.3473	9.6001	69,602
	03	2009	6.7483	8.3473	72,107
	03	2008	10.5061	6.7483	71,826
	03	2007	10.0423	10.5061	97,676
	03	2006	8.9751	10.0423	130,294
	03	2005	8.4382	8.9751	135,995
	03	2004	7.6306	8.4382	134,418
	03	2003	6.2908	7.6306	196,418
	03	2002	8.0871	6.2908	251,705
	03	2001	9.7190	8.0871	287,352

	04	2010	8.3073	9.5493	648,549
	04	2009	6.7195	8.3073	788,820
	04	2008	10.4664	6.7195	1,016,770
	04	2007	10.0095	10.4664	1,489,788
	04	2006	8.9503	10.0095	1,880,173
	04	2005	8.4192	8.9503	2,104,263
	04	2004	7.6173	8.4192	2,472,605
	04	2003	6.2830	7.6173	2,710,295
	04	2002	8.0811	6.2830	2,993,671
	04	2001	9.7168	8.0811	3,238,308

	05	2010	8.2280	9.4486	1,574,530
	05	2009	6.6621	8.2280	1,902,293
	05	2008	10.3876	6.6621	2,249,846
	05	2007	9.9443	10.3876	3,346,408
	05	2006	8.9010	9.9443	4,177,886
	05	2005	8.3813	8.9010	4,703,546
	05	2004	7.5907	8.3813	5,259,870
	05	2003	6.2674	7.5907	5,757,625
	05	2002	8.0693	6.2674	6,256,339
	05	2001	9.7124	8.0693	7,010,803

	06	2010	8.1104	9.2994	768,126
	06	2009	6.5769	8.1104	884,473
	06	2008	10.2705	6.5769	1,032,553
	06	2007	9.8472	10.2705	1,345,897
	06	2006	8.8275	9.8472	1,606,251
	06	2005	8.3247	8.8275	1,847,543
	06	2004	7.5509	8.3247	2,133,775
	06	2003	6.2440	7.5509	2,342,416
	06	2002	8.0515	6.2440	2,414,054
	06	2001	9.7059	8.0515	2,739,233

MFS® Blended Research® Core Equity Portfolio S Class	01	2010	9.9969	11.4920	28,799
	01	2009	8.0785	9.9969	29,316
	01	2008	12.5782	8.0785	28,021
	01	2007	12.0218	12.5782	24,598
	01	2006	10.7421	12.0218	24,185
	01	2005	10.1010	10.7421	25,026
	01	2004	9.1313	10.1010	24,039
	01	2003	7.5324	9.1313	1,350
	01	2002	9.6794	7.5324	1,382
	01	2001	10.0000	9.6794	0

	02	2010	9.8709	11.3300	142,387
	02	2009	7.9888	9.8709	234,357
	02	2008	12.4575	7.9888	354,823
	02	2007	11.9247	12.4575	474,817
	02	2006	10.6715	11.9247	560,748
	02	2005	10.0497	10.6715	625,404
	02	2004	9.0988	10.0497	711,492
	02	2003	7.5170	9.0988	746,877
	02	2002	9.6743	7.5170	723,444
	02	2001	10.0000	9.6743	208,906

	03	2010	9.7878	11.2233	0
	03	2009	7.9296	9.7878	0
	03	2008	12.3778	7.9296	0
	03	2007	11.8604	12.3778	0
	03	2006	10.6247	11.8604	0
	03	2005	10.0157	10.6247	0
	03	2004	9.0772	10.0157	0
	03	2003	7.5068	9.0772	0
	03	2002	9.6709	7.5068	0
	03	2001	10.0000	9.6709	0

	04	2010	9.7464	11.1702	165,127
	04	2009	7.9000	9.7464	211,848
	04	2008	12.3380	7.9000	315,746
	04	2007	11.8283	12.3380	375,705
	04	2006	10.6013	11.8283	437,794
	04	2005	9.9987	10.6013	529,631
	04	2004	9.0664	9.9987	582,998
	04	2003	7.5016	9.0664	608,075
	04	2002	9.6692	7.5016	600,012
	04	2001	10.0000	9.6692	153,154

	05	2010	9.6642	11.0647	172,307
	05	2009	7.8413	9.6642	223,853
	05	2008	12.2587	7.8413	295,261
	05	2007	11.7644	12.2587	387,265
	05	2006	10.5546	11.7644	461,051
	05	2005	9.9648	10.5546	509,479
	05	2004	9.0449	9.9648	568,430
	05	2003	7.4914	9.0449	615,935
	05	2002	9.6658	7.4914	662,683
	05	2001	10.0000	9.6658	209,644

	06	2010	9.5421	10.9083	390,109
	06	2009	7.7540	9.5421	470,662
	06	2008	12.1408	7.7540	551,434
	06	2007	11.6691	12.1408	589,008
	06	2006	10.4850	11.6691	686,426
	06	2005	9.9141	10.4850	778,230
	06	2004	9.0126	9.9141	853,474
	06	2003	7.4760	9.0126	928,277
	06	2002	9.6607	7.4760	879,361
	06	2001	10.0000	9.6607	283,243

MFS® Bond Portfolio I Class	01	2010	16.8233	18.4634	0
	01	2009	13.2805	16.8233	0
	01	2008	14.9943	13.2805	0
	01	2007	14.6302	14.9943	0
	01	2006	14.0475	14.6302	0
	01	2005	13.9445	14.0475	0
	01	2004	13.2571	13.9445	0
	01	2003	12.2046	13.2571	0
	01	2002	11.2489	12.2046	28,714
	01	2001	10.5416	11.2489	53,054

	02	2010	16.5837	18.1728	117,443
	02	2009	13.1112	16.5837	147,696
	02	2008	14.8257	13.1112	175,477
	02	2007	14.4878	14.8257	291,027
	02	2006	13.9319	14.4878	351,162
	02	2005	13.8507	13.9319	410,931
	02	2004	13.1879	13.8507	484,328
	02	2003	12.1594	13.1879	652,105
	02	2002	11.2243	12.1594	675,414
	02	2001	10.5346	11.2243	518,393

	03	2010	16.4261	17.9819	68,219
	03	2009	12.9997	16.4261	82,111
	03	2008	14.7145	12.9997	82,445
	03	2007	14.3938	14.7145	86,802
	03	2006	13.8555	14.3938	58,920
	03	2005	13.7886	13.8555	73,556
	03	2004	13.1421	13.7886	86,855
	03	2003	12.1294	13.1421	92,957
	03	2002	11.2079	12.1294	125,086
	03	2001	10.5299	11.2079	115,086

	04	2010	16.3475	17.8868	180,326
	04	2009	12.9441	16.3475	183,044
	04	2008	14.6590	12.9441	195,809
	04	2007	14.3469	14.6590	363,882
	04	2006	13.8172	14.3469	429,780
	04	2005	13.7575	13.8172	490,548
	04	2004	13.1192	13.7575	517,562
	04	2003	12.1144	13.1192	608,044
	04	2002	11.1997	12.1144	584,110
	04	2001	10.5276	11.1997	568,948

	05	2010	16.1916	17.6982	322,679
	05	2009	12.8336	16.1916	376,707
	05	2008	14.5487	12.8336	382,118
	05	2007	14.2534	14.5487	585,271
	05	2006	13.7411	14.2534	660,444
	05	2005	13.6956	13.7411	700,703
	05	2004	13.0734	13.6956	794,564
	05	2003	12.0844	13.0734	908,050
	05	2002	11.1833	12.0844	1,083,642
	05	2001	10.5229	11.1833	977,135

	06	2010	15.9604	17.4191	192,186
	06	2009	12.6696	15.9604	203,595
	06	2008	14.3848	12.6696	222,881
	06	2007	14.1144	14.3848	312,135
	06	2006	13.6278	14.1144	318,166
	06	2005	13.6033	13.6278	332,083
	06	2004	13.0051	13.6033	365,273
	06	2003	12.0396	13.0051	400,140
	06	2002	11.1588	12.0396	411,299
	06	2001	10.5159	11.1588	319,639

MFS® Bond Portfolio S Class	01	2010	14.7749	16.1880	0
	01	2009	11.6903	14.7749	0
	01	2008	13.2333	11.6903	23,266
	01	2007	12.9429	13.2333	32,930
	01	2006	12.4661	12.9429	36,765
	01	2005	12.3942	12.4661	20,720
	01	2004	11.8211	12.3942	22,177
	01	2003	10.9114	11.8211	25,477
	01	2002	10.0862	10.9114	28,207
	01	2001	10.0000	10.0862	0

	02	2010	14.5887	15.9598	111,965
	02	2009	11.5605	14.5887	135,847
	02	2008	13.1064	11.5605	165,913
	02	2007	12.8384	13.1064	248,296
	02	2006	12.3841	12.8384	262,245
	02	2005	12.3314	12.3841	273,657
	02	2004	11.7791	12.3314	310,628
	02	2003	10.8892	11.7791	364,889
	02	2002	10.0810	10.8892	388,976
	02	2001	10.0000	10.0810	73,400

	03	2010	14.4661	15.8096	0
	03	2009	11.4749	14.4661	0
	03	2008	13.0226	11.4749	0
	03	2007	12.7692	13.0226	0
	03	2006	12.3298	12.7692	0
	03	2005	12.2897	12.3298	0
	03	2004	11.7512	12.2897	0
	03	2003	10.8744	11.7512	0
	03	2002	10.0774	10.8744	0
	03	2001	10.0000	10.0774	0

	04	2010	14.4049	15.7348	147,825
	04	2009	11.4322	14.4049	171,315
	04	2008	12.9807	11.4322	170,608
	04	2007	12.7346	12.9807	211,380
	04	2006	12.3027	12.7346	178,359
	04	2005	12.2689	12.3027	191,178
	04	2004	11.7372	12.2689	198,619
	04	2003	10.8670	11.7372	282,988
	04	2002	10.0757	10.8670	268,843
	04	2001	10.0000	10.0757	106,644

	05	2010	14.2834	15.5863	79,772
	05	2009	11.3473	14.2834	109,716
	05	2008	12.8974	11.3473	125,007
	05	2007	12.6658	12.8974	176,593
	05	2006	12.2486	12.6658	186,029
	05	2005	12.2273	12.2486	214,282
	05	2004	11.7093	12.2273	243,159
	05	2003	10.8522	11.7093	274,796
	05	2002	10.0721	10.8522	251,676
	05	2001	10.0000	10.0721	87,054

	06	2010	14.1031	15.3661	137,696
	06	2009	11.2211	14.1031	160,499
	06	2008	12.7734	11.2211	178,336
	06	2007	12.5632	12.7734	243,694
	06	2006	12.1678	12.5632	302,540
	06	2005	12.1651	12.1678	347,473
	06	2004	11.6676	12.1651	405,366
	06	2003	10.8300	11.6676	497,051
	06	2002	10.0669	10.8300	476,403
	06	2001	10.0000	10.0669	92,587

MFS® Core Equity Portfolio I Class	01	2010	10.1319	11.7575	67,566
	01	2009	7.7100	10.1319	67,566
	01	2008	12.6900	7.7100	55,439
	01	2007	11.7913	12.6900	55,439
	01	2006	10.4716	11.7913	22,493
	01	2005	9.9263	10.4716	22,493
	01	2004	8.7470	9.9263	22,493
	01	2003	6.9099	8.7470	0
	01	2002	8.8805	6.9099	0
	01	2001	10.0679	8.8805	0

	02	2010	9.9879	11.5729	174,237
	02	2009	7.6120	9.9879	231,873
	02	2008	12.5479	7.6120	322,373
	02	2007	11.6770	12.5479	494,248
	02	2006	10.3858	11.6770	177,664
	02	2005	9.8599	10.3858	180,355
	02	2004	8.7018	9.8599	170,032
	02	2003	6.8846	8.7018	170,427
	02	2002	8.8614	6.8846	191,207
	02	2001	10.0616	8.8614	195,186

	03	2010	9.8932	11.4515	24,748
	03	2009	7.5474	9.8932	25,683
	03	2008	12.4541	7.5474	39,542
	03	2007	11.6015	12.4541	84,526
	03	2006	10.3291	11.6015	10,648
	03	2005	9.8159	10.3291	11,099
	03	2004	8.6717	9.8159	11,570
	03	2003	6.8677	8.6717	12,020
	03	2002	8.8487	6.8677	12,495
	03	2001	10.0574	8.8487	11,465

	04	2010	9.8460	11.3911	262,338
	04	2009	7.5152	9.8460	304,624
	04	2008	12.4073	7.5152	378,090
	04	2007	11.5638	12.4073	626,812
	04	2006	10.3007	11.5638	291,308
	04	2005	9.7939	10.3007	266,537
	04	2004	8.6567	9.7939	270,622
	04	2003	6.8593	8.6567	233,006
	04	2002	8.8423	6.8593	241,574
	04	2001	10.0553	8.8423	313,472

	05	2010	9.7523	11.2713	674,350
	05	2009	7.4512	9.7523	783,572
	05	2008	12.3142	7.4512	884,830
	05	2007	11.4888	12.3142	1,342,692
	05	2006	10.2442	11.4888	464,939
	05	2005	9.7501	10.2442	506,816
	05	2004	8.6267	9.7501	536,791
	05	2003	6.8425	8.6267	465,972
	05	2002	8.8296	6.8425	432,027
	05	2001	10.0511	8.8296	459,458

	06	2010	9.6133	11.0938	265,135
	06	2009	7.3563	9.6133	300,784
	06	2008	12.1759	7.3563	357,853
	06	2007	11.3772	12.1759	514,888
	06	2006	10.1601	11.3772	228,415
	06	2005	9.6847	10.1601	232,419
	06	2004	8.5820	9.6847	259,957
	06	2003	6.8174	8.5820	237,294
	06	2002	8.8106	6.8174	182,197
	06	2001	10.0448	8.8106	185,276

MFS® Core Equity Portfolio S Class	01	2010	11.1036	12.8555	0
	01	2009	8.4687	11.1036	0
	01	2008	13.9764	8.4687	30,037
	01	2007	13.0237	13.9764	33,616
	01	2006	11.5966	13.0237	36,491
	01	2005	11.0099	11.5966	0
	01	2004	9.7310	11.0099	0
	01	2003	7.7095	9.7310	0
	01	2002	9.9352	7.7095	0
	01	2001	10.0000	9.9352	0

	02	2010	10.9636	12.6742	65,773
	02	2009	8.3747	10.9636	98,881
	02	2008	13.8423	8.3747	155,594
	02	2007	12.9185	13.8423	199,072
	02	2006	11.5203	12.9185	115,795
	02	2005	10.9541	11.5203	89,896
	02	2004	9.6964	10.9541	97,130
	02	2003	7.6937	9.6964	114,439
	02	2002	9.9299	7.6937	116,189
	02	2001	10.0000	9.9299	27,659

	03	2010	10.8714	12.5549	0
	03	2009	8.3126	10.8714	0
	03	2008	13.7538	8.3126	0
	03	2007	12.8489	13.7538	0
	03	2006	11.4698	12.8489	0
	03	2005	10.9171	11.4698	0
	03	2004	9.6734	10.9171	0
	03	2003	7.6832	9.6734	0
	03	2002	9.9265	7.6832	0
	03	2001	10.0000	9.9265	0

	04	2010	10.8254	12.4955	60,985
	04	2009	8.2817	10.8254	74,303
	04	2008	13.7096	8.2817	130,252
	04	2007	12.8141	13.7096	166,806
	04	2006	11.4445	12.8141	89,269
	04	2005	10.8985	11.4445	73,241
	04	2004	9.6619	10.8985	68,787
	04	2003	7.6780	9.6619	72,428
	04	2002	9.9247	7.6780	61,731
	04	2001	10.0000	9.9247	18,805

	05	2010	10.7340	12.3774	74,905
	05	2009	8.2201	10.7340	94,734
	05	2008	13.6215	8.2201	132,724
	05	2007	12.7448	13.6215	156,896
	05	2006	11.3942	12.7448	95,211
	05	2005	10.8616	11.3942	87,386
	05	2004	9.6389	10.8616	88,498
	05	2003	7.6675	9.6389	77,577
	05	2002	9.9212	7.6675	78,769
	05	2001	10.0000	9.9212	10,756

	06	2010	10.5984	12.2024	136,718
	06	2009	8.1286	10.5984	170,995
	06	2008	13.4905	8.1286	243,543
	06	2007	12.6416	13.4905	293,934
	06	2006	11.3190	12.6416	80,249
	06	2005	10.8063	11.3190	66,748
	06	2004	9.6045	10.8063	79,141
	06	2003	7.6518	9.6045	84,062
	06	2002	9.9160	7.6518	86,195
	06	2001	10.0000	9.9160	14,297

MFS® Emerging Markets Equity Portfolio I Class	01	2010	25.6826	31.4643	25,747
	01	2009	15.3884	25.6826	25,748
	01	2008	34.6136	15.3884	17,994
	01	2007	25.7744	34.6136	17,988
	01	2006	20.0009	25.7744	17,991
	01	2005	14.7717	20.0009	12,260
	01	2004	11.7323	14.7717	12,265
	01	2003	7.7657	11.7323	12,268
	01	2002	7.9991	7.7657	12,238
	01	2001	8.1649	7.9991	30,597

	02	2010	25.3166	30.9689	31,814
	02	2009	15.1921	25.3166	38,374
	02	2008	34.2245	15.1921	43,920
	02	2007	25.5235	34.2245	69,900
	02	2006	19.8362	25.5235	90,011
	02	2005	14.6722	19.8362	113,424
	02	2004	11.6711	14.6722	86,627
	02	2003	7.7369	11.6711	88,849
	02	2002	7.9815	7.7369	97,609
	02	2001	8.1594	7.9815	90,757

	03	2010	25.0759	30.6435	8,112
	03	2009	15.0629	25.0759	23,006
	03	2008	33.9678	15.0629	23,006
	03	2007	25.3579	33.9678	30,187
	03	2006	19.7273	25.3579	39,375
	03	2005	14.6064	19.7273	22,395
	03	2004	11.6305	14.6064	27,452
	03	2003	7.7178	11.6305	15,572
	03	2002	7.9699	7.7178	16,684
	03	2001	8.1558	7.9699	25,552

	04	2010	24.9560	30.4815	23,408
	04	2009	14.9984	24.9560	31,437
	04	2008	33.8398	14.9984	51,616
	04	2007	25.2752	33.8398	89,566
	04	2006	19.6730	25.2752	116,434
	04	2005	14.5735	19.6730	114,517
	04	2004	11.6102	14.5735	104,732
	04	2003	7.7082	11.6102	100,907
	04	2002	7.9640	7.7082	95,418
	04	2001	8.1540	7.9640	108,814

	05	2010	24.7178	30.1600	122,450
	05	2009	14.8703	24.7178	141,666
	05	2008	33.5851	14.8703	147,454
	05	2007	25.1106	33.5851	203,117
	05	2006	19.5646	25.1106	262,274
	05	2005	14.5079	19.5646	294,619
	05	2004	11.5697	14.5079	253,798
	05	2003	7.6891	11.5697	238,617
	05	2002	7.9523	7.6891	236,222
	05	2001	8.1504	7.9523	250,796

	06	2010	24.3647	29.6841	42,976
	06	2009	14.6803	24.3647	53,830
	06	2008	33.2067	14.6803	53,515
	06	2007	24.8656	33.2067	70,623
	06	2006	19.4032	24.8656	103,526
	06	2005	14.4100	19.4032	116,894
	06	2004	11.5092	14.4100	98,624
	06	2003	7.6605	11.5092	92,723
	06	2002	7.9348	7.6605	92,558
	06	2001	8.1449	7.9348	110,619

MFS® Emerging Markets Equity Portfolio S Class	01	2010	32.5331	39.7666	0
	01	2009	19.5458	32.5331	0
	01	2008	44.0655	19.5458	0
	01	2007	32.9045	44.0655	0
	01	2006	25.5864	32.9045	0
	01	2005	18.9409	25.5864	0
	01	2004	15.0787	18.9409	0
	01	2003	10.0120	15.0787	0
	01	2002	10.3320	10.0120	0
	01	2001	10.0000	10.3320	0

	02	2010	32.1232	39.2061	19,011
	02	2009	19.3288	32.1232	21,330
	02	2008	43.6430	19.3288	26,495
	02	2007	32.6388	43.6430	32,568
	02	2006	25.4182	32.6388	37,054
	02	2005	18.8449	25.4182	35,199
	02	2004	15.0251	18.8449	24,632
	02	2003	9.9915	15.0251	40,714
	02	2002	10.3266	9.9915	14,531
	02	2001	10.0000	10.3266	2,008

	03	2010	31.8531	38.8373	0
	03	2009	19.1857	31.8531	0
	03	2008	43.3640	19.1857	0
	03	2007	32.4631	43.3640	0
	03	2006	25.3068	32.4631	0
	03	2005	18.7812	25.3068	0
	03	2004	14.9896	18.7812	0
	03	2003	9.9779	14.9896	0
	03	2002	10.3230	9.9779	0
	03	2001	10.0000	10.3230	0

	04	2010	31.7184	38.6535	7,230
	04	2009	19.1143	31.7184	10,108
	04	2008	43.2246	19.1143	14,528
	04	2007	32.3753	43.2246	20,678
	04	2006	25.2511	32.3753	27,638
	04	2005	18.7494	25.2511	24,382
	04	2004	14.9717	18.7494	18,594
	04	2003	9.9711	14.9717	12,843
	04	2002	10.3212	9.9711	8,036
	04	2001	10.0000	10.3212	2,101

	05	2010	31.4508	38.2885	15,400
	05	2009	18.9722	31.4508	15,814
	05	2008	42.9473	18.9722	16,283
	05	2007	32.2003	42.9473	24,062
	05	2006	25.1401	32.2003	24,365
	05	2005	18.6858	25.1401	21,350
	05	2004	14.9362	18.6858	16,194
	05	2003	9.9575	14.9362	14,159
	05	2002	10.3175	9.9575	8,678
	05	2001	10.0000	10.3175	1,143

	06	2010	31.0535	37.7475	23,621
	06	2009	18.7611	31.0535	29,530
	06	2008	42.5344	18.7611	26,312
	06	2007	31.9396	42.5344	36,028
	06	2006	24.9744	31.9396	39,124
	06	2005	18.5908	24.9744	41,393
	06	2004	14.8829	18.5908	39,325
	06	2003	9.9371	14.8829	50,256
	06	2002	10.3121	9.9371	33,666
	06	2001	10.0000	10.3121	8,851

MFS® Global Governments Portfolio I Class	01	2010	17.1555	17.7675	29
	01	2009	16.6522	17.1555	25
	01	2008	15.2347	16.6522	19
	01	2007	14.1575	15.2347	32
	01	2006	13.6236	14.1575	31
	01	2005	14.8293	13.6236	53,573
	01	2004	13.6104	14.8293	53,570
	01	2003	11.8928	13.6104	24
	01	2002	9.9593	11.8928	0
	01	2001	10.2804	9.9593	0

	02	2010	16.9111	17.4878	19,007
	02	2009	16.4399	16.9111	20,244
	02	2008	15.0634	16.4399	25,244
	02	2007	14.0197	15.0634	36,952
	02	2006	13.5114	14.0197	46,960
	02	2005	14.7295	13.5114	73,919
	02	2004	13.5394	14.7295	72,666
	02	2003	11.8488	13.5394	74,678
	02	2002	9.9374	11.8488	76,123
	02	2001	10.2735	9.9374	45,747

	03	2010	16.7504	17.3041	0
	03	2009	16.3002	16.7504	15,002
	03	2008	14.9505	16.3002	71,615
	03	2007	13.9288	14.9505	69,727
	03	2006	13.4373	13.9288	15,264
	03	2005	14.6634	13.4373	13,322
	03	2004	13.4923	14.6634	19,674
	03	2003	11.8196	13.4923	19,690
	03	2002	9.9229	11.8196	31,291
	03	2001	10.2690	9.9229	51,449
	04	2010	16.6703	17.2126	17,980
	04	2009	16.2304	16.6703	21,531
	04	2008	14.8941	16.2304	30,405
	04	2007	13.8833	14.8941	41,130
	04	2006	13.4003	13.8833	48,328
	04	2005	14.6304	13.4003	46,556
	04	2004	13.4688	14.6304	72,104
	04	2003	11.8049	13.4688	64,758
	04	2002	9.9157	11.8049	78,782
	04	2001	10.2667	9.9157	37,376

	05	2010	16.5112	17.0311	85,734
	05	2009	16.0919	16.5112	93,494
	05	2008	14.7820	16.0919	108,422
	05	2007	13.7929	14.7820	129,405
	05	2006	13.3265	13.7929	142,573
	05	2005	14.5646	13.3265	150,353
	05	2004	13.4218	14.5646	139,509
	05	2003	11.7757	13.4218	153,706
	05	2002	9.9012	11.7757	160,782
	05	2001	10.2621	9.9012	129,687

	06	2010	16.2755	16.7624	50,011
	06	2009	15.8863	16.2755	46,613
	06	2008	14.6154	15.8863	35,522
	06	2007	13.6583	14.6154	60,320
	06	2006	13.2165	13.6583	73,766
	06	2005	14.4664	13.2165	69,777
	06	2004	13.3517	14.4664	70,191
	06	2003	11.7320	13.3517	66,537
	06	2002	9.8794	11.7320	71,946
	06	2001	10.2553	9.8794	63,952

MFS® Global Governments Portfolio S Class	01	2010	16.4085	16.9557	0
	01	2009	15.9716	16.4085	0
	01	2008	14.6501	15.9716	0
	01	2007	13.6420	14.6501	0
	01	2006	13.1603	13.6420	0
	01	2005	14.3699	13.1603	0
	01	2004	13.2199	14.3699	0
	01	2003	11.5813	13.2199	0
	01	2002	9.7251	11.5813	0
	01	2001	10.0000	9.7251	0

	02	2010	16.2018	16.7167	22,543
	02	2009	15.7944	16.2018	24,633
	02	2008	14.5096	15.7944	87,402
	02	2007	13.5319	14.5096	26,670
	02	2006	13.0738	13.5319	27,745
	02	2005	14.2970	13.0738	36,882
	02	2004	13.1730	14.2970	41,663
	02	2003	11.5577	13.1730	39,284
	02	2002	9.7200	11.5577	43,653
	02	2001	10.0000	9.7200	2,391

	03	2010	16.0656	16.5594	0
	03	2009	15.6775	16.0656	0
	03	2008	14.4168	15.6775	0
	03	2007	13.4589	14.4168	0
	03	2006	13.0165	13.4589	0
	03	2005	14.2487	13.0165	0
	03	2004	13.1418	14.2487	0
	03	2003	11.5420	13.1418	0
	03	2002	9.7166	11.5420	0
	03	2001	10.0000	9.7166	0

	04	2010	15.9977	16.4811	5,294
	04	2009	15.6191	15.9977	9,818
	04	2008	14.3705	15.6191	11,381
	04	2007	13.4225	14.3705	25,747
	04	2006	12.9878	13.4225	26,193
	04	2005	14.2246	12.9878	18,235
	04	2004	13.1261	14.2246	14,494
	04	2003	11.5341	13.1261	30,465
	04	2002	9.7149	11.5341	13,639
	04	2001	10.0000	9.7149	2,494

	05	2010	15.8628	16.3255	15,102
	05	2009	15.5031	15.8628	20,563
	05	2008	14.2782	15.5031	32,483
	05	2007	13.3500	14.2782	19,314
	05	2006	12.9307	13.3500	26,722
	05	2005	14.1764	12.9307	19,097
	05	2004	13.0950	14.1764	12,420
	05	2003	11.5184	13.0950	9,558
	05	2002	9.7115	11.5184	9,489
	05	2001	10.0000	9.7115	1,446

	06	2010	15.6625	16.0949	22,876
	06	2009	15.3307	15.6625	25,316
	06	2008	14.1410	15.3307	76,411
	06	2007	13.2419	14.1410	33,450
	06	2006	12.8455	13.2419	32,729
	06	2005	14.1043	12.8455	22,396
	06	2004	13.0483	14.1043	28,578
	06	2003	11.4949	13.0483	47,112
	06	2002	9.7064	11.4949	28,979
	06	2001	10.0000	9.7064	3,856

MFS® Global Growth Portfolio I Class	01	2010	10.3160	11.4186	45,918
	01	2009	7.4529	10.3160	45,918
	01	2008	12.3284	7.4529	26,460
	01	2007	10.9943	12.3284	26,460
	01	2006	9.4612	10.9943	26,460
	01	2005	8.6850	9.4612	14,167
	01	2004	7.5883	8.6850	14,167
	01	2003	5.6591	7.5883	0
	01	2002	7.0895	5.6591	0
	01	2001	8.9172	7.0895	0

	02	2010	10.1692	11.2391	86,002
	02	2009	7.3580	10.1692	102,748
	02	2008	12.1900	7.3580	119,140
	02	2007	10.8875	12.1900	207,404
	02	2006	9.3835	10.8875	243,483
	02	2005	8.6267	9.3835	280,214
	02	2004	7.5489	8.6267	301,886
	02	2003	5.6382	7.5489	359,577
	02	2002	7.0741	5.6382	408,379
	02	2001	8.9115	7.0741	428,636

	03	2010	10.0727	11.1211	0
	03	2009	7.2955	10.0727	0
	03	2008	12.0988	7.2955	0
	03	2007	10.8170	12.0988	0
	03	2006	9.3321	10.8170	0
	03	2005	8.5881	9.3321	719
	03	2004	7.5227	8.5881	9,114
	03	2003	5.6244	7.5227	9,071
	03	2002	7.0639	5.6244	20,122
	03	2001	8.9077	7.0639	25,431

	04	2010	10.0245	11.0623	87,820
	04	2009	7.2643	10.0245	99,669
	04	2008	12.0533	7.2643	142,581
	04	2007	10.7818	12.0533	189,169
	04	2006	9.3064	10.7818	248,558
	04	2005	8.5688	9.3064	254,314
	04	2004	7.5096	8.5688	306,996
	04	2003	5.6175	7.5096	365,890
	04	2002	7.0588	5.6175	425,713
	04	2001	8.9058	7.0588	548,662

	05	2010	9.9290	10.9458	210,360
	05	2009	7.2024	9.9290	266,604
	05	2008	11.9627	7.2024	293,600
	05	2007	10.7117	11.9627	421,920
	05	2006	9.2553	10.7117	495,726
	05	2005	8.5304	9.2553	517,641
	05	2004	7.4836	8.5304	551,946
	05	2003	5.6036	7.4836	586,270
	05	2002	7.0485	5.6036	634,629
	05	2001	8.9020	7.0485	784,292

	06	2010	9.7874	10.7733	72,241
	06	2009	7.1105	9.7874	77,463
	06	2008	11.8281	7.1105	95,128
	06	2007	10.6074	11.8281	131,488
	06	2006	9.1791	10.6074	153,204
	06	2005	8.4730	9.1791	170,191
	06	2004	7.4446	8.4730	226,803
	06	2003	5.5829	7.4446	222,638
	06	2002	7.0332	5.5829	226,143
	06	2001	8.8963	7.0332	276,585

MFS® Global Growth Portfolio S Class	01	2010	13.8081	15.2470	0
	01	2009	10.0031	13.8081	0
	01	2008	16.5832	10.0031	1,865
	01	2007	14.8194	16.5832	2,672
	01	2006	12.7933	14.8194	3,771
	01	2005	11.7759	12.7933	5,168
	01	2004	10.3068	11.7759	6,825
	01	2003	7.7044	10.3068	8,587
	01	2002	9.6873	7.7044	11,269
	01	2001	10.0000	9.6873	0

	02	2010	13.6341	15.0320	10,185
	02	2009	9.8920	13.6341	12,748
	02	2008	16.4241	9.8920	15,043
	02	2007	14.6997	16.4241	25,937
	02	2006	12.7092	14.6997	30,802
	02	2005	11.7161	12.7092	29,623
	02	2004	10.2701	11.7161	31,744
	02	2003	7.6886	10.2701	38,676
	02	2002	9.6823	7.6886	45,967
	02	2001	10.0000	9.6823	8,845

	03	2010	13.5194	14.8905	0
	03	2009	9.8187	13.5194	0
	03	2008	16.3190	9.8187	0
	03	2007	14.6205	16.3190	0
	03	2006	12.6534	14.6205	0
	03	2005	11.6765	12.6534	0
	03	2004	10.2457	11.6765	0
	03	2003	7.6781	10.2457	0
	03	2002	9.6789	7.6781	0
	03	2001	10.0000	9.6789	0

	04	2010	13.4622	14.8200	12,645
	04	2009	9.7822	13.4622	15,771
	04	2008	16.2666	9.7822	31,078
	04	2007	14.5809	16.2666	27,573
	04	2006	12.6256	14.5809	34,288
	04	2005	11.6567	12.6256	34,993
	04	2004	10.2335	11.6567	42,060
	04	2003	7.6729	10.2335	49,464
	04	2002	9.6772	7.6729	41,530
	04	2001	10.0000	9.6772	6,913

	05	2010	13.3486	14.6801	29,999
	05	2009	9.7094	13.3486	36,693
	05	2008	16.1621	9.7094	41,832
	05	2007	14.5021	16.1621	47,429
	05	2006	12.5700	14.5021	52,260
	05	2005	11.6172	12.5700	56,086
	05	2004	10.2092	11.6172	60,431
	05	2003	7.6624	10.2092	64,736
	05	2002	9.6738	7.6624	67,838
	05	2001	10.0000	9.6738	29,671

	06	2010	13.1799	14.4726	20,508
	06	2009	9.6013	13.1799	26,396
	06	2008	16.0067	9.6013	30,320
	06	2007	14.3846	16.0067	35,362
	06	2006	12.4871	14.3846	42,580
	06	2005	11.5581	12.4871	42,021
	06	2004	10.1728	11.5581	53,032
	06	2003	7.6467	10.1728	39,088
	06	2002	9.6687	7.6467	36,153
	06	2001	10.0000	9.6687	3,912

MFS® Global Research Portfolio I Class	01	2010	7.8960	8.8070	0
	01	2009	6.0221	7.8960	0
	01	2008	9.5692	6.0221	0
	01	2007	8.5363	9.5692	0
	01	2006	7.7990	8.5363	0
	01	2005	7.2935	7.7990	0
	01	2004	6.3605	7.2935	0
	01	2003	5.1267	6.3605	0
	01	2002	6.9178	5.1267	0
	01	2001	8.8897	6.9178	0

	02	2010	7.7836	8.6684	130,490
	02	2009	5.9453	7.7836	176,997
	02	2008	9.4616	5.9453	263,708
	02	2007	8.4532	9.4616	409,921
	02	2006	7.7348	8.4532	510,829
	02	2005	7.2444	7.7348	579,190
	02	2004	6.3274	7.2444	666,854
	02	2003	5.1077	6.3274	717,774
	02	2002	6.9027	5.1077	795,644
	02	2001	8.8839	6.9027	861,345

	03	2010	7.7095	8.5773	0
	03	2009	5.8948	7.7095	0
	03	2008	9.3907	5.8948	45,589
	03	2007	8.3984	9.3907	127,454
	03	2006	7.6924	8.3984	96,121
	03	2005	7.2120	7.6924	104,130
	03	2004	6.3054	7.2120	110,781
	03	2003	5.0951	6.3054	148,142
	03	2002	6.8926	5.0951	148,700
	03	2001	8.8800	6.8926	147,430

	04	2010	7.6727	8.5320	203,467
	04	2009	5.8696	7.6727	270,633
	04	2008	9.3553	5.8696	311,146
	04	2007	8.3710	9.3553	465,748
	04	2006	7.6712	8.3710	601,929
	04	2005	7.1957	7.6712	689,941
	04	2004	6.2944	7.1957	782,681
	04	2003	5.0888	6.2944	874,612
	04	2002	6.8876	5.0888	982,767
	04	2001	8.8780	6.8876	1,230,426

	05	2010	7.5995	8.4420	598,595
	05	2009	5.8195	7.5995	683,534
	05	2008	9.2850	5.8195	759,796
	05	2007	8.3165	9.2850	1,024,798
	05	2006	7.6290	8.3165	1,286,842
	05	2005	7.1634	7.6290	1,505,554
	05	2004	6.2725	7.1634	1,674,690
	05	2003	5.0763	6.2725	1,880,715
	05	2002	6.8776	5.0763	2,050,835
	05	2001	8.8742	6.8776	2,382,899

	06	2010	7.4910	8.3089	240,844
	06	2009	5.7452	7.4910	271,702
	06	2008	9.1804	5.7452	329,692
	06	2007	8.2355	9.1804	411,660
	06	2006	7.5661	8.2355	505,030
	06	2005	7.1151	7.5661	587,383
	06	2004	6.2398	7.1151	657,509
	06	2003	5.0574	6.2398	744,065
	06	2002	6.8625	5.0574	783,524
	06	2001	8.8684	6.8625	967,476

MFS® Global Research Portfolio S Class	01	2010	10.8022	12.0224	0
	01	2009	8.2645	10.8022	0
	01	2008	13.1608	8.2645	0
	01	2007	11.7683	13.1608	0
	01	2006	10.7749	11.7683	0
	01	2005	10.1045	10.7749	0
	01	2004	8.8341	10.1045	0
	01	2003	7.1379	8.8341	0
	01	2002	9.6588	7.1379	0
	01	2001	10.0000	9.6588	0

	02	2010	10.6660	11.8529	33,233
	02	2009	8.1727	10.6660	50,009
	02	2008	13.0345	8.1727	61,645
	02	2007	11.6732	13.0345	89,142
	02	2006	10.7041	11.6732	120,205
	02	2005	10.0533	10.7041	138,780
	02	2004	8.8027	10.0533	139,745
	02	2003	7.1233	8.8027	150,722
	02	2002	9.6537	7.1233	135,114
	02	2001	10.0000	9.6537	49,443

	03	2010	10.5763	11.7413	0
	03	2009	8.1121	10.5763	0
	03	2008	12.9511	8.1121	0
	03	2007	11.6103	12.9511	0
	03	2006	10.6571	11.6103	0
	03	2005	10.0193	10.6571	0
	03	2004	8.7818	10.0193	0
	03	2003	7.1136	8.7818	0
	03	2002	9.6503	7.1136	0
	03	2001	10.0000	9.6503	0

	04	2010	10.5316	11.6858	15,891
	04	2009	8.0819	10.5316	17,171
	04	2008	12.9095	8.0819	30,314
	04	2007	11.5789	12.9095	36,330
	04	2006	10.6337	11.5789	47,126
	04	2005	10.0023	10.6337	53,780
	04	2004	8.7714	10.0023	60,824
	04	2003	7.1088	8.7714	59,931
	04	2002	9.6486	7.1088	55,570
	04	2001	10.0000	9.6486	13,838

	05	2010	10.4427	11.5754	16,678
	05	2009	8.0218	10.4427	28,076
	05	2008	12.8266	8.0218	40,920
	05	2007	11.5163	12.8266	53,155
	05	2006	10.5869	11.5163	65,679
	05	2005	9.9683	10.5869	81,295
	05	2004	8.7505	9.9683	90,676
	05	2003	7.0991	8.7505	88,134
	05	2002	9.6452	7.0991	91,700
	05	2001	10.0000	9.6452	34,917

	06	2010	10.3107	11.4117	47,595
	06	2009	7.9325	10.3107	52,106
	06	2008	12.7032	7.9325	60,516
	06	2007	11.4230	12.7032	80,726
	06	2006	10.5171	11.4230	86,479
	06	2005	9.9176	10.5171	111,640
	06	2004	8.7193	9.9176	130,877
	06	2003	7.0845	8.7193	129,237
	06	2002	9.6402	7.0845	132,203
	06	2001	10.0000	9.6402	35,256

MFS® Global Tactical Allocation Portfolio I Class	01	2010	15.9790	16.6940	0
	01	2009	14.0157	15.9790	0
	01	2008	16.7391	14.0157	0
	01	2007	15.5316	16.7391	0
	01	2006	13.3771	15.5316	0
	01	2005	13.0218	13.3771	0
	01	2004	11.2313	13.0218	0
	01	2003	9.2252	11.2313	0
	01	2002	9.2627	9.2252	0
	01	2001	9.9738	9.2627	0

	02	2010	15.7533	16.4331	52,949
	02	2009	13.8387	15.7533	96,897
	02	2008	16.5529	13.8387	128,585
	02	2007	15.3823	16.5529	206,449
	02	2006	13.2685	15.3823	188,568
	02	2005	12.9357	13.2685	198,934
	02	2004	11.1740	12.9357	175,911
	02	2003	9.1921	11.1740	150,507
	02	2002	9.2435	9.1921	100,243
	02	2001	9.9684	9.2435	86,849

	03	2010	15.6047	16.2617	10,134
	03	2009	13.7221	15.6047	2,786
	03	2008	16.4300	13.7221	2,786
	03	2007	15.2837	16.4300	2,786
	03	2006	13.1968	15.2837	5,974
	03	2005	12.8787	13.1968	2,719
	03	2004	11.1360	12.8787	1,867
	03	2003	9.1702	11.1360	17,905
	03	2002	9.2307	9.1702	12,864
	03	2001	9.9647	9.2307	0

	04	2010	15.5307	16.1764	78,596
	04	2009	13.6639	15.5307	111,502
	04	2008	16.3687	13.6639	120,224
	04	2007	15.2344	16.3687	241,794
	04	2006	13.1609	15.2344	278,991
	04	2005	12.8502	13.1609	275,975
	04	2004	11.1170	12.8502	221,787
	04	2003	9.1592	11.1170	212,310
	04	2002	9.2243	9.1592	129,637
	04	2001	9.9629	9.2243	121,257

	05	2010	15.3837	16.0070	206,853
	05	2009	13.5483	15.3837	222,238
	05	2008	16.2468	13.5483	257,870
	05	2007	15.1363	16.2468	379,513
	05	2006	13.0894	15.1363	425,613
	05	2005	12.7933	13.0894	463,821
	05	2004	11.0791	12.7933	404,139
	05	2003	9.1372	11.0791	392,672
	05	2002	9.2115	9.1372	199,870
	05	2001	9.9593	9.2115	124,338

	06	2010	15.1658	15.7563	111,461
	06	2009	13.3768	15.1658	115,968
	06	2008	16.0656	13.3768	159,672
	06	2007	14.9905	16.0656	192,201
	06	2006	12.9829	14.9905	191,642
	06	2005	12.7085	12.9829	192,262
	06	2004	11.0225	12.7085	131,308
	06	2003	9.1043	11.0225	119,038
	06	2002	9.1924	9.1043	72,193
	06	2001	9.9538	9.1924	56,564

MFS® Global Tactical Allocation Portfolio S Class	01	2010	16.4912	17.1929	0
	01	2009	14.5132	16.4912	0
	01	2008	17.3674	14.5132	0
	01	2007	16.1509	17.3674	0
	01	2006	13.9540	16.1509	0
	01	2005	13.6126	13.9540	2,093
	01	2004	11.7650	13.6126	0
	01	2003	9.6983	11.7650	0
	01	2002	9.7569	9.6983	7,979
	01	2001	10.0000	9.7569	0

	02	2010	16.2834	16.9505	46,303
	02	2009	14.3521	16.2834	59,199
	02	2008	17.2008	14.3521	86,972
	02	2007	16.0204	17.2008	128,177
	02	2006	13.8622	16.0204	139,928
	02	2005	13.5435	13.8622	126,808
	02	2004	11.7231	13.5435	141,230
	02	2003	9.6785	11.7231	135,470
	02	2002	9.7518	9.6785	80,005
	02	2001	10.0000	9.7518	32,456

	03	2010	16.1465	16.7910	0
	03	2009	14.2458	16.1465	0
	03	2008	17.0908	14.2458	0
	03	2007	15.9341	17.0908	0
	03	2006	13.8015	15.9341	0
	03	2005	13.4978	13.8015	0
	03	2004	11.6954	13.4978	0
	03	2003	9.6653	11.6954	0
	03	2002	9.7483	9.6653	0
	03	2001	10.0000	9.7483	0

	04	2010	16.0782	16.7115	34,695
	04	2009	14.1928	16.0782	32,494
	04	2008	17.0358	14.1928	76,523
	04	2007	15.8910	17.0358	88,544
	04	2006	13.7711	15.8910	90,923
	04	2005	13.4749	13.7711	89,299
	04	2004	11.6815	13.4749	80,688
	04	2003	9.6587	11.6815	73,403
	04	2002	9.7466	9.6587	44,497
	04	2001	10.0000	9.7466	21,316

	05	2010	15.9426	16.5538	23,420
	05	2009	14.0874	15.9426	37,994
	05	2008	16.9265	14.0874	42,513
	05	2007	15.8051	16.9265	50,757
	05	2006	13.7105	15.8051	51,118
	05	2005	13.4292	13.7105	52,647
	05	2004	11.6537	13.4292	50,183
	05	2003	9.6455	11.6537	47,182
	05	2002	9.7432	9.6455	31,334
	05	2001	10.0000	9.7432	7,956

	06	2010	15.7412	16.3198	46,065
	06	2009	13.9306	15.7412	57,284
	06	2008	16.7638	13.9306	71,171
	06	2007	15.6771	16.7638	86,053
	06	2006	13.6201	15.6771	90,088
	06	2005	13.3609	13.6201	89,181
	06	2004	11.6122	13.3609	91,852
	06	2003	9.6258	11.6122	83,797
	06	2002	9.7381	9.6258	62,519
	06	2001	10.0000	9.7381	25,350

MFS® Government Securities Portfolio I Class	01	2010	15.6615	16.2416	0
	01	2009	15.1393	15.6615	0
	01	2008	14.0886	15.1393	0
	01	2007	13.2784	14.0886	65,381
	01	2006	12.9355	13.2784	63,914
	01	2005	12.7717	12.9355	57,954
	01	2004	12.4334	12.7717	54,183
	01	2003	12.2947	12.4334	56,819
	01	2002	11.3102	12.2947	79,311
	01	2001	10.6328	11.3102	82,692

	02	2010	15.4384	15.9860	274,880
	02	2009	14.9463	15.4384	331,810
	02	2008	13.9302	14.9463	411,195
	02	2007	13.1492	13.9302	749,038
	02	2006	12.8290	13.1492	841,752
	02	2005	12.6857	12.8290	905,433
	02	2004	12.3686	12.6857	1,024,866
	02	2003	12.2492	12.3686	1,208,075
	02	2002	11.2854	12.2492	1,535,010
	02	2001	10.6257	11.2854	1,306,150

	03	2010	15.2916	15.8180	38,128
	03	2009	14.8192	15.2916	111,695
	03	2008	13.8257	14.8192	31,742
	03	2007	13.0638	13.8257	55,552
	03	2006	12.7586	13.0638	56,562
	03	2005	12.6288	12.7586	54,512
	03	2004	12.3256	12.6288	123,324
	03	2003	12.2190	12.3256	131,414
	03	2002	11.2690	12.2190	215,755
	03	2001	10.6210	11.2690	124,911

	04	2010	15.2185	15.7344	300,789
	04	2009	14.7559	15.2185	330,736
	04	2008	13.7736	14.7559	400,301
	04	2007	13.0213	13.7736	757,049
	04	2006	12.7235	13.0213	846,022
	04	2005	12.6004	12.7235	988,757
	04	2004	12.3041	12.6004	1,080,942
	04	2003	12.2039	12.3041	1,363,351
	04	2002	11.2607	12.2039	1,913,473
	04	2001	10.6186	11.2607	1,359,479

	05	2010	15.0733	15.5685	640,514
	05	2009	14.6299	15.0733	752,513
	05	2008	13.6699	14.6299	891,171
	05	2007	12.9364	13.6699	1,385,284
	05	2006	12.6534	12.9364	1,588,152
	05	2005	12.5437	12.6534	1,721,343
	05	2004	12.2611	12.5437	1,869,068
	05	2003	12.1736	12.2611	2,261,410
	05	2002	11.2442	12.1736	2,825,611
	05	2001	10.6139	11.2442	2,413,267

	06	2010	14.8581	15.3229	382,152
	06	2009	14.4430	14.8581	438,505
	06	2008	13.5159	14.4430	472,052
	06	2007	12.8103	13.5159	668,952
	06	2006	12.5490	12.8103	711,318
	06	2005	12.4591	12.5490	790,327
	06	2004	12.1971	12.4591	991,910
	06	2003	12.1285	12.1971	1,193,587
	06	2002	11.2196	12.1285	1,486,063
	06	2001	10.6069	11.2196	1,153,701

MFS® Government Securities Portfolio S Class	01	2010	13.7522	14.2265	27,935
	01	2009	13.3270	13.7522	25,128
	01	2008	12.4308	13.3270	19,770
	01	2007	11.7457	12.4308	29,781
	01	2006	11.4658	11.7457	29,107
	01	2005	11.3535	11.4658	26,401
	01	2004	11.0752	11.3535	22,842
	01	2003	10.9817	11.0752	0
	01	2002	10.1290	10.9817	0
	01	2001	10.0000	10.1290	0

	02	2010	13.5789	14.0260	203,349
	02	2009	13.1791	13.5789	300,510
	02	2008	12.3116	13.1791	478,178
	02	2007	11.6508	12.3116	525,383
	02	2006	11.3904	11.6508	630,242
	02	2005	11.2959	11.3904	693,960
	02	2004	11.0358	11.2959	808,370
	02	2003	10.9593	11.0358	974,838
	02	2002	10.1237	10.9593	1,072,889
	02	2001	10.0000	10.1237	226,581

	03	2010	13.4648	13.8940	0
	03	2009	13.0815	13.4648	0
	03	2008	12.2328	13.0815	0
	03	2007	11.5880	12.2328	0
	03	2006	11.3404	11.5880	0
	03	2005	11.2577	11.3404	0
	03	2004	11.0097	11.2577	0
	03	2003	10.9444	11.0097	0
	03	2002	10.1202	10.9444	0
	03	2001	10.0000	10.1202	0

	04	2010	13.4078	13.8283	222,019
	04	2009	13.0328	13.4078	251,103
	04	2008	12.1935	13.0328	347,126
	04	2007	11.5567	12.1935	350,367
	04	2006	11.3155	11.5567	374,061
	04	2005	11.2386	11.3155	463,005
	04	2004	10.9966	11.2386	529,437
	04	2003	10.9370	10.9966	679,618
	04	2002	10.1184	10.9370	862,933
	04	2001	10.0000	10.1184	187,842

	05	2010	13.2947	13.6977	155,480
	05	2009	12.9360	13.2947	196,099
	05	2008	12.1152	12.9360	269,039
	05	2007	11.4942	12.1152	347,224
	05	2006	11.2657	11.4942	429,172
	05	2005	11.2005	11.2657	458,504
	05	2004	10.9705	11.2005	496,683
	05	2003	10.9221	10.9705	586,861
	05	2002	10.1149	10.9221	679,375
	05	2001	10.0000	10.1149	208,275

	06	2010	13.1269	13.5042	349,599
	06	2009	12.7921	13.1269	406,307
	06	2008	11.9987	12.7921	444,922
	06	2007	11.4011	11.9987	564,602
	06	2006	11.1915	11.4011	625,881
	06	2005	11.1436	11.1915	714,681
	06	2004	10.9314	11.1436	783,397
	06	2003	10.8997	10.9314	903,437
	06	2002	10.1096	10.8997	1,121,336
	06	2001	10.0000	10.1096	242,126

MFS® Growth Portfolio I Class	01	2010	5.6164	6.4395	120
	01	2009	4.1188	5.6164	13,533
	01	2008	12.6321	4.1188	13,840
	01	2007	10.5457	6.6392	67,318
	01	2006	9.8906	5.5313	73,991
	01	2005	9.1739	5.1722	75,704
	01	2004	8.2033	4.7869	77,944
	01	2003	6.3186	4.2699	46,887
	01	2002	9.7225	3.2800	57,582
	01	2001	7.7721	5.0333	37,403

	02	2010	5.5362	6.3379	316,778
	02	2009	4.0662	5.5362	455,010
	02	2008	12.5109	4.0662	586,031
	02	2007	10.4604	6.5643	879,772
	02	2006	9.8256	5.4773	1,182,185
	02	2005	9.1274	5.1295	1,341,261
	02	2004	8.1741	4.7545	1,599,440
	02	2003	6.3057	4.2475	1,710,967
	02	2002	9.7174	3.2677	1,865,906
	02	2001	7.7667	5.0221	2,010,044
	03	2010	5.4835	6.2712	36,354
	03	2009	4.0315	5.4835	37,538
	03	2008	12.4308	4.0315	79,460
	03	2007	10.4041	6.5150	224,371
	03	2006	9.7825	5.4417	609,399
	03	2005	9.0965	5.1012	583,125
	03	2004	8.1548	4.7331	648,075
	03	2003	6.2971	4.2327	565,404
	03	2002	9.7140	3.2596	625,165
	03	2001	7.7632	5.0147	648,447

	04	2010	5.4572	6.2380	417,546
	04	2009	4.0142	5.4572	490,035
	04	2008	12.3908	4.0142	644,548
	04	2007	10.3759	6.4904	861,088
	04	2006	9.7609	5.4239	1,107,363
	04	2005	9.0811	5.0871	1,298,471
	04	2004	8.1450	4.7224	1,575,201
	04	2003	6.2928	4.2253	1,728,162
	04	2002	9.7123	3.2555	1,877,110
	04	2001	7.7614	5.0110	2,372,428

	05	2010	5.4050	6.1721	1,139,837
	05	2009	3.9799	5.4050	1,362,834
	05	2008	12.3113	3.9799	1,555,969
	05	2007	10.3197	6.4414	2,175,036
	05	2006	9.7180	5.3885	2,871,704
	05	2005	9.0503	5.0590	3,376,597
	05	2004	8.1257	4.7011	3,946,486
	05	2003	6.2842	4.2104	4,270,281
	05	2002	9.7089	3.2474	4,680,122
	05	2001	7.7579	5.0036	5,525,189

	06	2010	5.3277	6.0745	524,008
	06	2009	3.9289	5.3277	766,904
	06	2008	12.1929	3.9289	871,419
	06	2007	10.2362	6.3687	1,005,481
	06	2006	9.6539	5.3358	1,226,237
	06	2005	9.0042	5.0171	1,374,507
	06	2004	8.0967	4.6692	1,573,561
	06	2003	6.2713	4.1883	1,714,323
	06	2002	9.7038	3.2353	1,829,040
	06	2001	7.7526	4.9925	1,964,449

MFS® Growth Portfolio S Class	01	2010	10.6308	12.1562	13,178
	01	2009	7.8121	10.6308	13,412
	01	2008	12.6321	7.8121	13,725
	01	2007	10.5457	12.6321	11,717
	01	2006	9.8906	10.5457	12,885
	01	2005	9.1739	9.8906	13,181
	01	2004	10.0000	9.1739	12,791

	02	2010	10.4968	11.9848	44,366
	02	2009	7.7254	10.4968	68,291
	02	2008	12.5109	7.7254	90,984
	02	2007	10.4604	12.5109	109,710
	02	2006	9.8256	10.4604	144,263
	02	2005	9.1274	9.8256	163,675
	02	2004	10.0000	9.1274	191,361

	03	2010	10.4085	11.8720	0
	03	2009	7.6681	10.4085	0
	03	2008	12.4308	7.6681	0
	03	2007	10.4041	12.4308	0
	03	2006	9.7825	10.4041	0
	03	2005	9.0965	9.7825	0
	03	2004	10.0000	9.0965	0

	04	2010	10.3645	11.8158	29,464
	04	2009	7.6396	10.3645	43,237
	04	2008	12.3908	7.6396	67,163
	04	2007	10.3759	12.3908	90,314
	04	2006	9.7609	10.3759	115,395
	04	2005	9.0811	9.7609	134,910
	04	2004	10.0000	9.0811	149,742

	05	2010	10.2770	11.7042	81,071
	05	2009	7.5828	10.2770	99,746
	05	2008	12.3113	7.5828	113,303
	05	2007	10.3197	12.3113	124,060
	05	2006	9.7180	10.3197	140,402
	05	2005	9.0503	9.7180	143,642
	05	2004	10.0000	9.0503	152,392

	06	2010	10.1471	11.5387	133,323
	06	2009	7.4984	10.1471	140,145
	06	2008	12.1929	7.4984	169,697
	06	2007	10.2362	12.1929	166,235
	06	2006	9.6539	10.2362	188,262
	06	2005	9.0042	9.6539	199,082
	06	2004	10.0000	9.0042	213,993

MFS® High Yield Portfolio I Class	01	2010	14.1925	16.2331	31
	01	2009	9.5344	14.1925	31
	01	2008	13.6928	9.5344	34
	01	2007	13.5704	13.6928	26,692
	01	2006	12.4167	13.5704	25,220
	01	2005	12.2725	12.4167	24,493
	01	2004	11.3166	12.2725	23,169
	01	2003	9.4127	11.3166	28,182
	01	2002	9.2578	9.4127	60,005
	01	2001	9.1906	9.2578	83,541

	02	2010	13.9903	15.9776	98,078
	02	2009	9.4129	13.9903	127,665
	02	2008	13.5389	9.4129	182,393
	02	2007	13.4383	13.5389	315,284
	02	2006	12.3145	13.4383	393,588
	02	2005	12.1899	12.3145	468,699
	02	2004	11.2576	12.1899	564,160
	02	2003	9.3778	11.2576	663,798
	02	2002	9.2375	9.3778	649,634
	02	2001	9.1844	9.2375	734,017

	03	2010	13.8573	15.8097	13,286
	03	2009	9.3328	13.8573	14,168
	03	2008	13.4373	9.3328	16,406
	03	2007	13.3511	13.4373	49,877
	03	2006	12.2469	13.3511	78,280
	03	2005	12.1352	12.2469	81,778
	03	2004	11.2185	12.1352	90,233
	03	2003	9.3547	11.2185	72,234
	03	2002	9.2240	9.3547	50,291
	03	2001	9.1804	9.2240	47,866

	04	2010	13.7911	15.7262	133,414
	04	2009	9.2929	13.7911	167,066
	04	2008	13.3867	9.2929	219,501
	04	2007	13.3076	13.3867	358,117
	04	2006	12.2131	13.3076	450,234
	04	2005	12.1079	12.2131	511,437
	04	2004	11.1989	12.1079	607,807
	04	2003	9.3431	11.1989	683,551
	04	2002	9.2173	9.3431	666,543
	04	2001	9.1783	9.2173	713,877

	05	2010	13.6595	15.5603	321,045
	05	2009	9.2135	13.6595	392,631
	05	2008	13.2859	9.2135	477,190
	05	2007	13.2209	13.2859	725,802
	05	2006	12.1458	13.2209	880,474
	05	2005	12.0534	12.1458	978,905
	05	2004	11.1598	12.0534	1,086,820
	05	2003	9.3199	11.1598	1,227,231
	05	2002	9.2037	9.3199	1,190,721
	05	2001	9.1742	9.2037	1,345,130

	06	2010	13.4645	15.3149	171,930
	06	2009	9.0958	13.4645	210,871
	06	2008	13.1362	9.0958	233,627
	06	2007	13.0919	13.1362	325,364
	06	2006	12.0457	13.0919	365,143
	06	2005	11.9721	12.0457	402,005
	06	2004	11.1015	11.9721	446,860
	06	2003	9.2853	11.1015	520,155
	06	2002	9.1836	9.2853	483,805
	06	2001	9.1681	9.1836	512,884

MFS® High Yield Portfolio S Class	01	2010	14.8612	16.9749	9,409
	01	2009	10.0269	14.8612	9,505
	01	2008	14.3961	10.0269	11,353
	01	2007	14.3185	14.3961	10,174
	01	2006	13.1428	14.3185	9,616
	01	2005	13.0232	13.1428	9,325
	01	2004	12.0280	13.0232	8,190
	01	2003	10.0237	12.0280	0
	01	2002	9.8959	10.0237	0
	01	2001	10.0000	9.8959	0

	02	2010	14.6740	16.7357	80,060
	02	2009	9.9156	14.6740	117,492
	02	2008	14.2580	9.9156	153,828
	02	2007	14.2029	14.2580	193,002
	02	2006	13.0564	14.2029	239,338
	02	2005	12.9572	13.0564	261,156
	02	2004	11.9853	12.9572	309,681
	02	2003	10.0032	11.9853	380,187
	02	2002	9.8907	10.0032	335,352
	02	2001	10.0000	9.8907	82,529

	03	2010	14.5506	16.5782	0
	03	2009	9.8422	14.5506	0
	03	2008	14.1669	9.8422	0
	03	2007	14.1264	14.1669	0
	03	2006	12.9992	14.1264	0
	03	2005	12.9134	12.9992	0
	03	2004	11.9570	12.9134	0
	03	2003	9.9897	11.9570	0
	03	2002	9.8872	9.9897	0
	03	2001	10.0000	9.8872	0

	04	2010	14.4891	16.4998	45,909
	04	2009	9.8056	14.4891	67,512
	04	2008	14.1213	9.8056	143,088
	04	2007	14.0882	14.1213	169,363
	04	2006	12.9706	14.0882	172,104
	04	2005	12.8915	12.9706	181,760
	04	2004	11.9427	12.8915	204,317
	04	2003	9.9828	11.9427	230,236
	04	2002	9.8855	9.9828	213,921
	04	2001	10.0000	9.8855	56,208

	05	2010	14.3668	16.3440	82,258
	05	2009	9.7327	14.3668	106,755
	05	2008	14.0306	9.7327	130,989
	05	2007	14.0120	14.0306	163,185
	05	2006	12.9135	14.0120	194,009
	05	2005	12.8478	12.9135	208,846
	05	2004	11.9143	12.8478	263,671
	05	2003	9.9692	11.9143	297,600
	05	2002	9.8820	9.9692	268,307
	05	2001	10.0000	9.8820	81,593

	06	2010	14.1854	16.1131	148,337
	06	2009	9.6244	14.1854	192,100
	06	2008	13.8958	9.6244	225,297
	06	2007	13.8986	13.8958	272,991
	06	2006	12.8284	13.8986	318,228
	06	2005	12.7825	12.8284	312,021
	06	2004	11.8719	12.7825	367,812
	06	2003	9.9488	11.8719	418,695
	06	2002	9.8768	9.9488	340,346
	06	2001	10.0000	9.8768	91,946

MFS® International Growth Portfolio I Class	01	2010	14.2629	16.2610	35,181
	01	2009	10.4352	14.2629	35,179
	01	2008	17.5172	10.4352	21,364
	01	2007	15.1778	17.5172	42,369
	01	2006	12.1633	15.1778	44,410
	01	2005	10.6916	12.1633	38,420
	01	2004	9.0801	10.6916	40,952
	01	2003	6.6142	9.0801	35,186
	01	2002	7.5824	6.6142	44,466
	01	2001	9.1062	7.5824	56,426

	02	2010	14.0597	16.0050	97,675
	02	2009	10.3021	14.0597	122,772
	02	2008	17.3202	10.3021	158,742
	02	2007	15.0301	17.3202	251,860
	02	2006	12.0631	15.0301	302,393
	02	2005	10.6196	12.0631	334,816
	02	2004	9.0327	10.6196	363,019
	02	2003	6.5897	9.0327	401,649
	02	2002	7.5658	6.5897	493,323
	02	2001	9.1002	7.5658	515,677

	03	2010	13.9260	15.8368	6,166
	03	2009	10.2144	13.9260	49,049
	03	2008	17.1903	10.2144	49,833
	03	2007	14.9325	17.1903	96,185
	03	2006	11.9969	14.9325	58,616
	03	2005	10.5720	11.9969	60,701
	03	2004	9.0013	10.5720	83,982
	03	2003	6.5734	9.0013	63,606
	03	2002	7.5547	6.5734	82,388
	03	2001	9.0961	7.5547	67,385

	04	2010	13.8593	15.7530	120,227
	04	2009	10.1707	13.8593	150,700
	04	2008	17.1255	10.1707	196,781
	04	2007	14.8838	17.1255	283,452
	04	2006	11.9638	14.8838	349,708
	04	2005	10.5482	11.9638	393,391
	04	2004	8.9855	10.5482	445,147
	04	2003	6.5652	8.9855	451,383
	04	2002	7.5492	6.5652	520,364
	04	2001	9.0941	7.5492	583,627

	05	2010	13.7270	15.5869	374,902
	05	2009	10.0839	13.7270	428,433
	05	2008	16.9966	10.0839	497,812
	05	2007	14.7868	16.9966	710,729
	05	2006	11.8979	14.7868	868,983
	05	2005	10.5007	11.8979	928,216
	05	2004	8.9542	10.5007	1,050,570
	05	2003	6.5490	8.9542	1,067,930
	05	2002	7.5381	6.5490	1,180,520
	05	2001	9.0901	7.5381	1,336,066

	06	2010	13.5310	15.3409	190,030
	06	2009	9.9550	13.5310	218,783
	06	2008	16.8050	9.9550	264,108
	06	2007	14.6426	16.8050	298,493
	06	2006	11.7997	14.6426	363,184
	06	2005	10.4298	11.7997	383,938
	06	2004	8.9073	10.4298	408,580
	06	2003	6.5246	8.9073	423,226
	06	2002	7.5215	6.5246	470,467
	06	2001	9.0840	7.5215	498,031

MFS® International Growth Portfolio S Class	01	2010	17.5552	19.9635	8,139
	01	2009	12.8785	17.5552	8,039
	01	2008	21.6672	12.8785	8,467
	01	2007	18.8252	21.6672	6,826
	01	2006	15.1205	18.8252	7,486
	01	2005	13.3243	15.1205	8,631
	01	2004	11.3502	13.3243	8,794
	01	2003	8.2865	11.3502	0
	01	2002	9.5137	8.2865	0
	01	2001	10.0000	9.5137	0

	02	2010	17.3340	19.6820	56,423
	02	2009	12.7355	17.3340	75,675
	02	2008	21.4593	12.7355	86,055
	02	2007	18.6731	21.4593	100,680
	02	2006	15.0211	18.6731	114,533
	02	2005	13.2567	15.0211	120,339
	02	2004	11.3099	13.2567	146,689
	02	2003	8.2695	11.3099	147,001
	02	2002	9.5087	8.2695	134,517
	02	2001	10.0000	9.5087	32,328

	03	2010	17.1882	19.4968	0
	03	2009	12.6412	17.1882	0
	03	2008	21.3221	12.6412	0
	03	2007	18.5725	21.3221	0
	03	2006	14.9552	18.5725	0
	03	2005	13.2119	14.9552	0
	03	2004	11.2831	13.2119	0
	03	2003	8.2583	11.2831	0
	03	2002	9.5053	8.2583	0
	03	2001	10.0000	9.5053	0

	04	2010	17.1156	19.4045	34,267
	04	2009	12.5942	17.1156	49,167
	04	2008	21.2535	12.5942	74,996
	04	2007	18.5223	21.2535	81,854
	04	2006	14.9223	18.5223	94,984
	04	2005	13.1895	14.9223	106,725
	04	2004	11.2697	13.1895	121,548
	04	2003	8.2526	11.2697	114,783
	04	2002	9.5036	8.2526	112,015
	04	2001	10.0000	9.5036	30,439

	05	2010	16.9711	19.2212	35,314
	05	2009	12.5005	16.9711	46,272
	05	2008	21.1170	12.5005	57,162
	05	2007	18.4221	21.1170	60,422
	05	2006	14.8567	18.4221	77,014
	05	2005	13.1447	14.8567	90,301
	05	2004	11.2428	13.1447	101,353
	05	2003	8.2414	11.2428	110,935
	05	2002	9.5003	8.2414	139,637
	05	2001	10.0000	9.5003	30,821

	06	2010	16.7567	18.9496	74,591
	06	2009	12.3614	16.7567	98,264
	06	2008	20.9140	12.3614	126,567
	06	2007	18.2729	20.9140	144,420
	06	2006	14.7587	18.2729	153,072
	06	2005	13.0779	14.7587	164,744
	06	2004	11.2028	13.0779	187,883
	06	2003	8.2245	11.2028	183,748
	06	2002	9.4953	8.2245	177,115
	06	2001	10.0000	9.4953	46,281

MFS® International Value Portfolio I Class	01	2010	16.5677	17.8959	30,553
	01	2009	13.3486	16.5677	30,553
	01	2008	19.6587	13.3486	18,857
	01	2007	18.4986	19.6587	18,857
	01	2006	14.4590	18.4986	18,857
	01	2005	12.6757	14.4590	10,789
	01	2004	10.0012	12.6757	10,789
	01	2003	7.5600	10.0012	0
	01	2002	8.1188	7.5600	0
	01	2001	9.6013	8.1188	0

	02	2010	16.3324	17.6150	58,172
	02	2009	13.1790	16.3324	76,872
	02	2008	19.4386	13.1790	103,054
	02	2007	18.3195	19.4386	160,884
	02	2006	14.3406	18.3195	171,460
	02	2005	12.5910	14.3406	163,252
	02	2004	9.9495	12.5910	114,728
	02	2003	7.5324	9.9495	89,267
	02	2002	8.1014	7.5324	92,940
	02	2001	9.5954	8.1014	103,771

	03	2010	16.1775	17.4303	6,059
	03	2009	13.0672	16.1775	11,586
	03	2008	19.2934	13.0672	11,586
	03	2007	18.2011	19.2934	36,548
	03	2006	14.2623	18.2011	10,265
	03	2005	12.5349	14.2623	19,548
	03	2004	9.9152	12.5349	19,529
	03	2003	7.5140	9.9152	6,935
	03	2002	8.0898	7.5140	553
	03	2001	9.5914	8.0898	27,835

	04	2010	16.1004	17.3385	69,297
	04	2009	13.0116	16.1004	93,008
	04	2008	19.2210	13.0116	122,144
	04	2007	18.1420	19.2210	190,836
	04	2006	14.2232	18.1420	204,082
	04	2005	12.5068	14.2232	197,723
	04	2004	9.8981	12.5068	148,456
	04	2003	7.5048	9.8981	101,023
	04	2002	8.0840	7.5048	92,400
	04	2001	9.5895	8.0840	90,371

	05	2010	15.9473	17.1561	198,491
	05	2009	12.9009	15.9473	214,842
	05	2008	19.0769	12.9009	245,523
	05	2007	18.0244	19.0769	381,684
	05	2006	14.1453	18.0244	426,597
	05	2005	12.4509	14.1453	430,562
	05	2004	9.8638	12.4509	328,177
	05	2003	7.4864	9.8638	265,677
	05	2002	8.0724	7.4864	230,237
	05	2001	9.5855	8.0724	236,598

	06	2010	15.7202	16.8862	68,709
	06	2009	12.7366	15.7202	75,447
	06	2008	18.8628	12.7366	83,909
	06	2007	17.8494	18.8628	118,680
	06	2006	14.0292	17.8494	150,233
	06	2005	12.3675	14.0292	142,308
	06	2004	9.8127	12.3675	126,373
	06	2003	7.4589	9.8127	89,944
	06	2002	8.0550	7.4589	75,783
	06	2001	9.5795	8.0550	88,192

MFS® International Value Portfolio S Class	01	2010	18.8141	20.2615	0
	01	2009	15.1896	18.8141	0
	01	2008	22.4242	15.1896	0
	01	2007	21.1627	22.4242	0
	01	2006	16.5765	21.1627	0
	01	2005	14.5680	16.5765	0
	01	2004	11.5196	14.5680	0
	01	2003	8.7358	11.5196	0
	01	2002	9.3834	8.7358	0
	01	2001	10.0000	9.3834	0
	02	2010	18.5770	19.9757	21,176
	02	2009	15.0210	18.5770	27,344
	02	2008	22.2091	15.0210	34,240
	02	2007	20.9917	22.2091	47,938
	02	2006	16.4675	20.9917	47,041
	02	2005	14.4941	16.4675	45,280
	02	2004	11.4786	14.4941	32,060
	02	2003	8.7179	11.4786	34,051
	02	2002	9.3785	8.7179	27,487
	02	2001	10.0000	9.3785	935

	03	2010	18.4208	19.7878	0
	03	2009	14.9097	18.4208	0
	03	2008	22.0670	14.9097	0
	03	2007	20.8787	22.0670	0
	03	2006	16.3953	20.8787	0
	03	2005	14.4451	16.3953	0
	03	2004	11.4514	14.4451	0
	03	2003	8.7061	11.4514	0
	03	2002	9.3752	8.7061	0
	03	2001	10.0000	9.3752	0

	04	2010	18.3429	19.6941	8,516
	04	2009	14.8542	18.3429	20,269
	04	2008	21.9961	14.8542	36,382
	04	2007	20.8222	21.9961	42,678
	04	2006	16.3592	20.8222	45,895
	04	2005	14.4206	16.3592	35,331
	04	2004	11.4378	14.4206	23,283
	04	2003	8.7001	11.4378	15,234
	04	2002	9.3735	8.7001	8,018
	04	2001	10.0000	9.3735	1,282

	05	2010	18.1881	19.5081	14,368
	05	2009	14.7438	18.1881	15,602
	05	2008	21.8548	14.7438	20,015
	05	2007	20.7096	21.8548	32,192
	05	2006	16.2872	20.7096	29,139
	05	2005	14.3717	16.2872	24,855
	05	2004	11.4106	14.3717	18,984
	05	2003	8.6882	11.4106	14,544
	05	2002	9.3702	8.6882	6,025
	05	2001	10.0000	9.3702	441

	06	2010	17.9583	19.2324	28,853
	06	2009	14.5798	17.9583	40,263
	06	2008	21.6447	14.5798	51,518
	06	2007	20.5419	21.6447	82,182
	06	2006	16.1799	20.5419	69,502
	06	2005	14.2986	16.1799	59,546
	06	2004	11.3699	14.2986	48,450
	06	2003	8.6704	11.3699	21,759
	06	2002	9.3653	8.6704	19,212
	06	2001	10.0000	9.3653	2,235

MFS® Massachusetts Investors Growth Stock Portfolio I Class	01	2010	6.4146	7.1858	108,634
	01	2009	4.6236	6.4146	108,629
	01	2008	7.4390	4.6236	108,454
	01	2007	6.7377	7.4390	108,454
	01	2006	6.3210	6.7377	56,957
	01	2005	6.1172	6.3210	56,957
	01	2004	5.6375	6.1172	56,957
	01	2003	4.6150	5.6375	56,957
	01	2002	6.4797	4.6150	100,114
	01	2001	8.7153	6.4797	106,297

	02	2010	6.3232	7.0726	847,307
	02	2009	4.5646	6.3232	1,055,430
	02	2008	7.3553	4.5646	855,548
	02	2007	6.6721	7.3553	1,375,224
	02	2006	6.2690	6.6721	1,525,155
	02	2005	6.0760	6.2690	1,621,469
	02	2004	5.6080	6.0760	1,852,691
	02	2003	4.5979	5.6080	2,091,078
	02	2002	6.4655	4.5979	2,228,096
	02	2001	8.7094	6.4655	2,636,139

	03	2010	6.3300	7.0732	125,338
	03	2009	4.5741	6.3300	127,308
	03	2008	7.3782	4.5741	162,102
	03	2007	6.6997	7.3782	184,303
	03	2006	6.3012	6.6997	174,518
	03	2005	6.1135	6.3012	255,908
	03	2004	5.6483	6.1135	285,847
	03	2003	4.6356	5.6483	460,872
	03	2002	6.5251	4.6356	444,541
	03	2001	8.7987	6.5251	494,984

	04	2010	6.2330	6.9612	1,190,310
	04	2009	4.5063	6.2330	1,429,633
	04	2008	7.2725	4.5063	1,238,541
	04	2007	6.6071	7.2725	1,788,092
	04	2006	6.2173	6.6071	1,998,805
	04	2005	6.0351	6.2173	2,356,316
	04	2004	5.5787	6.0351	3,047,723
	04	2003	4.5808	5.5787	3,412,410
	04	2002	6.4512	4.5808	3,545,907
	04	2001	8.7036	6.4512	4,369,839

	05	2010	6.1735	6.8877	3,024,965
	05	2009	4.4678	6.1735	3,502,481
	05	2008	7.2177	4.4678	2,650,003
	05	2007	6.5640	7.2177	3,957,598
	05	2006	6.1830	6.5640	4,619,671
	05	2005	6.0078	6.1830	5,377,332
	05	2004	5.5592	6.0078	6,238,492
	05	2003	4.5694	5.5592	7,039,270
	05	2002	6.4418	4.5694	7,600,871
	05	2001	8.6997	6.4418	8,975,003

	06	2010	6.0852	6.7790	1,306,474
	06	2009	4.4106	6.0852	1,556,772
	06	2008	7.1363	4.4106	1,057,509
	06	2007	6.4999	7.1363	1,350,536
	06	2006	6.1319	6.4999	1,467,452
	06	2005	5.9672	6.1319	1,677,685
	06	2004	5.5301	5.9672	1,896,782
	06	2003	4.5524	5.5301	2,129,544
	06	2002	6.4275	4.5524	2,217,096
	06	2001	8.6939	6.4275	2,735,366

MFS® Massachusetts Investors Growth Stock Portfolio S Class	01	2010	9.5033	10.6152	25,686
	01	2009	6.8674	9.5033	25,719
	01	2008	11.0729	6.8674	5,247
	01	2007	10.0529	11.0729	7,278
	01	2006	9.4532	10.0529	9,668
	01	2005	9.1675	9.4532	22,783
	01	2004	8.4680	9.1675	30,216
	01	2003	6.9628	8.4680	32,727
	01	2002	9.7841	6.9628	25,610
	01	2001	10.0000	9.7841	0

	02	2010	9.3836	10.4655	229,627
	02	2009	6.7911	9.3836	321,878
	02	2008	10.9667	6.7911	243,925
	02	2007	9.9717	10.9667	359,156
	02	2006	9.3910	9.9717	353,837
	02	2005	9.1210	9.3910	405,299
	02	2004	8.4379	9.1210	440,008
	02	2003	6.9485	8.4379	484,851
	02	2002	9.7790	6.9485	474,378
	02	2001	10.0000	9.7790	127,984

	03	2010	9.3046	10.3670	0
	03	2009	6.7408	9.3046	0
	03	2008	10.8965	6.7408	0
	03	2007	9.9180	10.8965	0
	03	2006	9.3499	9.9180	0
	03	2005	9.0902	9.3499	0
	03	2004	8.4179	9.0902	0
	03	2003	6.9391	8.4179	0
	03	2002	9.7756	6.9391	0
	03	2001	10.0000	9.7756	0

	04	2010	9.2653	10.3179	177,036
	04	2009	6.7157	9.2653	233,311
	04	2008	10.8615	6.7157	232,869
	04	2007	9.8911	10.8615	281,687
	04	2006	9.3293	9.8911	297,468
	04	2005	9.0747	9.3293	327,400
	04	2004	8.4079	9.0747	369,707
	04	2003	6.9343	8.4079	420,037
	04	2002	9.7738	6.9343	398,428
	04	2001	10.0000	9.7738	136,909

	05	2010	9.1870	10.2204	227,004
	05	2009	6.6658	9.1870	311,843
	05	2008	10.7917	6.6658	229,997
	05	2007	9.8376	10.7917	289,289
	05	2006	9.2882	9.8376	283,344
	05	2005	9.0439	9.2882	331,368
	05	2004	8.3879	9.0439	383,120
	05	2003	6.9248	8.3879	400,408
	05	2002	9.7704	6.9248	392,836
	05	2001	10.0000	9.7704	119,150

	06	2010	9.0710	10.0759	536,277
	06	2009	6.5916	9.0710	664,512
	06	2008	10.6879	6.5916	340,035
	06	2007	9.7579	10.6879	463,102
	06	2006	9.2270	9.7579	484,106
	06	2005	8.9979	9.2270	560,673
	06	2004	8.3579	8.9979	630,417
	06	2003	6.9106	8.3579	722,103
	06	2002	9.7653	6.9106	587,666
	06	2001	10.0000	9.7653	180,720

MFS® Mid Cap Growth Portfolio I Class	01	2010	4.3521	5.5688	28,266
	01	2009	3.0890	4.3521	28,266
	01	2008	6.4126	3.0890	0
	01	2007	5.8972	6.4126	0
	01	2006	5.8203	5.8972	0
	01	2005	5.7020	5.8203	0
	01	2004	5.0249	5.7020	0
	01	2003	3.6813	5.0249	0
	01	2002	7.0372	3.6813	0
	01	2001	9.2543	7.0372	0

	02	2010	4.2910	5.4823	148,048
	02	2009	3.0503	4.2910	166,517
	02	2008	6.3419	3.0503	208,329
	02	2007	5.8410	6.3419	333,324
	02	2006	5.7737	5.8410	431,320
	02	2005	5.6648	5.7737	459,506
	02	2004	4.9997	5.6648	461,018
	02	2003	3.6684	4.9997	480,684
	02	2002	7.0233	3.6684	395,585
	02	2001	9.2502	7.0233	432,823

	03	2010	4.2508	5.4254	0
	03	2009	3.0247	4.2508	0
	03	2008	6.2952	3.0247	0
	03	2007	5.8039	6.2952	48,220
	03	2006	5.7428	5.8039	52,011
	03	2005	5.6402	5.7428	139,075
	03	2004	4.9830	5.6402	152,486
	03	2003	3.6599	4.9830	178,258
	03	2002	7.0141	3.6599	86,130
	03	2001	9.2475	7.0141	166,380

	04	2010	4.2307	5.3971	222,458
	04	2009	3.0120	4.2307	211,667
	04	2008	6.2719	3.0120	277,707
	04	2007	5.7854	6.2719	441,394
	04	2006	5.7273	5.7854	617,836
	04	2005	5.6279	5.7273	787,096
	04	2004	4.9747	5.6279	953,545
	04	2003	3.6556	4.9747	991,837
	04	2002	7.0095	3.6556	765,488
	04	2001	9.2461	7.0095	759,584

	05	2010	4.1909	5.3409	403,323
	05	2009	2.9867	4.1909	456,611
	05	2008	6.2255	2.9867	540,295
	05	2007	5.7485	6.2255	823,996
	05	2006	5.6966	5.7485	1,056,522
	05	2005	5.6034	5.6966	1,256,731
	05	2004	4.9580	5.6034	1,403,084
	05	2003	3.6470	4.9580	1,359,098
	05	2002	7.0002	3.6470	1,074,028
	05	2001	9.2433	7.0002	1,086,103

	06	2010	4.1319	5.2577	205,838
	06	2009	2.9491	4.1319	244,247
	06	2008	6.1567	2.9491	284,275
	06	2007	5.6936	6.1567	380,079
	06	2006	5.6508	5.6936	449,606
	06	2005	5.5667	5.6508	456,382
	06	2004	4.9332	5.5667	528,517
	06	2003	3.6342	4.9332	465,925
	06	2002	6.9863	3.6342	394,996
	06	2001	9.2392	6.9863	430,207

MFS® Mid Cap Growth Portfolio S Class	01	2010	5.8610	7.4784	0
	01	2009	4.1713	5.8610	0
	01	2008	8.6760	4.1713	4,458
	01	2007	7.9974	8.6760	5,037
	01	2006	7.9045	7.9974	6,904
	01	2005	7.7683	7.9045	8,292
	01	2004	6.8661	7.7683	10,253
	01	2003	5.0501	6.8661	12,869
	01	2002	9.6555	5.0501	23,575
	01	2001	10.0000	9.6555	0

	02	2010	5.7870	7.3729	100,610
	02	2009	4.1249	5.7870	139,657
	02	2008	8.5928	4.1249	187,223
	02	2007	7.9328	8.5928	238,452
	02	2006	7.8524	7.9328	265,180
	02	2005	7.7288	7.8524	265,474
	02	2004	6.8416	7.7288	312,839
	02	2003	5.0397	6.8416	365,969
	02	2002	9.6504	5.0397	334,570
	02	2001	10.0000	9.6504	68,340

	03	2010	5.7384	7.3035	0
	03	2009	4.0944	5.7384	0
	03	2008	8.5378	4.0944	0
	03	2007	7.8900	8.5378	0
	03	2006	7.8180	7.8900	0
	03	2005	7.7027	7.8180	0
	03	2004	6.8254	7.7027	0
	03	2003	5.0329	6.8254	0
	03	2002	9.6471	5.0329	0
	03	2001	10.0000	9.6471	0

	04	2010	5.7141	7.2689	77,296
	04	2009	4.0791	5.7141	102,089
	04	2008	8.5103	4.0791	154,775
	04	2007	7.8686	8.5103	174,557
	04	2006	7.8007	7.8686	197,615
	04	2005	7.6896	7.8007	209,972
	04	2004	6.8173	7.6896	235,067
	04	2003	5.0294	6.8173	223,375
	04	2002	9.6454	5.0294	218,224
	04	2001	10.0000	9.6454	58,436

	05	2010	5.6658	7.2002	69,091
	05	2009	4.0488	5.6658	87,861
	05	2008	8.4556	4.0488	117,666
	05	2007	7.8261	8.4556	153,050
	05	2006	7.7664	7.8261	184,970
	05	2005	7.6635	7.7664	222,110
	05	2004	6.8010	7.6635	266,087
	05	2003	5.0225	6.8010	289,552
	05	2002	9.6420	5.0225	296,162
	05	2001	10.0000	9.6420	73,829

	06	2010	5.5942	7.0984	134,327
	06	2009	4.0037	5.5942	138,308
	06	2008	8.3743	4.0037	152,922
	06	2007	7.7627	8.3743	190,541
	06	2006	7.7152	7.7627	231,398
	06	2005	7.6245	7.7152	282,688
	06	2004	6.7768	7.6245	358,960
	06	2003	5.0122	6.7768	413,368
	06	2002	9.6369	5.0122	375,432
	06	2001	10.0000	9.6369	97,209

MFS® Money Market Portfolio I Class	01	2010	11.4553	11.3408	0
	01	2009	11.5710	11.4553	0
	01	2008	11.4548	11.5710	68,175
	01	2007	11.0359	11.4548	68,175
	01	2006	10.6575	11.0359	68,175
	01	2005	10.4798	10.6575	15,914
	01	2004	10.4992	10.4798	15,914
	01	2003	10.5389	10.4992	95,047
	01	2002	10.5114	10.5389	155,666
	01	2001	10.2311	10.5114	79,558

	02	2010	11.2920	11.1622	284,703
	02	2009	11.4234	11.2920	328,415
	02	2008	11.3259	11.4234	346,631
	02	2007	10.9284	11.3259	472,218
	02	2006	10.5696	10.9284	470,450
	02	2005	10.4092	10.5696	494,513
	02	2004	10.4444	10.4092	571,103
	02	2003	10.4998	10.4444	686,478
	02	2002	10.4883	10.4998	993,214
	02	2001	10.2242	10.4883	1,040,145

	03	2010	11.1846	11.0448	0
	03	2009	11.3262	11.1846	13,620
	03	2008	11.2409	11.3262	13,620
	03	2007	10.8574	11.2409	33,566
	03	2006	10.5116	10.8574	12,103
	03	2005	10.3624	10.5116	10,781
	03	2004	10.4080	10.3624	79,067
	03	2003	10.4738	10.4080	34,522
	03	2002	10.4730	10.4738	36,712
	03	2001	10.2197	10.4730	123,279

	04	2010	11.1311	10.9864	235,584
	04	2009	11.2777	11.1311	313,595
	04	2008	11.1985	11.2777	440,256
	04	2007	10.8220	11.1985	500,439
	04	2006	10.4825	10.8220	436,329
	04	2005	10.3391	10.4825	451,628
	04	2004	10.3898	10.3391	439,703
	04	2003	10.4608	10.3898	641,288
	04	2002	10.4653	10.4608	1,204,430
	04	2001	10.2174	10.4653	960,391

	05	2010	11.0248	10.8704	634,062
	05	2009	11.1813	11.0248	888,252
	05	2008	11.1141	11.1813	1,113,026
	05	2007	10.7514	11.1141	1,146,403
	05	2006	10.4247	10.7514	837,499
	05	2005	10.2924	10.4247	871,103
	05	2004	10.3535	10.2924	988,142
	05	2003	10.4349	10.3535	1,435,343
	05	2002	10.4499	10.4349	2,229,770
	05	2001	10.2127	10.4499	1,927,332

	06	2010	10.8673	10.6989	305,749
	06	2009	11.0384	10.8673	295,640
	06	2008	10.9888	11.0384	536,547
	06	2007	10.6464	10.9888	487,120
	06	2006	10.3386	10.6464	488,418
	06	2005	10.2229	10.3386	514,552
	06	2004	10.2993	10.2229	608,476
	06	2003	10.3960	10.2993	672,274
	06	2002	10.4269	10.3960	1,078,038
	06	2001	10.2059	10.4269	1,066,254

MFS® Money Market Portfolio S Class	01	2010	10.7531	10.6455	40,606
	01	2009	10.8616	10.7531	4,405
	01	2008	10.7776	10.8616	4,786
	01	2007	10.4095	10.7776	5,328
	01	2006	10.0776	10.4095	6,577
	01	2005	9.9344	10.0776	10,136
	01	2004	9.9777	9.9344	14,033
	01	2003	10.0405	9.9777	17,847
	01	2002	10.0392	10.0405	24,442
	01	2001	10.0000	10.0392	0

	02	2010	10.6175	10.4954	155,104
	02	2009	10.7411	10.6175	159,294
	02	2008	10.6742	10.7411	285,612
	02	2007	10.3253	10.6742	141,055
	02	2006	10.0113	10.3253	131,903
	02	2005	9.8840	10.0113	156,675
	02	2004	9.9422	9.8840	155,811
	02	2003	10.0200	9.9422	271,380
	02	2002	10.0340	10.0200	418,388
	02	2001	10.0000	10.0340	191,267

	03	2010	10.5283	10.3967	0
	03	2009	10.6615	10.5283	0
	03	2008	10.6059	10.6615	0
	03	2007	10.2697	10.6059	0
	03	2006	9.9675	10.2697	0
	03	2005	9.8506	9.9675	0
	03	2004	9.9187	9.8506	0
	03	2003	10.0064	9.9187	0
	03	2002	10.0305	10.0064	0
	03	2001	10.0000	10.0305	0

	04	2010	10.4838	10.3475	89,269
	04	2009	10.6219	10.4838	95,391
	04	2008	10.5718	10.6219	205,167
	04	2007	10.2419	10.5718	88,697
	04	2006	9.9455	10.2419	90,774
	04	2005	9.8339	9.9455	104,239
	04	2004	9.9069	9.8339	125,722
	04	2003	9.9996	9.9069	164,909
	04	2002	10.0287	9.9996	218,882
	04	2001	10.0000	10.0287	49,528

	05	2010	10.3953	10.2498	125,915
	05	2009	10.5429	10.3953	140,624
	05	2008	10.5040	10.5429	201,771
	05	2007	10.1866	10.5040	149,920
	05	2006	9.9018	10.1866	129,351
	05	2005	9.8006	9.9018	144,880
	05	2004	9.8834	9.8006	173,396
	05	2003	9.9859	9.8834	279,830
	05	2002	10.0252	9.9859	218,587
	05	2001	10.0000	10.0252	141,647

	06	2010	10.2640	10.1049	140,183
	06	2009	10.4256	10.2640	221,237
	06	2008	10.4030	10.4256	322,528
	06	2007	10.1041	10.4030	216,760
	06	2006	9.8365	10.1041	252,663
	06	2005	9.7508	9.8365	249,504
	06	2004	9.8482	9.7508	235,310
	06	2003	9.9655	9.8482	289,189
	06	2002	10.0199	9.9655	617,199
	06	2001	10.0000	10.0199	130,909

MFS® New Discovery Portfolio I Class	01	2010	8.6711	11.7251	66
	01	2009	5.3746	8.6711	79
	01	2008	8.9846	5.3746	90
	01	2007	8.8494	8.9846	41,024
	01	2006	7.8983	8.8494	38,049
	01	2005	7.5831	7.8983	53,443
	01	2004	7.1264	7.5831	54,287
	01	2003	5.3207	7.1264	40,136
	01	2002	8.0770	5.3207	43,608
	01	2001	8.5987	8.0770	50,623

	02	2010	8.5473	11.5402	160,529
	02	2009	5.3060	8.5473	205,533
	02	2008	8.8834	5.3060	290,634
	02	2007	8.7631	8.8834	482,947
	02	2006	7.8331	8.7631	647,495
	02	2005	7.5319	7.8331	711,348
	02	2004	7.0890	7.5319	787,454
	02	2003	5.3008	7.0890	822,989
	02	2002	8.0592	5.3008	901,138
	02	2001	8.5929	8.0592	831,360

	03	2010	8.4659	11.4188	59,631
	03	2009	5.2607	8.4659	82,729
	03	2008	8.8166	5.2607	93,062
	03	2007	8.7061	8.8166	143,541
	03	2006	7.7900	8.7061	139,990
	03	2005	7.4980	7.7900	150,848
	03	2004	7.0643	7.4980	152,016
	03	2003	5.2877	7.0643	206,314
	03	2002	8.0473	5.2877	182,505
	03	2001	8.5889	8.0473	152,692

	04	2010	8.4254	11.3583	213,174
	04	2009	5.2382	8.4254	248,660
	04	2008	8.7833	5.2382	305,614
	04	2007	8.6776	8.7833	444,127
	04	2006	7.7685	8.6776	537,575
	04	2005	7.4810	7.7685	630,313
	04	2004	7.0519	7.4810	765,837
	04	2003	5.2811	7.0519	813,036
	04	2002	8.0414	5.2811	834,639
	04	2001	8.5870	8.0414	944,749

	05	2010	8.3448	11.2383	529,691
	05	2009	5.1933	8.3448	650,089
	05	2008	8.7170	5.1933	807,843
	05	2007	8.6209	8.7170	1,155,988
	05	2006	7.7255	8.6209	1,388,427
	05	2005	7.4472	7.7255	1,603,535
	05	2004	7.0272	7.4472	1,875,631
	05	2003	5.2679	7.0272	1,960,188
	05	2002	8.0295	5.2679	2,151,269
	05	2001	8.5831	8.0295	2,219,924

	06	2010	8.2254	11.0607	285,895
	06	2009	5.1269	8.2254	336,984
	06	2008	8.6186	5.1269	441,768
	06	2007	8.5367	8.6186	500,328
	06	2006	7.6616	8.5367	585,474
	06	2005	7.3968	7.6616	670,955
	06	2004	6.9903	7.3968	755,691
	06	2003	5.2482	6.9903	772,874
	06	2002	8.0117	5.2482	858,897
	06	2001	8.5772	8.0117	862,726

MFS® New Discovery Portfolio S Class	01	2010	10.8583	14.6429	12,940
	01	2009	6.7406	10.8583	15,468
	01	2008	11.3041	6.7406	18,593
	01	2007	11.1646	11.3041	15,623
	01	2006	9.9889	11.1646	14,837
	01	2005	9.6131	9.9889	15,770
	01	2004	9.0568	9.6131	15,136
	01	2003	6.7759	9.0568	2,713
	01	2002	10.3171	6.7759	8,240
	01	2001	10.0000	10.3171	0

	02	2010	10.7214	14.4363	72,749
	02	2009	6.6657	10.7214	122,172
	02	2008	11.1956	6.6657	170,510
	02	2007	11.0744	11.1956	216,145
	02	2006	9.9232	11.0744	247,748
	02	2005	9.5643	9.9232	265,460
	02	2004	9.0246	9.5643	297,705
	02	2003	6.7620	9.0246	308,150
	02	2002	10.3117	6.7620	300,895
	02	2001	10.0000	10.3117	61,550

	03	2010	10.6312	14.3005	0
	03	2009	6.6164	10.6312	0
	03	2008	11.1240	6.6164	0
	03	2007	11.0147	11.1240	0
	03	2006	9.8797	11.0147	0
	03	2005	9.5319	9.8797	0
	03	2004	9.0032	9.5319	0
	03	2003	6.7528	9.0032	0
	03	2002	10.3081	6.7528	0
	03	2001	10.0000	10.3081	0

	04	2010	10.5862	14.2328	41,624
	04	2009	6.5917	10.5862	56,902
	04	2008	11.0882	6.5917	97,487
	04	2007	10.9849	11.0882	139,742
	04	2006	9.8579	10.9849	155,954
	04	2005	9.5158	9.8579	185,129
	04	2004	8.9925	9.5158	211,385
	04	2003	6.7482	8.9925	196,675
	04	2002	10.3063	6.7482	185,652
	04	2001	10.0000	10.3063	54,538

	05	2010	10.4969	14.0983	59,489
	05	2009	6.5427	10.4969	85,556
	05	2008	11.0170	6.5427	109,488
	05	2007	10.9255	11.0170	137,799
	05	2006	9.8145	10.9255	148,804
	05	2005	9.4835	9.8145	161,614
	05	2004	8.9711	9.4835	200,261
	05	2003	6.7389	8.9711	207,764
	05	2002	10.3026	6.7389	228,753
	05	2001	10.0000	10.3026	55,436

	06	2010	10.3642	13.8990	158,883
	06	2009	6.4699	10.3642	203,834
	06	2008	10.9110	6.4699	230,678
	06	2007	10.8370	10.9110	255,466
	06	2006	9.7498	10.8370	284,239
	06	2005	9.4352	9.7498	315,113
	06	2004	8.9391	9.4352	332,182
	06	2003	6.7251	8.9391	354,100
	06	2002	10.2972	6.7251	322,636
	06	2001	10.0000	10.2972	90,756

MFS® Research International Portfolio I Class	01	2010	12.1907	13.3515	0
	01	2009	9.4045	12.1907	0
	01	2008	16.5178	9.4045	0
	01	2007	14.7461	16.5178	0
	01	2006	11.6846	14.7461	0
	01	2005	10.1254	11.6846	0
	01	2004	8.4389	10.1254	0
	01	2003	6.3680	8.4389	0
	01	2002	7.2666	6.3680	0
	01	2001	8.9251	7.2666	0

	02	2010	12.0167	13.1411	62,264
	02	2009	9.2844	12.0167	82,344
	02	2008	16.3318	9.2844	128,339
	02	2007	14.6023	16.3318	230,527
	02	2006	11.5882	14.6023	314,721
	02	2005	10.0570	11.5882	292,282
	02	2004	8.3947	10.0570	295,629
	02	2003	6.3442	8.3947	313,117
	02	2002	7.2505	6.3442	344,106
	02	2001	8.9190	7.2505	350,771

	03	2010	11.9023	13.0028	19,556
	03	2009	9.2053	11.9023	51,781
	03	2008	16.2091	9.2053	51,945
	03	2007	14.5073	16.2091	105,991
	03	2006	11.5244	14.5073	114,279
	03	2005	10.0118	11.5244	113,913
	03	2004	8.3654	10.0118	114,859
	03	2003	6.3285	8.3654	108,984
	03	2002	7.2398	6.3285	137,859
	03	2001	8.9149	7.2398	140,166

	04	2010	11.8453	12.9339	88,390
	04	2009	9.1658	11.8453	112,048
	04	2008	16.1479	9.1658	154,826
	04	2007	14.4599	16.1479	249,765
	04	2006	11.4926	14.4599	293,496
	04	2005	9.9891	11.4926	270,989
	04	2004	8.3507	9.9891	291,474
	04	2003	6.3206	8.3507	289,102
	04	2002	7.2345	6.3206	313,175
	04	2001	8.9129	7.2345	421,744

	05	2010	11.7321	12.7974	362,883
	05	2009	9.0875	11.7321	419,677
	05	2008	16.0261	9.0875	490,085
	05	2007	14.3655	16.0261	731,299
	05	2006	11.4291	14.3655	871,731
	05	2005	9.9441	11.4291	889,565
	05	2004	8.3215	9.9441	964,759
	05	2003	6.3049	8.3215	891,768
	05	2002	7.2238	6.3049	1,037,328
	05	2001	8.9088	7.2238	1,130,011

	06	2010	11.5643	12.5952	101,951
	06	2009	8.9712	11.5643	108,468
	06	2008	15.8453	8.9712	151,378
	06	2007	14.2251	15.8453	207,488
	06	2006	11.3346	14.2251	232,659
	06	2005	9.8768	11.3346	222,139
	06	2004	8.2778	9.8768	242,633
	06	2003	6.2813	8.2778	228,023
	06	2002	7.2078	6.2813	240,893
	06	2001	8.9027	7.2078	270,557

MFS® Research International Portfolio S Class	01	2010	15.5009	16.9325	0
	01	2009	11.9980	15.5009	0
	01	2008	21.1138	11.9980	9,783
	01	2007	18.9066	21.1138	9,073
	01	2006	15.0071	18.9066	10,195
	01	2005	13.0458	15.0071	0
	01	2004	10.8944	13.0458	0
	01	2003	8.2488	10.8944	0
	01	2002	9.4289	8.2488	0
	01	2001	10.0000	9.4289	0

	02	2010	15.3056	16.6937	26,809
	02	2009	11.8648	15.3056	41,053
	02	2008	20.9113	11.8648	65,145
	02	2007	18.7539	20.9113	74,719
	02	2006	14.9084	18.7539	72,971
	02	2005	12.9797	14.9084	62,908
	02	2004	10.8557	12.9797	65,095
	02	2003	8.2320	10.8557	63,566
	02	2002	9.4240	8.2320	66,801
	02	2001	10.0000	9.4240	19,725

	03	2010	15.1769	16.5366	0
	03	2009	11.7769	15.1769	0
	03	2008	20.7776	11.7769	0
	03	2007	18.6529	20.7776	0
	03	2006	14.8431	18.6529	0
	03	2005	12.9358	14.8431	0
	03	2004	10.8299	12.9358	0
	03	2003	8.2208	10.8299	0
	03	2002	9.4207	8.2208	0
	03	2001	10.0000	9.4207	0

	04	2010	15.1127	16.4583	25,617
	04	2009	11.7331	15.1127	30,746
	04	2008	20.7107	11.7331	43,713
	04	2007	18.6024	20.7107	48,449
	04	2006	14.8104	18.6024	56,175
	04	2005	12.9138	14.8104	49,089
	04	2004	10.8171	12.9138	49,898
	04	2003	8.2151	10.8171	47,960
	04	2002	9.4190	8.2151	51,543
	04	2001	10.0000	9.4190	16,135

	05	2010	14.9852	16.3030	17,013
	05	2009	11.6459	14.9852	18,792
	05	2008	20.5779	11.6459	28,800
	05	2007	18.5019	20.5779	46,803
	05	2006	14.7452	18.5019	49,450
	05	2005	12.8701	14.7452	54,907
	05	2004	10.7913	12.8701	45,407
	05	2003	8.2039	10.7913	44,321
	05	2002	9.4157	8.2039	42,071
	05	2001	10.0000	9.4157	20,121

	06	2010	14.7958	16.0725	38,418
	06	2009	11.5163	14.7958	53,111
	06	2008	20.3800	11.5163	62,243
	06	2007	18.3520	20.3800	75,435
	06	2006	14.6480	18.3520	81,846
	06	2005	12.8046	14.6480	90,862
	06	2004	10.7529	12.8046	109,294
	06	2003	8.1871	10.7529	101,340
	06	2002	9.4108	8.1871	100,324
	06	2001	10.0000	9.4108	33,370

MFS® Strategic Income Portfolio I Class	01	2010	15.5359	16.9597	0
	01	2009	12.2909	15.5359	0
	01	2008	14.2787	12.2909	0
	01	2007	13.9376	14.2787	0
	01	2006	13.1927	13.9376	0
	01	2005	13.0786	13.1927	0
	01	2004	12.2276	13.0786	0
	01	2003	10.9410	12.2276	0
	01	2002	10.2817	10.9410	0
	01	2001	10.0495	10.2817	24,506

	02	2010	15.3150	16.6932	36,675
	02	2009	12.1346	15.3150	68,773
	02	2008	14.1185	12.1346	79,195
	02	2007	13.8024	14.1185	131,825
	02	2006	13.0845	13.8024	135,954
	02	2005	12.9909	13.0845	156,874
	02	2004	12.1641	12.9909	158,087
	02	2003	10.9007	12.1641	166,494
	02	2002	10.2595	10.9007	153,378
	02	2001	10.0430	10.2595	162,361

	03	2010	15.1697	16.5181	49,650
	03	2009	12.0316	15.1697	51,597
	03	2008	14.0128	12.0316	52,052
	03	2007	13.7130	14.0128	80,062
	03	2006	13.0129	13.7130	65,317
	03	2005	12.9329	13.0129	64,818
	03	2004	12.1220	12.9329	68,460
	03	2003	10.8740	12.1220	83,758
	03	2002	10.2447	10.8740	97,924
	03	2001	10.0387	10.2447	28,890

	04	2010	15.0972	16.4309	83,897
	04	2009	11.9802	15.0972	73,011
	04	2008	13.9601	11.9802	73,150
	04	2007	13.6684	13.9601	170,119
	04	2006	12.9771	13.6684	205,606
	04	2005	12.9039	12.9771	208,742
	04	2004	12.1010	12.9039	219,512
	04	2003	10.8606	12.1010	239,678
	04	2002	10.2373	10.8606	229,678
	04	2001	10.0366	10.2373	189,968

	05	2010	14.9534	16.2579	169,508
	05	2009	11.8781	14.9534	186,944
	05	2008	13.8553	11.8781	185,304
	05	2007	13.5796	13.8553	326,878
	05	2006	12.9058	13.5796	367,056
	05	2005	12.8460	12.9058	376,926
	05	2004	12.0590	12.8460	396,767
	05	2003	10.8339	12.0590	439,995
	05	2002	10.2225	10.8339	389,997
	05	2001	10.0323	10.2225	338,348

	06	2010	14.7403	16.0018	98,029
	06	2009	11.7266	14.7403	109,332
	06	2008	13.6995	11.7266	82,527
	06	2007	13.4475	13.6995	127,769
	06	2006	12.7997	13.4475	135,193
	06	2005	12.7597	12.7997	148,897
	06	2004	11.9962	12.7597	163,427
	06	2003	10.7940	11.9962	156,596
	06	2002	10.2003	10.7940	139,701
	06	2001	10.0259	10.2003	94,466

MFS® Strategic Income Portfolio S Class	01	2010	14.9390	16.2755	0
	01	2009	11.8592	14.9390	0
	01	2008	13.8030	11.8592	0
	01	2007	13.5062	13.8030	0
	01	2006	12.8155	13.5062	0
	01	2005	12.7398	12.8155	0
	01	2004	11.9344	12.7398	0
	01	2003	10.7177	11.9344	0
	01	2002	10.0943	10.7177	0
	01	2001	10.0000	10.0943	0

	02	2010	14.7508	16.0461	49,920
	02	2009	11.7276	14.7508	60,834
	02	2008	13.6707	11.7276	84,358
	02	2007	13.3971	13.6707	117,473
	02	2006	12.7313	13.3971	110,226
	02	2005	12.6752	12.7313	124,470
	02	2004	11.8920	12.6752	130,079
	02	2003	10.6958	11.8920	150,240
	02	2002	10.0890	10.6958	122,526
	02	2001	10.0000	10.0890	39,804

	03	2010	14.6268	15.8951	0
	03	2009	11.6407	14.6268	0
	03	2008	13.5832	11.6407	0
	03	2007	13.3249	13.5832	0
	03	2006	12.6754	13.3249	0
	03	2005	12.6323	12.6754	0
	03	2004	11.8638	12.6323	0
	03	2003	10.6813	11.8638	0
	03	2002	10.0855	10.6813	0
	03	2001	10.0000	10.0855	0

	04	2010	14.5650	15.8199	24,151
	04	2009	11.5974	14.5650	21,274
	04	2008	13.5395	11.5974	73,503
	04	2007	13.2888	13.5395	92,917
	04	2006	12.6476	13.2888	73,415
	04	2005	12.6109	12.6476	88,506
	04	2004	11.8497	12.6109	78,301
	04	2003	10.6740	11.8497	100,898
	04	2002	10.0837	10.6740	91,947
	04	2001	10.0000	10.0837	28,064

	05	2010	14.4421	15.6705	20,179
	05	2009	11.5112	14.4421	26,632
	05	2008	13.4526	11.5112	33,394
	05	2007	13.2170	13.4526	55,124
	05	2006	12.5919	13.2170	53,337
	05	2005	12.5681	12.5919	56,324
	05	2004	11.8216	12.5681	54,074
	05	2003	10.6594	11.8216	62,544
	05	2002	10.0802	10.6594	69,454
	05	2001	10.0000	10.0802	23,559

	06	2010	14.2597	15.4492	47,651
	06	2009	11.3832	14.2597	72,492
	06	2008	13.3233	11.3832	74,358
	06	2007	13.1100	13.3233	98,943
	06	2006	12.5089	13.1100	112,056
	06	2005	12.5043	12.5089	145,003
	06	2004	11.7795	12.5043	197,070
	06	2003	10.6376	11.7795	126,815
	06	2002	10.0749	10.6376	109,164
	06	2001	10.0000	10.0749	28,762

MFS® Technology Portfolio I Class	01	2010	4.6974	5.6101	0
	01	2009	2.6862	4.6974	0
	01	2008	5.5285	2.6862	0
	01	2007	4.6453	5.5285	0
	01	2006	3.8468	4.6453	0
	01	2005	3.6590	3.8468	0
	01	2004	3.6081	3.6590	0
	01	2003	2.5066	3.6081	0
	01	2002	4.6876	2.5066	15,457
	01	2001	7.7449	4.6876	18,195

	02	2010	4.6304	5.5218	111,800
	02	2009	2.6519	4.6304	132,648
	02	2008	5.4663	2.6519	173,439
	02	2007	4.6001	5.4663	214,842
	02	2006	3.8151	4.6001	283,755
	02	2005	3.6344	3.8151	286,612
	02	2004	3.5892	3.6344	326,152
	02	2003	2.4973	3.5892	361,175
	02	2002	4.6773	2.4973	332,027
	02	2001	7.7398	4.6773	443,519

	03	2010	4.5864	5.4638	22,474
	03	2009	2.6294	4.5864	53,461
	03	2008	5.4253	2.6294	53,703
	03	2007	4.5702	5.4253	53,959
	03	2006	3.7942	4.5702	54,203
	03	2005	3.6181	3.7942	29,789
	03	2004	3.5768	3.6181	34,093
	03	2003	2.4912	3.5768	34,336
	03	2002	4.6705	2.4912	44,676
	03	2001	7.7364	4.6705	46,368

	04	2010	4.5644	5.4348	94,518
	04	2009	2.6181	4.5644	131,488
	04	2008	5.4048	2.6181	124,011
	04	2007	4.5553	5.4048	220,321
	04	2006	3.7837	4.5553	267,060
	04	2005	3.6099	3.7837	293,031
	04	2004	3.5705	3.6099	358,077
	04	2003	2.4881	3.5705	417,202
	04	2002	4.6671	2.4881	391,228
	04	2001	7.7347	4.6671	546,351

	05	2010	4.5209	5.3775	328,015
	05	2009	2.5958	4.5209	369,982
	05	2008	5.3642	2.5958	371,703
	05	2007	4.5256	5.3642	523,305
	05	2006	3.7629	4.5256	658,473
	05	2005	3.5937	3.7629	770,574
	05	2004	3.5581	3.5937	970,660
	05	2003	2.4819	3.5581	1,063,824
	05	2002	4.6602	2.4819	1,106,441
	05	2001	7.7313	4.6602	1,328,675

	06	2010	4.4563	5.2926	111,286
	06	2009	2.5625	4.4563	113,960
	06	2008	5.3037	2.5625	155,156
	06	2007	4.4814	5.3037	222,536
	06	2006	3.7318	4.4814	266,930
	06	2005	3.5694	3.7318	291,267
	06	2004	3.5394	3.5694	349,183
	06	2003	2.4727	3.5394	384,036
	06	2002	4.6500	2.4727	388,335
	06	2001	7.7263	4.6500	475,894
MFS® Technology Portfolio S Class
	01	2010	9.5400	11.3542	0
	01	2009	5.4617	9.5400	0
	01	2008	11.2805	5.4617	0
	01	2007	9.4959	11.2805	0
	01	2006	7.8883	9.4959	0
	01	2005	7.5150	7.8883	0
	01	2004	7.4448	7.5150	0
	01	2003	5.1733	7.4448	0
	01	2002	9.7453	5.1733	0
	01	2001	10.0000	9.7453	0

	02	2010	9.4197	11.1940	13,374
	02	2009	5.4010	9.4197	15,677
	02	2008	11.1723	5.4010	18,547
	02	2007	9.4191	11.1723	22,351
	02	2006	7.8364	9.4191	21,961
	02	2005	7.4769	7.8364	23,928
	02	2004	7.4183	7.4769	36,835
	02	2003	5.1627	7.4183	30,156
	02	2002	9.7401	5.1627	23,128
	02	2001	10.0000	9.7401	12,839

	03	2010	9.3405	11.0886	0
	03	2009	5.3610	9.3405	0
	03	2008	11.1008	5.3610	0
	03	2007	9.3683	11.1008	0
	03	2006	7.8020	9.3683	0
	03	2005	7.4516	7.8020	0
	03	2004	7.4007	7.4516	0
	03	2003	5.1557	7.4007	0
	03	2002	9.7367	5.1557	0
	03	2001	10.0000	9.7367	0

	04	2010	9.3010	11.0362	9,835
	04	2009	5.3410	9.3010	16,495
	04	2008	11.0651	5.3410	15,131
	04	2007	9.3430	11.0651	14,559
	04	2006	7.7849	9.3430	20,558
	04	2005	7.4389	7.7849	22,796
	04	2004	7.3919	7.4389	25,376
	04	2003	5.1522	7.3919	30,968
	04	2002	9.7350	5.1522	19,642
	04	2001	10.0000	9.7350	5,303

	05	2010	9.2224	10.9319	18,194
	05	2009	5.3013	9.2224	24,608
	05	2008	10.9940	5.3013	19,323
	05	2007	9.2924	10.9940	25,044
	05	2006	7.7506	9.2924	26,156
	05	2005	7.4137	7.7506	32,386
	05	2004	7.3743	7.4137	33,865
	05	2003	5.1451	7.3743	36,285
	05	2002	9.7316	5.1451	26,129
	05	2001	10.0000	9.7316	11,096

	06	2010	9.1059	10.7773	38,556
	06	2009	5.2423	9.1059	33,739
	06	2008	10.8883	5.2423	26,277
	06	2007	9.2171	10.8883	35,769
	06	2006	7.6995	9.2171	35,319
	06	2005	7.3760	7.6995	41,887
	06	2004	7.3480	7.3760	54,394
	06	2003	5.1345	7.3480	60,486
	06	2002	9.7264	5.1345	46,358
	06	2001	10.0000	9.7264	15,967

MFS® Total Return Portfolio I Class	01	2010	14.1593	15.4147	0
	01	2009	12.1112	14.1593	0
	01	2008	15.5945	12.1112	0
	01	2007	15.1004	15.5945	0
	01	2006	13.5913	15.1004	0
	01	2005	13.3254	13.5913	0
	01	2004	12.0752	13.3254	61,545
	01	2003	10.4115	12.0752	61,446
	01	2002	11.1541	10.4115	57,958
	01	2001	11.2101	11.1541	15,205

	02	2010	13.9579	15.1724	386,991
	02	2009	11.9570	13.9579	537,554
	02	2008	15.4196	11.9570	731,648
	02	2007	14.9537	15.4196	1,256,770
	02	2006	13.4798	14.9537	1,487,497
	02	2005	13.2360	13.4798	1,741,474
	02	2004	12.0125	13.2360	1,833,489
	02	2003	10.3731	12.0125	1,931,208
	02	2002	11.1299	10.3731	1,996,722
	02	2001	11.2028	11.1299	1,814,986

	03	2010	13.8253	15.0131	19,776
	03	2009	11.8554	13.8253	6,674
	03	2008	15.3041	11.8554	19,352
	03	2007	14.8568	15.3041	23,440
	03	2006	13.4059	14.8568	23,655
	03	2005	13.1768	13.4059	33,019
	03	2004	11.9709	13.1768	36,531
	03	2003	10.3477	11.9709	99,853
	03	2002	11.1138	10.3477	80,813
	03	2001	11.1980	11.1138	87,756

	04	2010	13.7593	14.9339	656,310
	04	2009	11.8048	13.7593	788,358
	04	2008	15.2465	11.8048	923,656
	04	2007	14.8085	15.2465	1,400,015
	04	2006	13.3691	14.8085	1,634,447
	04	2005	13.1472	13.3691	1,874,981
	04	2004	11.9501	13.1472	2,098,700
	04	2003	10.3349	11.9501	2,197,855
	04	2002	11.1058	10.3349	2,203,584
	04	2001	11.1956	11.1058	1,975,555

	05	2010	13.6282	14.7766	1,284,423
	05	2009	11.7042	13.6282	1,364,396
	05	2008	15.1320	11.7042	1,659,616
	05	2007	14.7123	15.1320	2,652,554
	05	2006	13.2956	14.7123	3,123,284
	05	2005	13.0882	13.2956	3,545,429
	05	2004	11.9086	13.0882	3,642,030
	05	2003	10.3095	11.9086	3,689,075
	05	2002	11.0897	10.3095	3,762,588
	05	2001	11.1908	11.0897	3,267,013

	06	2010	13.4339	14.5438	576,448
	06	2009	11.5549	13.4339	670,693
	06	2008	14.9618	11.5549	754,851
	06	2007	14.5691	14.9618	1,108,966
	06	2006	13.1862	14.5691	1,281,729
	06	2005	13.0003	13.1862	1,434,013
	06	2004	11.8466	13.0003	1,472,580
	06	2003	10.2714	11.8466	1,567,034
	06	2002	11.0656	10.2714	1,613,058
	06	2001	11.1836	11.0656	1,345,336

MFS® Total Return Portfolio S Class	01	2010	12.4197	13.4870	5,370
	01	2009	10.6490	12.4197	5,848
	01	2008	13.7450	10.6490	6,355
	01	2007	13.3410	13.7450	7,076
	01	2006	12.0415	13.3410	7,524
	01	2005	11.8301	12.0415	70,371
	01	2004	10.7517	11.8301	72,883
	01	2003	9.2956	10.7517	52,090
	01	2002	9.9765	9.2956	40,484
	01	2001	10.0000	9.9765	0

	02	2010	12.2632	13.2968	440,854
	02	2009	10.5307	12.2632	617,367
	02	2008	13.6131	10.5307	895,059
	02	2007	13.2332	13.6131	1,281,364
	02	2006	11.9623	13.2332	1,457,440
	02	2005	11.7701	11.9623	1,618,166
	02	2004	10.7135	11.7701	1,664,485
	02	2003	9.2766	10.7135	1,685,029
	02	2002	9.9713	9.2766	1,631,383
	02	2001	10.0000	9.9713	374,067

	03	2010	12.1601	13.1717	0
	03	2009	10.4528	12.1601	0
	03	2008	13.5261	10.4528	0
	03	2007	13.1620	13.5261	0
	03	2006	11.9099	13.1620	0
	03	2005	11.7303	11.9099	0
	03	2004	10.6881	11.7303	0
	03	2003	9.2640	10.6881	0
	03	2002	9.9678	9.2640	0
	03	2001	10.0000	9.9678	0

	04	2010	12.1087	13.1094	245,109
	04	2009	10.4139	12.1087	329,073
	04	2008	13.4826	10.4139	587,360
	04	2007	13.1263	13.4826	782,680
	04	2006	11.8836	13.1263	997,801
	04	2005	11.7104	11.8836	1,168,799
	04	2004	10.6754	11.7104	1,196,281
	04	2003	9.2577	10.6754	1,216,753
	04	2002	9.9661	9.2577	1,116,530
	04	2001	10.0000	9.9661	280,851

	05	2010	12.0065	12.9856	314,514
	05	2009	10.3364	12.0065	413,780
	05	2008	13.3960	10.3364	607,127
	05	2007	13.0554	13.3960	781,368
	05	2006	11.8313	13.0554	836,963
	05	2005	11.6707	11.8313	942,898
	05	2004	10.6500	11.6707	1,036,307
	05	2003	9.2451	10.6500	1,099,715
	05	2002	9.9626	9.2451	1,071,308
	05	2001	10.0000	9.9626	350,483

	06	2010	11.8548	12.8021	568,343
	06	2009	10.2214	11.8548	681,500
	06	2008	13.2672	10.2214	849,241
	06	2007	12.9496	13.2672	1,094,893
	06	2006	11.7533	12.9496	1,245,578
	06	2005	11.6114	11.7533	1,479,631
	06	2004	10.6121	11.6114	1,576,533
	06	2003	9.2261	10.6121	1,592,618
	06	2002	9.9573	9.2261	1,520,723
	06	2001	10.0000	9.9573	331,867

MFS® Utilities Portfolio I Class	01	2010	15.1894	17.1281	0
	01	2009	11.5036	15.1894	0
	01	2008	18.4633	11.5036	0
	01	2007	14.5053	18.4633	0
	01	2006	11.0758	14.5053	0
	01	2005	9.5380	11.0758	0
	01	2004	7.3900	9.5380	0
	01	2003	5.4783	7.3900	0
	01	2002	7.2670	5.4783	0
	01	2001	9.6987	7.2670	23,798

	02	2010	14.9728	16.8583	189,790
	02	2009	11.3568	14.9728	247,786
	02	2008	18.2555	11.3568	344,375
	02	2007	14.3639	18.2555	578,318
	02	2006	10.9844	14.3639	870,936
	02	2005	9.4736	10.9844	801,790
	02	2004	7.3513	9.4736	838,147
	02	2003	5.4579	7.3513	914,416
	02	2002	7.2510	5.4579	1,041,505
	02	2001	9.6921	7.2510	1,458,430

	03	2010	14.8302	16.6809	33,735
	03	2009	11.2600	14.8302	22,274
	03	2008	18.1184	11.2600	57,981
	03	2007	14.2705	18.1184	63,299
	03	2006	10.9240	14.2705	100,049
	03	2005	9.4310	10.9240	98,794
	03	2004	7.3256	9.4310	118,989
	03	2003	5.4443	7.3256	120,772
	03	2002	7.2403	5.4443	139,607
	03	2001	9.6877	7.2403	155,862

	04	2010	14.7592	16.5926	248,327
	04	2009	11.2118	14.7592	311,372
	04	2008	18.0500	11.2118	404,734
	04	2007	14.2238	18.0500	667,824
	04	2006	10.8938	14.2238	771,012
	04	2005	9.4097	10.8938	910,979
	04	2004	7.3128	9.4097	968,864
	04	2003	5.4375	7.3128	1,075,912
	04	2002	7.2349	5.4375	1,235,628
	04	2001	9.6855	7.2349	1,752,322

	05	2010	14.6183	16.4175	586,328
	05	2009	11.1160	14.6183	702,454
	05	2008	17.9140	11.1160	836,650
	05	2007	14.1311	17.9140	1,223,634
	05	2006	10.8337	14.1311	1,526,747
	05	2005	9.3672	10.8337	1,694,129
	05	2004	7.2872	9.3672	1,814,554
	05	2003	5.4240	7.2872	1,991,221
	05	2002	7.2243	5.4240	2,028,333
	05	2001	9.6811	7.2243	2,719,237

	06	2010	14.4092	16.1581	258,479
	06	2009	10.9737	14.4092	284,053
	06	2008	17.7118	10.9737	347,328
	06	2007	13.9929	17.7118	500,403
	06	2006	10.7441	13.9929	607,598
	06	2005	9.3039	10.7441	678,165
	06	2004	7.2489	9.3039	708,717
	06	2003	5.4037	7.2489	779,709
	06	2002	7.2083	5.4037	819,073
	06	2001	9.6745	7.2083	1,030,235

MFS® Utilities Portfolio S Class	01	2010	18.2940	20.5750	4,516
	01	2009	13.8837	18.2940	4,919
	01	2008	22.3515	13.8837	5,345
	01	2007	17.6005	22.3515	5,951
	01	2006	13.4719	17.6005	6,328
	01	2005	11.6332	13.4719	6,328
	01	2004	9.0382	11.6332	6,328
	01	2003	6.7113	9.0382	6,328
	01	2002	8.9376	6.7113	6,401
	01	2001	10.0000	8.9376	0

	02	2010	18.0634	20.2849	46,892
	02	2009	13.7296	18.0634	66,499
	02	2008	22.1371	13.7296	109,709
	02	2007	17.4583	22.1371	183,201
	02	2006	13.3833	17.4583	193,141
	02	2005	11.5742	13.3833	182,600
	02	2004	9.0060	11.5742	167,564
	02	2003	6.6976	9.0060	186,540
	02	2002	8.9329	6.6976	184,744
	02	2001	10.0000	8.9329	84,371

	03	2010	17.9116	20.0940	0
	03	2009	13.6279	17.9116	0
	03	2008	21.9955	13.6279	0
	03	2007	17.3642	21.9955	0
	03	2006	13.3246	17.3642	0
	03	2005	11.5350	13.3246	0
	03	2004	8.9846	11.5350	0
	03	2003	6.6885	8.9846	0
	03	2002	8.9298	6.6885	0
	03	2001	10.0000	8.9298	0

	04	2010	17.8359	19.9990	41,197
	04	2009	13.5772	17.8359	51,675
	04	2008	21.9249	13.5772	111,785
	04	2007	17.3172	21.9249	169,200
	04	2006	13.2953	17.3172	186,700
	04	2005	11.5155	13.2953	177,821
	04	2004	8.9740	11.5155	169,319
	04	2003	6.6839	8.9740	170,444
	04	2002	8.9282	6.6839	171,534
	04	2001	10.0000	8.9282	80,157

	05	2010	17.6854	19.8102	70,315
	05	2009	13.4763	17.6854	85,071
	05	2008	21.7842	13.4763	118,959
	05	2007	17.2237	21.7842	160,286
	05	2006	13.2369	17.2237	172,578
	05	2005	11.4764	13.2369	183,109
	05	2004	8.9526	11.4764	191,980
	05	2003	6.6748	8.9526	197,553
	05	2002	8.9251	6.6748	166,262
	05	2001	10.0000	8.9251	63,193

	06	2010	17.4620	19.5302	106,865
	06	2009	13.3263	17.4620	155,184
	06	2008	21.5747	13.3263	184,332
	06	2007	17.0842	21.5747	231,413
	06	2006	13.1496	17.0842	232,352
	06	2005	11.4181	13.1496	253,074
	06	2004	8.9207	11.4181	262,312
	06	2003	6.6611	8.9207	274,499
	06	2002	8.9204	6.6611	275,249
	06	2001	10.0000	8.9204	104,577

MFS® Value Portfolio I Class	01	2010	14.5083	16.0163	0
	01	2009	12.1623	14.5083	0
	01	2008	18.2398	12.1623	0
	01	2007	17.0721	18.2398	0
	01	2006	14.2563	17.0721	0
	01	2005	13.5087	14.2563	0
	01	2004	11.8120	13.5087	22,644
	01	2003	9.5210	11.8120	0
	01	2002	11.1280	9.5210	23,526
	01	2001	12.1507	11.1280	24,071

	02	2010	14.3018	15.7643	196,806
	02	2009	12.0074	14.3018	248,620
	02	2008	18.0350	12.0074	346,876
	02	2007	16.9061	18.0350	556,141
	02	2006	14.1391	16.9061	665,682
	02	2005	13.4180	14.1391	864,916
	02	2004	11.7506	13.4180	873,417
	02	2003	9.4859	11.7506	728,480
	02	2002	11.1037	9.4859	798,402
	02	2001	12.1428	11.1037	761,810

	03	2010	14.1659	15.5988	24,990
	03	2009	11.9054	14.1659	24,620
	03	2008	17.8999	11.9054	29,196
	03	2007	16.7965	17.8999	101,563
	03	2006	14.0616	16.7965	184,968
	03	2005	13.3579	14.0616	217,101
	03	2004	11.7098	13.3579	210,433
	03	2003	9.4625	11.7098	196,432
	03	2002	11.0876	9.4625	209,708
	03	2001	12.1375	11.0876	201,491

	04	2010	14.0982	15.5164	267,654
	04	2009	11.8545	14.0982	342,854
	04	2008	17.8325	11.8545	422,732
	04	2007	16.7418	17.8325	724,038
	04	2006	14.0229	16.7418	885,209
	04	2005	13.3279	14.0229	1,004,386
	04	2004	11.6894	13.3279	1,064,563
	04	2003	9.4508	11.6894	1,096,909
	04	2002	11.0796	9.4508	1,076,900
	04	2001	12.1349	11.0796	1,045,431

	05	2010	13.9637	15.3529	656,017
	05	2009	11.7534	13.9637	756,694
	05	2008	17.6984	11.7534	882,577
	05	2007	16.6329	17.6984	1,430,835
	05	2006	13.9458	16.6329	1,800,972
	05	2005	13.2680	13.9458	2,022,385
	05	2004	11.6487	13.2680	2,126,853
	05	2003	9.4275	11.6487	2,237,046
	05	2002	11.0634	9.4275	2,289,774
	05	2001	12.1296	11.0634	2,162,824

	06	2010	13.7645	15.1108	281,204
	06	2009	11.6033	13.7645	309,809
	06	2008	17.4992	11.6033	374,328
	06	2007	16.4709	17.4992	565,181
	06	2006	13.8309	16.4709	679,200
	06	2005	13.1787	13.8309	742,489
	06	2004	11.5880	13.1787	798,989
	06	2003	9.3926	11.5880	802,335
	06	2002	11.0393	9.3926	772,979
	06	2001	12.1217	11.0393	653,988

MFS® Value Portfolio S Class	01	2010	12.5372	13.8051	3,669
	01	2009	10.5270	12.5372	3,996
	01	2008	15.8401	10.5270	7,900
	01	2007	14.8608	15.8401	10,358
	01	2006	12.4403	14.8608	12,646
	01	2005	11.8162	12.4403	15,693
	01	2004	10.3627	11.8162	18,613
	01	2003	8.3680	10.3627	22,153
	01	2002	9.8049	8.3680	41,705
	01	2001	10.0000	9.8049	0

	02	2010	12.3792	13.6104	155,922
	02	2009	10.4101	12.3792	208,949
	02	2008	15.6882	10.4101	272,536
	02	2007	14.7407	15.6882	410,886
	02	2006	12.3585	14.7407	486,962
	02	2005	11.7563	12.3585	520,698
	02	2004	10.3258	11.7563	572,764
	02	2003	8.3509	10.3258	593,073
	02	2002	9.7998	8.3509	539,530
	02	2001	10.0000	9.7998	151,651

	03	2010	12.2751	13.4824	0
	03	2009	10.3330	12.2751	0
	03	2008	15.5878	10.3330	0
	03	2007	14.6613	15.5878	0
	03	2006	12.3043	14.6613	0
	03	2005	11.7166	12.3043	0
	03	2004	10.3014	11.7166	0
	03	2003	8.3396	10.3014	0
	03	2002	9.7963	8.3396	0
	03	2001	10.0000	9.7963	0

	04	2010	12.2232	13.4186	96,154
	04	2009	10.2945	12.2232	151,187
	04	2008	15.5377	10.2945	215,210
	04	2007	14.6216	15.5377	297,776
	04	2006	12.2773	14.6216	344,425
	04	2005	11.6967	12.2773	365,277
	04	2004	10.2891	11.6967	418,509
	04	2003	8.3339	10.2891	417,138
	04	2002	9.7946	8.3339	355,617
	04	2001	10.0000	9.7946	112,398

	05	2010	12.1200	13.2918	182,028
	05	2009	10.2180	12.1200	246,514
	05	2008	15.4379	10.2180	279,356
	05	2007	14.5426	15.4379	398,392
	05	2006	12.2232	14.5426	413,589
	05	2005	11.6570	12.2232	476,130
	05	2004	10.2646	11.6570	485,707
	05	2003	8.3225	10.2646	474,717
	05	2002	9.7912	8.3225	488,034
	05	2001	10.0000	9.7912	146,164

	06	2010	11.9669	13.1039	227,305
	06	2009	10.1043	11.9669	309,711
	06	2008	15.2895	10.1043	320,195
	06	2007	14.4248	15.2895	431,664
	06	2006	12.1426	14.4248	496,712
	06	2005	11.5977	12.1426	584,443
	06	2004	10.2280	11.5977	651,114
	06	2003	8.3054	10.2280	691,788
	06	2002	9.7860	8.3054	711,007
	06	2001	10.0000	9.7860	200,083

This Prospectus sets forth information about the Contract and the Variable Account that a prospective purchaser should know before investing. Additional information about the Contract and the Variable Account has been filed with the Securities and Exchange Commission in a Statement of Additional Information dated April 29, 2011, which is incorporated herein by reference. The Statement of Additional Information is available upon request and without charge from Sun Life Assurance Company of Canada (U.S.). To receive a copy, return this request form to the address shown below or telephone (800) 752-7216.

To:	Sun Life Assurance Company of Canada (U.S.)
P.O. Box 9133
Wellesley, Massachusetts 02481

Please send me a Statement of Additional Information for
MFS Regatta Choice Variable and Fixed Annuity
Sun Life of Canada (U.S.) Variable Account F.

Name:

Address:

City:	State:	Zip Code:

Telephone: